UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

LAM RESEARCH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 23, 2020

Dear Lam Research Stockholders,

We cordially invite you to attend the Lam Research Corporation 2020 Annual Meeting of Stockholders. The annual meeting will be held on Tuesday, November 3, 2020, at 2:00 p.m. Pacific Standard Time. This year’s annual meeting will be a virtual meeting. You may attend the annual meeting, vote, and submit your questions during the live webcast of the annual meeting by visiting www.virtualshareholdermeeting.com/LRCX2020 and entering the 16-digit control number included in our Notice of Internet Availability or on your proxy card.

At this year’s annual meeting, stockholders will be asked to elect the nine nominees named in the attached proxy statement as directors to serve until the next annual meeting of stockholders, and until their respective successors are elected and qualified; to cast an advisory vote to approve our named executive officer compensation, or “Say on Pay”; and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021. The Board of Directors recommends that you vote in favor of each director nominee and each of these proposals. Management will not provide a business update during this meeting; please refer to our latest quarterly earnings report for our most recently-provided outlook.

Please refer to the proxy statement for detailed information about the annual meeting, each director nominee, and each of the proposals, as well as voting instructions. Your vote is important, and we strongly urge you to cast your vote as soon as possible by the internet, telephone, or mail, even if you plan to attend the meeting.

Sincerely yours,

Abhijit Y. Talwalkar

Chairman of the Board

Notice of 2020 Annual Meeting of Stockholders

4650 Cushing Parkway

Fremont, California 94538

Telephone: 510-572-0200

Meeting Information

Category	Details

Date and Time	Tuesday, November 3, 2020 2:00 p.m. Pacific Standard Time

Place	Via the Internet at www.virtualshareholdermeeting.com/LRCX2020

Record Date	Only stockholders of record at the close of business on September 4, 2020, the “Record Date,” are entitled to notice of, and to vote at, the annual meeting.

Proxy and Annual Report Materials

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 3, 2020

Our notice of 2020 Annual Meeting of Stockholders, proxy statement, and annual report to stockholders are available on the Lam Research website at https://investor.lamresearch.com.

Elect Electronic Delivery - Save Time, Money & Trees

As part of our efforts to be an environmentally responsible corporate citizen, we encourage Lam stockholders to voluntarily elect to receive future proxy and annual report materials electronically.

•  If you are a registered stockholder, please visit
https://enroll.icsdelivery.com/lrcx for simple instructions.

•  If you are a stockholder who owns stock through a broker or brokerage account, please opt for e-delivery at https://enroll.icsdelivery.com/lrcx or by contacting your nominee.

Date of Distribution

This notice, proxy statement and proxy card are first being made available and/or mailed to our stockholders on or about September 23, 2020.

Items of Business

#	Proposal	Our Board’s Recommendation

1.	Election of nine directors to serve until the next annual meeting of stockholders, and until their respective successors are elected and qualified	☑ FOR each Director Nominee

2.	Advisory vote to approve our named executive officer compensation, or “Say on Pay”	☑ FOR

3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021	☑ FOR

Transaction of such other business as may properly come before the annual meeting (including any adjournment or postponement thereof)

Voting

Please vote as soon as possible, even if you plan to attend the annual meeting, on all of the voting matters. You have three options for submitting your vote before the annual meeting:

by the internet,
by telephone, or
by mail.

The proxy statement and the accompanying proxy card provide detailed voting instructions.

IT IS IMPORTANT THAT YOU VOTE to play a part in the future of the Company. Please carefully review the proxy materials for the 2020 Annual Meeting of Stockholders.

By Order of the Board of Directors,

Ava M. Hahn

Secretary

  LAM RESEARCH CORPORATION

  Proxy Statement for 2020 Annual Meeting of Stockholders

Proxy Statement Summary

To assist you in reviewing the proposals to be acted upon at the annual meeting, we call your attention to the following summarized information about the Company, the proposals and voting recommendations, the Company’s director nominees, highlights of the directors’ key qualifications, skills and experiences, board composition, corporate governance, and executive compensation. For more complete information about these topics, please review the complete proxy statement before voting. We also encourage you to read our latest annual report on Form 10-K, which is also available at: https://investor.lamresearch.com. The content of any website referred to in this proxy statement is not a part of nor incorporated by reference in this proxy statement unless expressly noted.

We use the terms “Lam Research,” “Lam,” the “Company,” “we,” “our,” and “us” in this proxy statement to refer to Lam Research Corporation, a Delaware corporation. We also use the term “Board” to refer to the Company’s Board of Directors.

ABOUT LAM RESEARCH CORPORATION

Lam Research is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. We have built a strong global presence with core competencies in areas like nanoscale applications enablement, chemistry, plasma and fluidics, advanced systems engineering, and a broad range of operational disciplines. Our products and services are designed to help our customers build smaller, faster, and better performing devices that are used in a variety of electronic products, including mobile phones, personal computers, servers, wearables, automotive vehicles, and data storage devices. Our vision is to realize full value from the natural technology extensions of our Company.

Our customer base includes leading semiconductor memory, foundry, and integrated device manufacturers that make products such as non-volatile memory, dynamic random-access memory (DRAM), and logic devices. We aim to increase our strategic relevance with our customers by contributing more to their continued success. Our core technical competency is integrating hardware, process, materials, software, and process control enabling results on the wafer.

Semiconductor manufacturing, our customers’ business, involves the complete fabrication of multiple dies or integrated circuits on a wafer. This involves the repetition of a set of core processes and can require hundreds of individual steps. Fabricating these devices requires highly sophisticated process technologies to integrate an increasing array of new materials with precise control at the atomic scale. Along with meeting technical requirements, wafer processing equipment must deliver high productivity and be cost-effective.

Demand from the Cloud, Internet of Things (IoT), and other markets is driving the need for increasingly powerful and cost-efficient semiconductors. At the same time, there are growing technical challenges with traditional scaling. These trends are driving significant inflections in semiconductor manufacturing, such as the increasing importance of vertical 3D scaling strategies as well as multiple patterning to enable shrinks.

We believe we are in a strong position with our leadership and competency in deposition, etch, and clean to facilitate some of the most significant innovations in semiconductor device manufacturing. Several factors create opportunity for sustainable differentiation for us: (i) our focus on research and development, with several on-going programs related to sustaining engineering, product and process development, and concept and feasibility; (ii) our ability to effectively leverage cycles of learning from our broad installed base; (iii) our collaborative focus with ecosystem partners; and (iv) our focus on delivering our multi-product solutions with a goal to enhance the value of Lam’s solutions to our customers.

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Lam Research Corporation 2020 Proxy Statement	1

Figure 1. Fiscal Year 2020 Financial Highlights

Figure 2. Proposals and Voting Recommendations

Voting Matters	Board Vote Recommendation

Proposal No. 1: Election of Directors	FOR each nominee

Proposal No. 2: Advisory Vote to Approve Our Named Executive Officer Compensation, or “Say on Pay”	FOR

Proposal No. 3: Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2021	FOR

Transaction of such other business as may properly come before the annual meeting (including any adjournment or postponement thereof)

Figure 3. Summary Information Regarding Director Nominees

You are being asked to vote on the election of these nine directors. The following table provides summary information about each director nominee as of September 2020, and their biographical information is contained in the “Voting Proposals – Proposal No. 1: Election of Directors – 2020 Nominees for Director” section below.

	Director			Committee Membership (2)			Other Current Public Boards
Name	Age	Since	Independent (1)	AC	CC	NGC

Sohail U. Ahmed	62	2019	Yes

Timothy M. Archer	53	2018	No

Eric K. Brandt	58	2010	Yes	C/FE		M	Dentsply Sirona, Macerich, NortonLifeLock

Michael R. Cannon	67	2011	Yes	M/FE		C	Dialog Semiconductor, Seagate Technology

Catherine P. Lego	63	2006	Yes	*	C	M	Cirrus Logic, Guidewire Software, IPG Photonics

Bethany J. Mayer	58	2019	Yes	M/FE			Box, Marvell Technology Group, Sempra Energy

Abhijit Y. Talwalkar	56	2011	Yes (Chairman)	*	M	M	Advanced Micro Devices, iRhythm Technologies, TE Connectivity

Lih Shyng (Rick L.) Tsai	69	2016	Yes		M		MediaTek

Leslie F. Varon	63	2019	Yes	M/FE			Dentsply Sirona, Hamilton Lane

(1)	Independence determined in accordance with Nasdaq rules.

(2)

Membership and leadership shown will continue through November 1, 2020, on which date certain membership and leadership changes will take effect. See “Governance Matters - Corporate Governance - Board Committees” for details.

AC - Audit committee	C - Chair
CC - Compensation and human resources committee	M - Member
NGC - Nominating and governance committee	FE - Audit committee financial expert (as determined based on SEC rules)
* - Qualifies as an audit committee financial expert (as determined based on SEC rules)

Figure 4. Director Nominee Key Qualifications, Skills and Experiences Highlights

The table below summarizes the key qualifications, skills and experiences of our nominees. Not having a mark does not mean the director nominee does not possess that qualification, skill or experience. The director biographies contained in the “Voting Proposals – Proposal No. 1: Election of Directors – 2020 Nominees for Director” section below describe each director nominee’s background and relevant experience in more detail, and identifies those qualifications, skills and experiences considered most relevant to the decision to nominate candidates to serve on our Board.

Key Qualifications, Skills & Experiences of Director Nominees

Industry Knowledge - Knowledge of and experience with our semiconductor and broader technology industries and markets	X	X	X	X	X	X	X	X	X

Customer/Deep Technology Knowledge - Deep knowledge and understanding of semiconductor processing equipment technologies, including an understanding of our customers’ markets and needs	X	X	X				X	X

Marketing Experience - Extensive knowledge and experience in business-to-business marketing and sales, and services and/or business development, preferably in a capital equipment industry		X	X	X		X	X	X

Leadership Experience - Experience as a current or former chief executive officer (“CEO”), president, chief operating officer and/or general manager of a significant business		X	X	X		X	X	X

Finance Experience - Profit and loss (“P&L”) and financing experience as an executive responsible for financial results of a breadth and level of complexity comparable to the Company		X	X	X	X	X	X	X	X

Global Business Experience - Experience as a current or former business executive of a business with substantial global operations	X	X	X	X		X	X	X	X

Mergers and Acquisitions (“M&A”) Experience - M&A and integration experience (including buy- and sell-side and hostile M&A experience) as a public company director or officer		X	X	X	X	X	X	X	X

Board/Governance Experience - Experience with corporate governance requirements and practices	X	X	X	X	X	X	X	X	X

Cybersecurity Expertise - Understanding of and/or experience overseeing corporate cybersecurity programs, and having a history of participation in relevant cyber education			X	X		X	X

Figure 5. Director Nominee Composition Highlights

The Board is committed to diversity and the pursuit of board refreshment and balanced tenure. The following charts show the tenure, age and diversity of the director nominees. We also separately present the diversity of the director nominees in terms of gender and ethnic/racial diversity.

Continues on next page  ▶

Lam Research Corporation 2020 Proxy Statement	3

Figure 6. Corporate Governance Highlights

Board and Other Governance Information	As of September 2020

Size of Board as Nominated	9

Number of Independent Nominated Directors	8

Number of Nominated Directors Who Attended ≥75% of Meetings	9

Number of Nominated Directors on More Than Four Public Company Boards	0

Number of Nominated Non-Employee Executive Officer Directors Who Are on More Than Two Public Company Boards	0

Limitations on Other Board and Committee Memberships (Page 13)	Yes

Directors Subject to Stock Ownership Guidelines (Page 13)	Yes

Hedging and Pledging Prohibited (Page 9)	Yes

Annual Election of Directors (Page 55)	Yes

Voting Standard (Page 55)	Majority

Plurality Voting Carveout for Contested Elections	Yes

Separate Chair and CEO	Yes

Independent Board Chair (Page 12)	Yes

Independent Directors Meet Without Management Present (Page 12)	Yes

Annual Board (Including Individual Director) and Committee Self-Evaluations (Page 10)	Yes

Annual Independent Director Evaluation of CEO (Pages 14-15)	Yes

Risk Oversight by Full Board and Committees (Page 15)	Yes

Commitment to Board Refreshment and Diversity (Page 10)	Yes

Robust Director Nomination Process (Pages 11)	Yes

Significant Board Engagement (Pages 14-15)	Yes

Board Orientation/Education Program (Pages 10-11)	Yes

Code of Ethics Applicable to Directors (Page 9)	Yes

Stockholder Proxy Access (Pages 11, 67-68)	Yes

Stockholder Ability to Act by Written Consent	Yes

Stockholder Engagement Program (Pages 15-16)	Yes

Poison Pill	No

Publication of annual Corporate Social Responsibility Report on Our Website (Pages 17-18)	Yes

Figure 7. Executive Compensation Highlights

What We Do

Pay for Performance (Pages 22-25) – Our executive compensation program is designed to pay for performance with 100% of the annual incentive program tied to company financial, strategic, and operational performance metrics; 50% of the long-term incentive program tied to relative total shareholder return, or “TSR,” performance; and 50% of the long-term incentive program awarded in stock options and service-based restricted stock units, or “RSUs.”

Three-Year Performance Period for Our 2020 Long-Term Incentive Program (Pages 35-37) – Our current long-term incentive program is designed to pay for performance over a period of three years.

Absolute and Relative Performance Metrics (Pages 25, 30-37) – Our annual and long-term incentive programs for executive officers include the use of absolute and relative performance factors.

Balance of Annual and Long-Term Incentives – Our incentive programs provide a balance of annual and long-term incentives.

Different Performance Metrics for Annual and Long-Term Incentive Programs (Pages 25, 30-37) – Our annual and long-term incentive programs use different performance metrics.

Capped Amounts (Pages 31-37) – Amounts that can be earned under the annual and long-term incentive programs are capped.

Compensation Recovery/Clawback Policy (Page 38) – We have a policy pursuant to which we can recover the excess amount of cash incentive-based compensation granted and paid to our officers who are covered by section 16 of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”

Prohibit Option Repricing – Our stock incentive plans prohibit option repricing without stockholder approval.

Stock Ownership Guidelines (Page 39) – We have stock ownership guidelines for each of our executive officers and certain other senior executives; each of our named executive officers as set forth in Figure 20 has met his or her individual ownership level under the current program or has a period of time remaining under the guidelines to do so.

Independent Compensation Advisor (Page 28) – The compensation and human resources committee benefits from its utilization of an independent compensation advisor retained directly by the committee that provides no other services to the Company.

Stockholder Engagement (Pages 16, 26-27) – We engage with stockholders on an annual basis and stockholder advisory firms on an as needed basis to obtain feedback concerning our compensation program.

What We Don’t Do

Tax “Gross-Ups” for Perquisites, for Other Benefits or upon a Change in Control (Pages 39, 41, 45-49) – Our executive officers do not receive tax “gross-ups” for perquisites, for other benefits, or upon a change in control.(1)

Single-Trigger Change in Control Provisions (Pages 39, 45-47) – None of our executive officers have single-trigger change in control agreements.

(1)	Our executive officers may receive tax gross-ups in connection with relocation benefits that are widely available to all of our employees.

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Lam Research Corporation 2020 Proxy Statement	5

Stock Ownership

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth the beneficial ownership of shares of Lam common stock by: (1) each person or entity who we believe, based on our review of filings made with the United States Securities and Exchange Commission, or the “SEC,” beneficially owned more than 5% of Lam’s common stock on the date set forth below; (2) each current director of the Company; (3) each NEO identified below in the “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis” section; and (4) all current directors and current executive officers as a group. With the exception of 5% owners, and unless otherwise noted, the information below reflects holdings as of September 4, 2020, which is the Record Date for the 2020 Annual Meeting of Stockholders and the most recent practicable date for determining ownership. For 5% owners, holdings are as of the dates of their most recent ownership reports filed with the SEC, which are the most practicable dates for determining their holdings. The percentage of the class owned is calculated using 145,087,944 as the number of shares of Lam common stock outstanding on September 4, 2020.

Figure 8. Beneficial Ownership Table

Name of Person or Identity of Group	Shares Beneficially Owned (#) (1)		Percentage of Class

5% Stockholders

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	12,507,354	(2)	8.62%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	11,789,265	(3)	8.13%

FMR LLC 245 Summer Street Boston, MA 02210	8,975,609	(4)	6.19%

Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, MN 02100	7,927,471	(5)	5.46%

Directors

Sohail U. Ahmed	1,244		*

Timothy M. Archer (also a Named Executive Officer)	134,752		*

Eric K. Brandt	26,965		*

Michael R. Cannon	16,860		*

Youssef A. El-Mansy	19,286		*

Catherine P. Lego	51,368		*

Bethany J. Mayer	1,240		*

Abhijit Y. Talwalkar	14,497		*

Lih Shyng (Rick L.) Tsai	5,640		*

Leslie F. Varon	1,240		*

Named Executive Officers (“NEOs”)

Douglas R. Bettinger	122,328		*

Richard A. Gottscho	21,376		*

Patrick J. Lord	1,807		*

Seshasayee (Sesha) Varadarajan	33,614		*

All current directors and executive officers as a group (17 people)	498,536		*

*	Less than 1%

(1)

Includes shares subject to outstanding stock options that are now exercisable or will become exercisable within 60 days after September 4, 2020, as well as RSUs, that will vest within that time period, as follows:

Shares

Sohail U. Ahmed	770

Timothy M. Archer	66,978

Eric K. Brandt	770

Michael R. Cannon	770

Youssef A. El-Mansy	770

Catherine P. Lego	770

Bethany J. Mayer	770

Abhijit Y. Talwalkar	770

Lih Shyng (Rick L.) Tsai	770

Leslie F. Varon	770

Douglas R. Bettinger	52,361

Richard A. Gottscho	—

Patrick J. Lord	—

Seshasayee (Sesha) Varadarajan	4,861

All current directors and executive officers as a group (17 people)	139,867

The terms of any outstanding stock options that are now exercisable or will become exercisable within 60 days after September 4, 2020, and RSUs that will vest within that time period, are reflected in “Figure 50. FYE2020 Outstanding Equity Awards,” except as described in the following sentences. Scott G. Meikle, Ph.D. and Vahid Vahedi, Ph.D. have options covering 3,876 and 4,861 shares, respectively, which are unexercised and exercisable within 60 days of September 4, 2020. The grants for Drs. Meikle and Vahedi have terms consistent with the terms reflected in “Figure 50. FYE2020 Outstanding Equity Awards.”

As discussed in “Governance Matters – Director Compensation” below, the non-employee directors receive an annual equity grant as part of their compensation. These grants generally vest on October 31, 2020, subject to continued service on the board as of that date, with immediate delivery of the shares upon vesting. For 2020, Messrs. Ahmed, Brandt, Cannon, and Talwalkar; Drs. El-Mansy and Tsai; and Mses. Lego, Mayer and Varon each received grants of 770 RSUs.

(2)

All information regarding BlackRock Inc., or “BlackRock,” is based solely on information disclosed in amendment number 12 to Schedule 13G filed by BlackRock with the SEC on February 5, 2020 on behalf of BlackRock and certain subsidiaries. According to the Schedule 13G filing, of the 12,507,354 shares of Lam common stock reported as beneficially owned by BlackRock as of December 31, 2019, BlackRock had sole voting power with respect to 10,810,314 shares, did not have shared voting power with respect to any shares, had sole dispositive power with respect to 12,507,354 shares, and did not have shared dispositive power with respect to any shares of Lam common stock.

(3)

All information regarding The Vanguard Group, Inc., or “Vanguard,” is based solely on information disclosed in amendment number eight to Schedule 13G filed by Vanguard with the SEC on February 12, 2020. According to the Schedule 13G filing, of the 11,789,265 shares of Lam common stock reported as beneficially owned by Vanguard as of December 31, 2019, Vanguard had sole voting power with respect to 223,325 shares, had shared voting power with respect to 40,960 shares, had sole dispositive power with respect to 11,537,870 shares, and had shared dispositive power with respect to 251,395 shares of Lam common stock. The 11,789,265 shares of Lam common stock reported as beneficially owned by Vanguard include 171,910 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, as a result of it serving as investment manager of collective trust accounts, and 128,396 shares beneficially owned by Vanguard Investments Australia, Ltd., a wholly–owned subsidiary of Vanguard, as a result of it serving as investment manager of Australian investment offerings.

(4)

All information regarding FMR LLC, or “FMR,” is based solely on information disclosed in the Schedule 13G filed by FMR with the SEC on February 7, 2020 on behalf of FMR, Abigail P. Johnson, certain of FMR’s subsidiaries and affiliates, and other companies. According to the Schedule 13G filing, of the 8,975,609 shares of Lam common stock reported as beneficially owned by FMR as of December 31, 2019, FMR had sole voting power with respect to 1,174,896 shares, did not have shared voting power with respect to any shares, had sole dispositive power with respect to 8,975,609 shares, and did not have shared dispositive power with respect to any shares of Lam common stock.

(5)

All information regarding Ameriprise Financial, Inc., or “Ameriprise,” is based solely on information disclosed in amendment number seven to Schedule 13G filed by Ameriprise with the SEC on February 14, 2020. According to the Schedule 13G filing, of the 7,927,471 shares of Lam common stock reported as beneficially owned by Ameriprise as of December 31, 2019, Ameriprise did not have sole voting power with respect to any shares, had shared voting power with respect to 7,276,439 shares, did not have sole dispositive power with respect to any shares, and had shared dispositive power with respect to 7,927,471 shares of Lam common stock. According to the Schedule 13G filing, Ameriprise, as the parent company of Columbia Management Investment Advisers, LLC, or “Columbia,” may be deemed to have, but disclaims, beneficial ownership of the shares reported by Columbia in the Schedule 13G filing. Accordingly, the shares reported as beneficially owned by Ameriprise include those shares separately reported as beneficially owned by Columbia.

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Lam Research Corporation 2020 Proxy Statement	7

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors, and people who own more than 10% of a registered class of our equity securities to file an initial report of ownership (on a Form 3) and reports on subsequent changes in ownership (on Forms 4 or 5) with the SEC by specified due dates. Our executive officers, directors, and greater-than-10% stockholders are also required by SEC rules to furnish us with copies of all section 16(a) forms they file. We are required to disclose in this proxy statement any failure to file any of these reports on a timely basis. Based solely on our review of the copies of the forms filed electronically with the SEC, and on written representations from certain reporting persons, we believe that all of these requirements were satisfied during fiscal year 2020, with the exception of one late Form 4 for Scott Meikle, Ph.D., filed on November 21, 2019 to report the sale of 2,000 shares of Lam Research common stock on November 1, 2019. In addition, on August 12, 2020, Dr. El-Mansy filed a Form 5 reporting transfers of shares of Lam Research common stock held by Dr. El-Mansy to a family trust on nine occasions during fiscal years 2014, 2015, 2016, 2017 and 2018. Following the transfers, the transferred shares held by the trust continued to be reported as directly held and beneficially owned by Dr. El-Mansy. The transfers should have been reported on Form 5s filed within 45 days following the end of each of those fiscal years, and the shares held by the trust thereafter reported as indirectly held and beneficially owned by Dr. El-Mansy.

Governance Matters

Corporate Governance

Our Board and members of management are committed to responsible corporate governance to manage the Company for the long-term benefit of its stockholders. To that end, the Board and management periodically review and update, as appropriate, the Company’s corporate governance policies and practices. As part of that process, the Board and management consider the requirements of federal and state law, including rules and regulations of the SEC; the listing standards for the Nasdaq Global Select Market, or “Nasdaq”; published guidelines and recommendations of proxy advisory firms; published guidelines of some of our top stockholders; published guidelines of other selected public companies; and any feedback we receive from our stockholders. A list of key corporate governance practices is provided in the “Proxy Statement Summary” above.

Corporate Governance Policies

We have instituted a variety of policies and procedures to foster and maintain responsible corporate governance, including the following:

Figure 9. Policies and Procedures Summary

Policy or Procedure	Summary

Board committee charters*

Each of the Board’s audit, compensation and human resources, and nominating and governance committees has a written charter adopted by the Board that delegates authority and responsibilities to the committee.

Each committee reviews its charter, and the nominating and governance committee reviews the charters of all of the committees, annually and recommends changes to the Board, as appropriate. See “Board Committees” below for additional information regarding these committees.

Corporate governance guidelines*

We adhere to written corporate governance guidelines, adopted by the Board and reviewed annually by the nominating and governance committee and the Board.

Selected provisions of the guidelines are discussed below, including in the “Board Nomination Policies and Procedures,” “Director Independence Policies,” and “Other Governance Practices” sections below.

Corporate Code of Ethics*

We maintain a code of ethics that applies to all employees, officers, and members of the Board.

The code of ethics establishes standards reasonably necessary to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and full, fair, accurate, timely, and understandable disclosure in the periodic reports we file with the SEC and in other public communications. We will promptly disclose to the public any amendments to, or waivers from, any provision of the code of ethics to the extent required by applicable laws. We intend to make this public disclosure by posting the relevant material on our website, to the extent permitted by applicable laws.

Global Standards of Business Conduct*	We maintain written standards of business conduct to address a variety of situations that apply to our worldwide workforce. Among other things, these global standards of business conduct address relationships and/or conduct with one another, with Lam (including conflicts of interest, safeguarding of Company assets, and protection of confidential information), and with other companies and stakeholders (including anti-corruption).

Insider Trading Policy	Our insider trading policy restricts the trading of Company stock by our directors, officers, and employees, and includes provisions addressing insider blackout periods and prohibiting pledges of Company stock, and prohibiting such persons from engaging in hedging transactions, such as “cashless” collars, forward sales, equity swaps and other similar arrangements. Investments in exchange funds may be permitted on a case-by-case basis if the fund is broadly diversified.

*	A copy is available on the Investors section of our website at https://investor.lamresearch.com/corporate-governance.

Our Approach To Ensuring Board Effectiveness

As part of the Board’s commitment to responsible corporate governance, we have developed a number of practices that together serve to ensure that, over time, the Board continues to function in an effective manner that serves the long-term interests of the Company and its stockholders. Several of the practices that we consider to be most important and summarized in Figure 10 below, and the practices themselves are described in greater detail below.

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Lam Research Corporation 2020 Proxy Statement	9

Figure 10. Board Effectiveness Practices

Board and committee evaluations. Every year, the Board conducts a self-evaluation of the Board, its committees, and the individual directors, overseen by the nominating and governance committee. From time to time, the evaluation is facilitated by an independent third-party consultant. The evaluation solicits the opinions of the directors regarding the effectiveness of the Board, Board committees, and individual directors in fulfilling its/their obligations. Feedback on Board and committee effectiveness is provided to the full Board for discussion, and feedback regarding individual director performance is provided to each individual director. The Board and committees identify and hold themselves accountable for action items stemming from the evaluation. The results of the evaluations are also considered as part of the director nomination process.

Board composition, diversity and refreshment. The Board and the nominating and governance committee regard board refreshment as important, and strive to maintain an appropriate balance of tenure, turnover, diversity, and skills to meet the needs of the Company and the Board. In consideration of the Company’s evolving strategic priorities and as part of its refreshment planning, the nominating and governance committee regularly evaluates the Board’s composition, skills and experiences, diversity, and committee assignments to ensure that the Board functions effectively. See “Proxy Statement Summary - Figure 4. Director Nominee Key Qualifications, Skills and Experiences Highlights” and “Proxy Statement Summary - Figure 5. Director Nominee Composition Highlights” for additional information. In line with the Board’s pursuit of board refreshment and balanced tenure, the Board in 2019 appointed three new directors.

The Board is committed to diversity, and for many years, the composition of the Board has reflected that commitment. As illustrated in “Proxy Statement Summary - Figure 5. Director Nominee Composition Highlights”, 67% of our nominees are diverse either as to gender or as to ethnicity/race. Every year since 2006, the Board has had at least two female directors, and starting in 2019, the total number of female directors increased to three. This year, 33% of our nominees are diverse with respect to ethnicity/race. In addition, over the last 10 years, the Board has appointed directors who have expanded the experiences, areas of substantive expertise, and geographic and industry diversity of the Board, as illustrated by the information provided in their biographies under “Voting Proposals - Proposal No. 1: Election of Directors - 2020 Nominees for Director” below.

The Board is also committed to the pursuit of Board refreshment and balanced tenure. The Board believes that new perspectives and ideas are important to a forward-looking and strategic board, as is the ability to benefit from the valuable experience and familiarity of longer-serving directors who can bring to bear their learnings from their experience with the Company and with the industry and business environment in which the Company operates. Our corporate governance guidelines do not impose a term limit on Board service; however, the Board regularly assesses the directors’ tenure mix and strives to maintain a balance that will ensure both fresh perspectives and experience on the Board.

The Board also considers refreshment and tenure with respect to the leadership and membership of its standing committees, and the nominating and governance committee evaluates short-term and long-term roadmaps for committee membership and leadership on a regular basis.

Director onboarding and education. To ensure that new directors are able to effectively participate in and contribute to the Board as quickly as possible, we provide a comprehensive orientation and onboarding program for our new directors. Upon joining the Board, new directors participate in an orientation program which includes introductions to other Board members and our senior management team, and in depth learning about our industry, business, technology, operations, culture, people, performance, strategic plans, risk management and corporate governance practices, among other topics. The onboarding process also includes tours of one or more of our manufacturing or lab facilities. In addition, each new director is partnered with a longer-tenured director to facilitate his or her integration into the Board. First time directors (i.e. those without prior public company board experience) are encouraged to attend an outside course shortly after joining the Board.

Our Board is also committed to ongoing education. Our corporate governance guidelines provide that directors are expected to participate in educational events sufficient to maintain their understanding of their duties as directors and to enhance their ability to fulfill their responsibilities. In addition to any external educational opportunities that the directors find useful, the Company and the board leadership are expected to facilitate such participation by arranging for appropriate educational presentations from time to time.

Board Nomination Policies and Procedures

Board membership criteria. Under our corporate governance guidelines, the nominating and governance committee is responsible for recommending nominees to the independent directors, and the independent directors nominate the slate of directors for approval by our stockholders. In making its recommendations, whether for new or incumbent directors, the committee assesses the appropriate balance of experience, skills, and characteristics required for the Board at the time.

Factors to be considered by the nominating and governance committee may include, but are not limited to:

•	experience;
•	business acumen;
•	wisdom;
•	integrity;
•	judgment;
•	the ability to make independent analytical inquiries;
•	the ability to understand the Company’s business environment;
•	the candidate’s willingness and ability to devote adequate time to board duties;
•	diversity with respect to any attribute(s) the Board considers appropriate, including geographic, gender, age, and ethnic diversity;
•	specific skills, background, or experience considered necessary or desirable for board or committee service;
•	specific experiences with other businesses or organizations that may be relevant to the Company or its industry; and
•	the interplay of a candidate’s experiences and skills with those of other Board members.

In addition, our corporate governance guidelines provide that a director may not be nominated for re-election or reappointment to the Board after having attained the age of 75 years. To be nominated, a new or incumbent candidate must provide an irrevocable conditional resignation that will be effective upon (1) the director’s failure to receive the required majority vote at an annual meeting at which the nominee faces re-election and (2) the Board’s acceptance of such resignation.

Upon the recommendations of the nominating and governance committee, the independent members of the Board have nominated nine of our current directors for re-election to serve on the Board. One current director, Dr. El-Mansy, was ineligible to be nominated under the age requirement described above, and as previously disclosed in a current report on Form 8-K, is retiring from the Board effective as of November 1, 2020. The size of the Board will be reduced to nine prior to the annual meeting. Each nominee’s key qualifications, skills, and attributes considered most relevant to the nomination of the candidate to serve on the Board are reflected in his or her biography under “Voting Proposals - Proposal No. 1: Election of Directors - 2020 Nominees for Director” below. For a summary of the key qualifications, skills, and attributes of the nominees to the Board, see “Proxy Statement Summary - Figure 4. Director Nominee Key Qualifications, Skills and Experiences Highlights.”

Nomination procedure. The nominating and governance committee sets specific qualifications for new directors, and identifies, screens, evaluates, and recommends qualified candidates for appointment or election to the Board. The committee considers recommendations from a variety of sources, including search firms, Board members, executive officers, and stockholders. Nominations for election by the stockholders are made by the independent members of the Board. New candidates to join the Board typically meet with our chair, our lead independent director (if applicable), members of the nominating and governance committee, additional board members, and our president and CEO, as well as representatives of the Company’s executive team, prior to being considered for recommendation by the nominating and governance committee for appointment to the Board. See “Voting Proposals - Proposal No. 1: Election of Directors - 2020 Nominees for Director” below for additional information regarding the 2020 candidates for election to the Board.

Certain provisions of our bylaws apply to the nomination or recommendation of candidates by a stockholder. For example, our bylaws provide that under certain circumstances, a stockholder, or group of up to 20 stockholders, who have maintained continuous ownership of at least three percent (3%) of our common stock for at least three years may nominate and include a specified number of director nominees in our annual meeting proxy statement that cannot exceed the greater of two or 20% of the aggregate number of directors then serving on the Board (rounded down). Information regarding the nomination procedure is provided in the “Voting and Meeting Information - Other Meeting Information - Stockholder-Initiated Proposals and Nominations for 2021 Annual Meeting” section below.

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Lam Research Corporation 2020 Proxy Statement	11

Director Independence Policies

Board independence requirements. Our corporate governance guidelines require that a majority of the Board members be independent. No director will qualify as “independent” unless the Board affirmatively determines that the director qualifies as independent under the Nasdaq rules and has no relationship that would interfere with the exercise of independent judgment as a director. In addition, no non-employee director may serve as a consultant or service provider to the Company without the approval of a majority of the independent directors (and any such director’s independence must be reassessed by the full Board following such approval).

Board member independence. The Board has determined that all current directors, other than Mr. Archer, are independent in accordance with Nasdaq criteria for director independence. In making the determination, the Board considered prior employment with the Company, disclosed related party transactions, known familial relationships of directors with employees (not involving immediate family members) and commercial transactions involving other parties with common directorships, none of which qualified as related party transactions or were considered by the Board to interfere with the exercise of independent judgment as a director.

Board committee independence. All members of the Board’s audit, compensation and human resources, and nominating and governance committees must be non-employee or outside directors and independent in accordance with applicable Nasdaq criteria as well as Rule 16b-3 of the Exchange Act. See “Board Committees” below for additional information regarding these committees.

Lead independent director. Our corporate governance guidelines authorize the Board to designate a lead independent director from among the independent members. As described below under “Leadership Structure of the Board,” an independent director, Mr. Talwalkar, currently serves as chairman of the Board, and as a result the Board has not designated a lead independent director.

Executive sessions of independent directors. The Board and its audit, compensation and human resources, and nominating and governance committees hold meetings of the independent directors and committee members, without management present, as part of each regularly scheduled meeting and at any other time at the discretion of the Board or committee, as applicable.

Board access to independent advisors. The Board as a whole, and each standing Board committee separately, has the complete authority to retain, at the Company’s expense, and terminate, in their discretion, any independent consultants, counselors, or advisors as they deem necessary or appropriate to fulfill their responsibilities.

Leadership Structure of the Board

The Company’s governance framework provides the Board with the authority and flexibility necessary to select the appropriate leadership structure for the Board. In making determinations about the leadership structure, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders.

Under our corporate governance guidelines, the Board’s leadership structure includes a chair and may also include a separate lead independent director. Currently, Mr. Talwalkar, an independent director, serves as chairman of the Board, and as a result the Board has not designated a lead independent director.

The chair’s duties include (1) preparing the agenda for the Board meetings with input from the CEO, the Board, and the committee chairs; (2) upon invitation, attending meetings of any of the Board committees of which he or she is not a member; (3) conveying to the CEO, together with the chair of the compensation and human resources committee, the results of the CEO’s performance evaluation; (4) reviewing proposals submitted by stockholders for action at meetings of stockholders and, depending on the subject matter, determining the appropriate body, among the Board or any of the Board committees, to evaluate each proposal, and making recommendations to the Board regarding action to be taken in response to such proposal; (5) as requested by the Board, providing reports to the Board on the chair’s activities; (6) coordinating and developing the agenda for, and moderating executive sessions of the Board’s independent directors; (7) conveying to the CEO, as appropriate, discussions from executive sessions of the Board’s independent directors; and (8) performing such other duties as the Board may reasonably request from time to time.

Other Governance Practices

In addition to the principal policies and procedures described above, we have established a variety of other practices to enhance our corporate governance, including the following:

Director resignation or notification of change in executive officer status. Under our corporate governance guidelines, any director who is also an executive officer of the Company must offer to submit his or her resignation as a director to the Board if the director ceases to be an executive officer of the Company. The Board may accept or decline the offer, in its discretion. The corporate governance guidelines also require a non-employee director to notify the nominating and governance committee if the director changes or retires from his or her executive position at another public company. The nominating and governance committee reviews the appropriateness of the director’s continuing Board membership under the circumstances, and the director is expected to act in accordance with the nominating and governance committee’s recommendations.

Limitations on other board and committee memberships. The Board believes that it is critical that directors dedicate sufficient time to their service on the Board. Under our corporate governance guidelines, Board members may not serve on more than four public company boards (including service on the Company’s Board). Non-employee directors who are executive officers at other public companies may not serve on more than two public company boards (including the Company’s Board). In addition, non-employee directors may not serve on more than three audit committees of public company boards (including the Company’s audit committee), unless approved by the nominating and governance committee. Finally, the Company’s CEO may not serve on more than one other public company board.

Director and executive stock ownership. Under the corporate governance guidelines, each director is expected to own at least the lesser of five times the value of the annual cash retainer (not including any committee chair or other supplemental retainers for directors) or 5,000 shares of Lam common stock, by the fifth anniversary of his or her initial election to the Board. Guidelines for stock ownership by designated members of the executive management team are described below under “Compensation Matters—Executive Compensation and Other Information—Compensation Discussion and Analysis.” All of our directors and designated members of our executive management team were in compliance with the Company’s applicable stock ownership guidelines at the end of fiscal year 2020 or have a period of time remaining under the guidelines to meet the requirements.

Communications with board members. Any stockholder who wishes to communicate directly with the Board, with any Board committee, or with any individual director regarding the Company may write to the Board, the committee, or the director c/o Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538. The Secretary will forward all such communications to the appropriate director(s).

Any stockholder, employee, or other person may communicate any complaint regarding any accounting, internal accounting control, or audit matter to the attention of the Board’s audit committee by sending written correspondence by mail (to Lam Research Corporation, Attention: Board Audit Committee, P.O. Box 5010, Fremont, California 94537-5010) or by telephone (855-208-8578) or internet (through the Company’s third-party provider website at www.lamhelpline.ethicspoint.com). The audit committee has established procedures to ensure that employee complaints or concerns regarding audit or accounting matters will be received and treated anonymously (if the complaint or concern is submitted anonymously and if permitted under applicable law).

Meeting Attendance

Our Board held a total of ten meetings during fiscal year 2020. The number of committee meetings held is shown in Figures 11-13. All of the directors attended at least 75% of the aggregate number of Board meetings and meetings of Board committees on which they served during their tenure in fiscal year 2020.

We expect our directors to attend the annual meeting of stockholders each year unless unusual circumstances make attendance impractical. All of the individuals who were directors as of the 2019 annual meeting of stockholders attended that meeting.

Board Committees

The Board has three standing committees: an audit committee, a compensation and human resources committee, and a nominating and governance committee. The purpose, membership, and charter of each are described below. Copies of each charter are available on the Investors section of our website at https://investor.lamresearch.com/corporate-governance.

Figure 11. Audit Committee

Membership (1)(2)	Independence (4)	Meetings in FY2020	Purpose

Eric K. Brandt (Chair) (3) Michael R. Cannon (3) Bethany J. Mayer (3) Leslie F. Varon (3)	4 of 4	10

Purpose is to oversee the Company’s accounting and financial reporting processes, the Company’s Internal Audit Program, its investment policies and performance, its information security (including cybersecurity), its Ethics and Compliance Program, and the audits of our financial statements, including the system of internal controls.

As part of its responsibilities, the audit committee reviews and oversees potential conflict of interest situations, transactions required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC, and any other transaction involving an executive or Board member.

(1)	As of September 4, 2020. Effective November 1, 2020, Leslie F. Varon will become the chair and Catherine P. Lego will become a member, and Eric K. Brandt will no longer be a member of the committee.

(2)	Each member is able to read and understand fundamental financial statements as required by the Nasdaq listing standards.

(3)	Each is an “audit committee financial expert” as defined in the SEC rules.

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Lam Research Corporation 2020 Proxy Statement	13

(4)	The Board concluded that all members are non-employee directors who are independent in accordance with the Nasdaq listing standards and SEC rules for audit committee member independence.

Figure 12. Compensation and Human Resources Committee

Membership (1)	Independence (2)	Meetings in FY2020	Purpose

Youssef A. El-Mansy Catherine P. Lego (Chair) Abhijit Y. Talwalkar Lih Shyng (Rick L.) Tsai	4 of 4	5

Purpose is to discharge certain responsibilities of the Board relating to executive compensation; to oversee incentive, equity-based plans, and other compensatory plans in which the Company’s executive officers and/or directors participate; to produce an annual report on executive compensation for inclusion as required in the Company’s annual proxy statement; and to discharge certain responsibilities of the Board with respect to organization and people matters.

The committee is authorized to perform the responsibilities referenced above and described in its charter.

(1)

As of September 4, 2020. Effective November 1, 2020, Eric K. Brandt will become the chair and Sohail U. Ahmed will become a member, and Youssef A. El-Mansy and Catherine P. Lego will no longer be members of the committee.

(2)

The Board concluded that all members of the compensation and human resources committee are non-employee directors who are independent in accordance with Rule 16b-3 of the Exchange Act and the Nasdaq criteria for director and compensation committee member independence.

Figure 13. Nominating and Governance Committee

Membership (1)	Independence (2)	Meetings in FY2020	Purpose

Eric K. Brandt Michael R. Cannon (Chair) Catherine P. Lego Abhijit Y. Talwalkar	4 of 4	4

Purpose is to identify individuals qualified to serve as members of the Board of the Company, to recommend nominees for election as directors of the Company, to oversee self-evaluations of the Board’s performance, to develop and recommend corporate governance guidelines to the Board, and to provide oversight with respect to corporate governance.

The nominating and governance committee will consider for nomination persons properly nominated by stockholders in accordance with the Company’s bylaws and other procedures described below under “Voting and Meeting Information - Other Meeting Information - Stockholder-Initiated Proposals and Nominations for the 2021 Annual Meeting.” Subject to then-applicable law, stockholder nominations for director will be evaluated by the Company’s nominating and governance committee in accordance with the same criteria as is applied to candidates identified by the nominating and governance committee or other sources.

(1)	As of September 4, 2020.

(2)	The Board concluded that all members of the nominating and governance committee are non-employee directors who are independent in accordance with the Nasdaq criteria for director independence.

Board’s Role and Engagement

General. The Board oversees the management of the business and affairs of the Company. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved for the stockholders. Board agendas facilitate dialogue between the Board and management regarding drivers of long-term stockholder value and key strategic and operational risks.

The Board and its committees have the primary responsibilities for:

•

overseeing the Company’s business strategies, and approving the Company’s capital allocation plans and priorities, annual operating plan, and major corporate actions as set forth in the below sub-bullets;

°	A strategic plan is presented to the Board for discussion on an annual basis;
°	An operating plan is presented to the Board for discussion on an annual basis, and updates are presented at each quarterly Board meeting;
°	Capital allocation plans and priorities are discussed on a quarterly basis; and

°	Other major corporate actions are presented and discussed as part of management updates and as special agenda topics, as appropriate.
•	appointing, annually evaluating the performance of, and approving the compensation of the CEO;
•	reviewing with the CEO the performance of the Company’s other executive officers and approving their compensation;
•	reviewing and approving CEO and top leadership succession planning;
•	advising and mentoring the Company’s senior management;
•	overseeing the Company’s internal controls over financial reporting and disclosure controls and procedures;
•	overseeing the Company’s ethics and compliance programs, including the Company’s code of ethics; and
•	overseeing the Company’s material risks and enterprise risk management processes and programs.

Risk Oversight. The Board is actively engaged in risk oversight. Management regularly reports to the Board on its risk assessments and risk mitigation strategies for the major risks of our business. Generally, the Board exercises its oversight responsibility directly; however, in specific cases, such responsibility has been delegated to committees of the Board. Committees that have been charged with risk oversight regularly report to the Board on those risk matters within their areas of responsibility. Risk oversight responsibility has been allocated between the Board and its committees as summarized in Figure 14 and described in more detail below.

Figure 14. Risk Oversight

•

Our audit committee oversees risks related to the Company’s accounting and financial reporting, internal controls, annual financial statement audits, independent registered public accounting firm, internal audit function, related party transactions, ethics and compliance program, investment policy and portfolio, hedging strategies, and tax strategies. The audit committee also oversees our information security program (including cybersecurity), with the responsibility of recommending such Board action as it deems appropriate.

•

Our compensation and human resources committee oversees risks related to the Company’s equity and executive compensation programs and plans, executive succession plans, employee engagement programs, and environmental, social and governance, or “ESG,” matters relating to the Company’s workforce, including inclusion and diversity.

•

Our nominating and governance committee oversees risks related to corporate governance, board effectiveness, director independence, Board and committee composition, and ESG matters not assigned to other committees.

Stockholder Engagement

We believe that engagement with our stockholders is an important part of effective corporate governance. Our senior management, including our president and CEO, chief financial officer (CFO) and members of our Investor Relations team, maintain regular contact with a broad base of investors through quarterly earnings calls, meetings, investor day events, industry conferences and other investor and industry events. In addition, we regularly engage with major stockholders on governance matters, including executive compensation and ESG topics. The outreach is generally conducted outside of our proxy solicitation period and, depending on the topics, includes members of our Legal, Investor Relations and Human Resources functions, and may also include members of the Board. During the proxy solicitation period, we may also engage with our stockholders about topics to be addressed at our annual meeting of stockholders. Our process for engaging with stockholders on governance topics and annual meeting proposals is summarized in Figure 15 below.

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Lam Research Corporation 2020 Proxy Statement	15

Figure 15. Stockholder Governance Engagement Cycle

Before Annual Meeting Engage with stockholders to answer questions and obtain feedback on governance matters and annual meeting matters	During Annual Meeting Stockholders vote on election of directors, say on pay, and other management and stockholder proposals	After Annual Meeting Review annual meeting results and stockholder feedback with Board and recommend responsive actions

Through these engagements, we receive valuable input from our stockholders which helps us to evaluate key initiatives from additional perspectives. We share the opinions and information received from our stockholders with the Board. Over the last few years, we have heard from stockholders about their views on subjects such as executive compensation, ESG considerations, culture, leadership transitions, proxy access, returning capital to stockholders, director tenure, board refreshment, director skills and experiences, and board and workforce diversity. Understanding the feedback shared with us, we have adopted proxy access, have maintained our focus on board diversification, board refreshment based on skills and experiences, workforce diversity, and pay for performance, and have enhanced our proxy statement and Corporate Social Responsibility, or CSR, Report disclosures.

We engaged in extensive stockholder outreach on governance topics and annual meeting proposals in 2019, both prior to and during the proxy solicitation period, as illustrated in Figure 16 below. After Institutional Shareholder Services, or ISS, issued a voting recommendation against our Say on Pay proposal, we supplemented the outreach we had carried out prior to the proxy solicitation period, by contacting stockholders holding in total over 50% of our shares and offering the opportunity to discuss any concerns they might have with either Ms. Lego, the chair of the compensation and human resources committee, or Mr. Talwalkar, our then lead independent director (and current Board chairman). Ms. Lego or Mr. Talwalkar participated in meetings with stockholders holding in total approximately 29% of our shares. We have summarized our governance outreach efforts, and described the topics discussed, in Figure 16 below, as well as in “Compensation Discussion and Analysis – Overview of Executive Compensation – 2019 Say on Pay Voting Results and Stockholder Outreach”:

Figure 16. 2019 Stockholder Governance Outreach Summary

Topics	What we heard from our stockholders	Our Perspective/How we responded

Leadership, culture and human capital	Certain stockholders were interested in the leadership changes, company culture, and the Board’s role with respect to culture and human capital	We consider leadership succession, culture and employee engagement to be top priorities. Under the Board’s supervision, we have taken various initiatives to create a more open, inclusive and diverse culture. We have added additional detail to explain the Board’s role in the Company’s culture and leadership (see “Culture and Human Capital Management” on page 17). In addition, for calendar year 2020, all of our named executive officers have goals and objectives related to culture, talent, and inclusion and diversity as part of our annual incentive program (see “Compensation Discussion and Analysis – Overview of Executive Compensation –2019 Say on Pay Voting Results and Stockholder Outreach” on pages 26-27).

Corporate governance	Certain stockholders were interested in Board changes and the director nomination and onboarding processes	We have added additional detail regarding our director onboarding process and our director refreshment process (see “Our Approach To Ensuring Board Effectiveness” on pages 9-11).

Corporate Social Responsibility	Our stockholders expressed satisfaction with our CSR program and reporting	We continue to enhance our CSR program and reporting. We have added additional detail regarding our CSR program (see “Corporate Social Responsibility” on pages 17-18).

Executive Compensation	See “Compensation Discussion and Analysis – Overview of Executive Compensation – 2019 Say on Pay Voting Results and Stockholder Outreach” on pages 26-27.

Culture and Human Capital Management

The Board is actively engaged in overseeing our culture and the management of human capital. In 2019, the Board amended the charter of what was previously known as the compensation committee (now the compensation and human resources committee) to include additional responsibilities with respect to organizational and people matters, including the review of executive officer succession plans as described below, review of employee engagement programs, and review of ESG matters relating to the Company’s workforce, including inclusion and diversity and the workforce portion of the Company’s CSR report.

One of the Board’s primary responsibilities is to oversee the performance, development and succession of our executive talent; however, the Board’s investment in people development extends beyond the executive team. The Board and the compensation and human resources committee engage with management across a broad range of human capital related topics. Under the Board’s oversight, we have focused on employee engagement, inclusion and diversity, professional development, recognition, safety, and wellness, with the goal of ensuring Lam is a place where everyone can do their best work. In 2019, we started conducting a new series of employee pulse surveys focused on employee engagement, culture, inclusion and diversity, manager effectiveness, and communications. The surveys provide management and the Board with valuable employee feedback and help ensure the executive leadership team is focused on and held accountable for fostering and promoting a culture that is consistent with Lam’s Mission, Vision and Core Values and our inclusion and diversity goals. Based on employee feedback, we launched a new inclusion and diversity training program focused on unconscious bias and microinequities, expanded self-service resources available for professional development, facilitated the creation of additional employee resource groups, created new job rotation and mentoring programs, and expanded our management training offerings. As is discussed below in “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis,” for calendar year 2020, all of our named executive officers have compensation goals related to culture, talent, and inclusion and diversity, to help ensure the members of our executive team are aligned with our corporate goals in these areas and are accountable for the results achieved.

The Board believes that visits to Company facilities and direct engagement with employees enable it to judge the Company’s cultural journey first-hand. Since 2017, the Board has visited our facilities in Fremont, Livermore, Tualatin, Taiwan and South Korea, and met directly with employees in small groups at all these locations in order to engage with and hear directly from them. Due to the pandemic, these in-person meetings have been paused in recent months, and are expected to resume when the circumstances permit.

We are committed to equal opportunity and non-discrimination in our employment practices, including equitable compensation for work performed. The charter of our compensation and human resources committee includes oversight responsibility for our compensation policies and practices related to pay equity laws. We maintain robust employment policies and procedures to reinforce our commitment to equal opportunity, non-discrimination, and pay equity. Our policies and procedures prohibit discrimination, harassment or retaliation in any aspect of employment, including recruiting, hiring, promotion, or compensation.

Corporate Social Responsibility

An important part of advancing the industry and empowering progress is being a socially responsible company. We invest in environmental, social, and economic responsibility across our business and integrate corporate social responsibility principles into our day-to-day operations. Our CSR strategy is composed of six key pillars. This framework focuses our attention on our most important topics and pressing challenges, while helping us to deliver value to our stakeholders.

Business and Governance. Our core values underpin our commitments to sustainable growth and to making a positive contribution to people and the planet. We are committed to responsible and sustainable business practices and continuous improvement in our own operations, in our partnerships with our customers, across our supply chain and in our engagements with our other stakeholders. Goals and objectives are approved by senior leadership, including the CEO. Our management also meets regularly with the Board and its committees to discuss CSR strategy, gain alignment on plans and goals, and report on progress.

Workplace. As described above in the “Culture and Human Capital Management” section, guided by our Core Values, we strive to provide a work environment that fosters inclusion and diversity, ensures every voice can be heard, and enables employees to achieve their full potential. We aim to maintain a collaborative, supportive, and opportunity-rich culture that enhances innovation and employee engagement. Throughout the COVID-19 pandemic, our focus and priority have remained on the health, safety, and well-being of our employees. We implemented health and safety procedures throughout our sites, distributed relief and recovery funds to employees, and offered benefits and other employee assistance programs to those experiencing disruptions due to the pandemic.

Community. We believe that positively involving our employees and giving back to our community is central to our culture and an expression of our Core Values. Our charitable giving includes employee volunteer hours, the Lam Research Foundation grant program, and employee donations. Our global philanthropy and volunteerism programs provide financial and human services to improve education and quality of life in the communities in which we operate. As a successful equipment supplier in the technology industry, we encourage students to pursue science, technology, engineering and math, or “STEM,” careers, engage in activities

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Lam Research Corporation 2020 Proxy Statement	17

that give young people visibility into careers in the semiconductor industry, and support those students who demonstrate excellence in the STEM fields. We are also committed to creating positive impacts in communities around the world by contributing to local, national, and international organizations that support community needs such as hunger, food and water security, disadvantaged children and senior citizens, health improvement, and environmental protection. As part of our COVID-19 relief and recovery efforts, we have donated funds to our communities for both short-term assistance and longer-term recovery, including a portion dedicated to organizations supporting Black communities that have been disproportionately affected by the pandemic. We have also donated funds in support of initiatives fighting social injustice, by contributing to organizations that are working to end systemic racism through education, reform, and legislation.

Sustainable Operations. As the world tackles climate change and other critical environmental issues, we seek to do our part by responsibly managing our impact with global goals for energy efficiency, greenhouse gas emissions, water conservation, and waste reduction. We carefully monitor and manage our environmental impact across our business and work to implement cost-effective best practices, focusing our efforts where we believe we can have the biggest long-term impact. We look at impacts from procurement to manufacturing, during research and development, or “R&D,” and product design, and throughout a product’s lifecycle. We carefully manage our greenhouse gas emissions, set goals, and report progress annually to the CDP (formerly the Carbon Disclosure Project) and through our annual CSR report. We aim to protect the health and safety of our personnel throughout our entire operation, including our offices, manufacturing sites, R&D centers, and our field team working at customer sites.

Products and Customers. We develop innovative products and solutions that meet or exceed safety requirements and incorporate energy efficiency features that benefit our customers and the environment. We also strive to extend the life of our products and solutions to enable our customers to realize greater value from our products with a potentially lower environmental impact.

Responsible Supply Chain. We understand the importance of an ethical and responsible supply chain, and we engage with our suppliers to address a wide range of issues including human rights, supplier diversity, environmental impact, and mineral sourcing. We are a strong proponent of supply chain-related industry standards and have adopted the standard guidelines published by the Institute for Supply Management, or “ISM,” “Principles And Standards Of Ethical Supply Management Conduct With Guidelines.” In 2019, Lam joined as an affiliate member of the Responsible Business Alliance, or “RBA. We have also adopted the RBA Code of Conduct. All direct suppliers are expected to comply with our Global Supplier Code of Conduct, which requires suppliers’ adherence to both the RBA Code of Conduct and the ISM Guiding Principles, which cover ethics, integrity, transparency, anti-corruption, conflict minerals, human trafficking, environmental sustainability, and social responsibility.

For more information about our corporate social responsibility efforts, please refer to our CSR report available on the Corporate Social Responsibility section of our website at https://www.lamresearch.com/company/corporate-social-responsibility/.

Director Compensation

Our director compensation is designed to attract and retain high-caliber directors and to align director interests with those of stockholders. Director compensation is reviewed and determined annually by the Board (in the case of Mr. Archer, as our president and CEO, by the independent members of the Board) following a recommendation from the compensation and human resources committee. Non-employee director compensation is described below. Mr. Archer, whose compensation as president and CEO is described below under “Compensation Matters - Executive Compensation and Other Information - Compensation Discussion and Analysis,” does not receive additional compensation for his service on the Board.

Non-employee director compensation. Non-employee directors receive annual cash retainers and equity awards. The chair of the Board, the lead independent director (if applicable), and committee chairs and members receive additional cash retainers. Non-employee directors who join the Board or a committee mid-year receive pro-rated cash retainers and equity awards, as applicable. Our non-employee director compensation program is based on service during the calendar year; however, SEC rules require us to report compensation in this proxy statement on a fiscal year basis. Cash compensation paid to non-employee directors for the fiscal year ended June 28, 2020, together with the annual cash compensation program components in effect for calendar years 2020 and 2019, is shown below.

Figure 17. Director Annual Retainers

Annual Retainers(1)	Calendar Year 2020 ($)	Calendar Year 2019 ($)	Fiscal Year 2020 ($)

Non-employee Director	75,000	75,000	75,000

Chair	130,000	120,000	130,000

Audit Committee – Chair	30,000	30,000	30,000

Audit Committee – Member	12,500	12,500	12,500

Compensation and Human Resources Committee – Chair	20,000	20,000	20,000

Compensation and Human Resources Committee – Member	10,000	10,000	10,000

Nominating and Governance Committee – Chair	15,000	15,000	15,000

Nominating and Governance Committee – Member	5,500	5,500	5,500

(1)

Each Director is entitled to an annual non-employee director cash retainer. Directors are also entitled to supplemental retainer fees if they have board leadership positions (e.g., chair) and/or are either committee chairs or members.

Each non-employee director also receives an annual equity grant on the first Friday following the annual meeting. For the grants made in November 2019, these had a targeted grant date value equal to $210,000 (the number of RSUs subject to the award is determined by dividing $210,000 by the closing price of a share of Company common stock as of the date of grant, rounded down to the nearest 10 shares). These grants generally vest on October 31 in the year following the grant and are subject to the terms and conditions of the Company’s 2015 Stock Incentive Plan, as amended, or the “2015 Plan,” and the applicable award agreements. These grants immediately vest in full: (1) if a non-employee director dies or becomes subject to a “disability” (as determined pursuant to the 2015 Plan), (2) upon the occurrence of a “Corporate Transaction” (as defined in the 2015 Plan), or (3) on the date of the annual meeting, if the annual meeting during the year in which the award was expected to vest occurs prior to the vest date and the non-employee director is not re-elected or retires or resigns effective immediately prior to the annual meeting. Non-employee directors who commence service after the annual award has been granted receive on the first Friday following the first regularly scheduled, quarterly Board meeting attended a pro-rated grant based on the number of regularly scheduled, quarterly Board meetings remaining in the year as of the effective date of the director’s appointment. The pro-rated grants are subject to the same vesting schedule, terms and conditions as the annual equity awards, except that if the award is granted on the first Friday following the regularly scheduled quarterly November Board meeting, the grant vests immediately.

On November 8, 2019, each director at such time other than the president and CEO received a grant of 770 RSUs for service during calendar year 2020. Unless there is an acceleration event, these RSUs granted to each current director for service during calendar year 2020 will vest in full on October 31, 2020, subject to the director’s continued service on the Board. The following table shows compensation for fiscal year 2020 for persons serving as directors during fiscal year 2020 other than Mr. Archer:

Figure 18. FY2020 Director Compensation

Director Compensation for Fiscal Year 2020

	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		All Other Compensation ($)(2)	Total ($)

Sohail U. Ahmed	112,500	(3)	305,059	(4)(5)	—	417,559

Eric K. Brandt	110,500	(6)	206,476	(4)	—	316,976

Michael R. Cannon	102,500	(7)	206,476	(4)	—	308,976

Youssef A. El-Mansy	85,000	(8)	206,476	(4)	33,516	324,992

Christine A. Heckart(9)	—		—		—	—

Catherine P. Lego	100,500	(10)	206,476	(4)	32,096	339,072

Bethany J. Mayer	131,250	(11)	305,059	(4)(5)	—	436,309

Stephen G. Newberry(9)	—		—		33,516	33,516

Abhijit Y. Talwalkar	220,500	(12)	206,476	(4)	—	426,976

Lih Shyng (Rick L.) Tsai	85,000	(13)	206,476	(4)	—	291,476

Leslie F. Varon	131,250	(14)	305,059	(4)(5)	—	436,309

(1)

The amounts shown in this column represent the grant date fair value of unvested RSU awards granted during fiscal year 2020 in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation — Stock Compensation, or “ASC 718.” However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The assumptions used to calculate the fair value of the RSUs in fiscal year 2020 are set forth in Note 5 to the Consolidated Financial Statements of the Company’s annual report on Form 10-K for the fiscal year ended June 28, 2020.

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Lam Research Corporation 2020 Proxy Statement	19

(2)	Represents the portion of medical, dental, and vision premiums paid by the Company.

(3)

Mr. Ahmed received $112,500, representing his annual retainer for calendar year 2020 of $75,000 for service as a director and prorated annual retainer for calendar year 2019 of $37,500 for service as a director.

(4)

On November 8, 2019, each non-employee director who was on the board at such time received an annual grant for calendar year 2020 of 770 RSUs based on the $272.68 closing price of Lam’s common stock and the target value of $210,000, rounded down to the nearest 10 shares.

(5)

On August 30, 2019, Mr. Ahmed and Mses. Mayer and Varon each received a prorated annual grant for calendar year 2019 of 470 RSUs based on the $210.51 closing price of Lam’s common stock and the target value of $100,000, rounded down to the nearest 10 shares.

(6)

Mr. Brandt received $110,500, representing his annual retainers for calendar year 2020 of $75,000 for service as a director, $30,000 for service as the chair of the audit committee, and $5,500 for service as a member of the nominating and governance committee.

(7)

Mr. Cannon received $102,500, representing his annual retainers for calendar year 2020 of $75,000 for service as a director, $15,000 for service as the chair of the nominating and governance committee, and $12,500 for service as a member of the audit committee.

(8)

Dr. El-Mansy received $85,000, representing his annual retainers for calendar year 2020 of $75,000 for service as a director and $10,000 for service as a member of the compensation and human resources committee.

(9)	Ms. Heckart resigned from and Mr. Newberry retired from the Board effective as of November 4, 2019 and as a result these former directors did not receive annual retainers during fiscal year 2020.

(10)

Ms. Lego received $100,500, representing her annual retainers for calendar year 2020 of $75,000 for service as a director, $20,000 for service as the chair of the compensation and human resources committee, and $5,500 for service as a member of the nominating and governance committee.

(11)

Ms. Mayer received $131,250, representing her annual retainers for calendar year 2020 of $75,000 for service as a director and $12,500 for service as a member of the audit committee, and prorated annual retainers for calendar year 2019 of $37,500 for service as a director and $6,250 for service as a member of the audit committee.

(12)

Mr. Talwalkar received $220,500, representing his annual retainers for calendar year 2020 of $75,000 for service as a director, $130,000 for service as chairman, $10,000 for service as a member of the compensation and human resources committee, and $5,500 for service as a member of the nominating and governance committee.

(13)

Dr. Tsai received $85,000, representing his annual retainers for calendar year 2020 of $75,000 for service as a director and $10,000 for service as a member of the compensation and human resources committee.

(14)

Ms. Varon received $131,250, representing her annual retainers for calendar year 2020 of $75,000 for service as a director and $12,500 for service as a member of the audit committee, and prorated annual retainers for calendar year 2019 of $37,500 for service as a director and $6,250 for service as a member of the audit committee.

Other benefits. Any members of the Board enrolled in the Company’s health plans on or prior to December 31, 2012, can continue to participate after retirement from the Board in the Company’s Retiree Health Plans. The Board eliminated this benefit for any person who became a director after December 31, 2012. The most recent valuation of the Company’s accumulated post-retirement benefit obligation under Accounting Standards Codification 715, Compensation-Retirement Benefits as of June 28, 2020, for eligible directors and the current directors who may become eligible, is shown below. Factors affecting the amount of post-retirement benefit obligation include current age, age at retirement, coverage tier (e.g., single, plus spouse, plus family), interest rate, and length of service.

Figure 19. FY2020 Accumulated Post-Retirement Benefit Obligations

Name	Accumulated Post-Retirement Benefit Obligation, as of June 28, 2020 ($)

Sohail U. Ahmed	—

Eric K. Brandt	—

Michael R. Cannon	—

Youssef A. El-Mansy	594,000

Christine A. Heckart	—

Catherine P. Lego	481,000

Bethany J. Mayer	—

Stephen G. Newberry	849,000

Abhijit Y. Talwalkar	—

Lih Shyng (Rick L.) Tsai	—

Leslie F. Varon	—

Compensation Matters

Executive Compensation and Other Information

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or “CD&A,” describes our executive compensation program. Our CD&A discusses compensation earned by our fiscal year 2020 “Named Executive Officers,” or “NEOs,” who are as follows:

Figure 20. FY2020 NEOs

Named Executive Officer	Position(s)

Timothy M. Archer	President and Chief Executive Officer

Douglas R. Bettinger	Executive Vice President and Chief Financial Officer

Richard A. Gottscho	Executive Vice President, Chief Technology Officer

Patrick J. Lord	Executive Vice President, Customer Support Business Group and Global Operations

Seshasayee (Sesha) Varadarajan	Senior Vice President and General Manager, Deposition Business Unit

Our CD&A is organized according to the following structure:

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Lam Research Corporation 2020 Proxy Statement	21

I. OVERVIEW OF EXECUTIVE COMPENSATION

To align with stockholders’ interests, our executive compensation program is designed to foster a pay-for-performance culture and achieve the executive compensation objectives described in “Executive Compensation Philosophy and Program Design - Executive Compensation Philosophy” below. We have structured our compensation program and payouts to reflect these goals. Highlights of our executive compensation program are listed in “Proxy Statement Summary – Figure 7. Executive Compensation Highlights” above. Our president and CEO’s compensation in relation to each of our revenue and net income, as well as the Company’s cumulative five-year total shareholder return on common stock compared against the cumulative returns of other indexes, are shown below.

Figure 21. FY2015-FY2020 CEO Pay for Performance

CEO Pay for Performance

(1)

“CEO Total Compensation” consists of base salary, annual incentive payments, accrued values of the cash payments under the long-term incentive program when applicable and grant date fair values of equity-based awards both under the long-term incentive program or otherwise, and all other compensation as reported in the “Summary Compensation Table” below.

The CEO Total Compensation for fiscal year 2019 represents Mr. Archer’s compensation for service as president and COO until December 5, 2018 and thereafter until the end of the 2019 fiscal year as president and CEO. For 2020 and years prior to fiscal year 2019, the CEO Total Compensation relates to the compensation of the applicable CEO.

The graph below compares Lam’s cumulative five-year total shareholder return on common stock with the cumulative total returns of the Nasdaq Composite Total Return Index, the Standard & Poor’s (“S&P”) 500 (TR) Index, and the Philadelphia Semiconductor Sector Total Return Index. The graph tracks the performance of a $100 investment in our common stock and in each of the indices (with the reinvestment of all dividends) for the five years ended June 28, 2020.

Figure 22. Comparison of Cumulative Five-Year Total Return

COMPARISON OF CUMULATIVE FIVE-YEAR TOTAL RETURN*

Among the Company, the Philadelphia Semiconductor Sector Total Return Index,

the Nasdaq Composite Total Return Index, and

the S&P 500 (TR) Index

*	$100 invested on June 28, 2015 in stock or June 30, 2015 in index, including reinvestment of dividends. Indexes calculated on month-end basis.
*	Copyright © 2020 Standard & Poor’s, a division of S&P Global. All rights reserved.

To understand our executive compensation program fully, we believe it is important to understand:

•	our business, our industry environment, and our financial performance; and
•	our executive compensation philosophy and program design.

Our Business, Our Industry Environment, and Our Financial Performance

An overview of our business and industry environment is set forth in “Proxy Statement Summary” on page 1.

Although we have a June fiscal year end, our executive compensation program is generally designed and oriented on a calendar year basis to correspond with our calendar year-based business planning. This CD&A generally reflects a calendar year, or “CY”, orientation rather than a fiscal year, or “FY”, orientation, as shown below. The Executive Compensation Tables at the end of this CD&A are based on our fiscal year, as required by SEC regulations.

Figure 23. Executive Compensation Calendar-Year Orientation

	Fiscal Year 2020

	Relevant for executive compensation tables

Calendar Year 2019		Calendar Year 2020

Relevant for compensation program design and orientation

Jan-Jun	Jul-Dec	Jan-Jun	Jul-Dec

2019		2020

In calendar year 2019 demand for semiconductor equipment declined relative to calendar year 2018, with memory segment spending in particular declining significantly year-over-year. Against this challenging backdrop, Lam delivered strong financial performance.

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Lam Research Corporation 2020 Proxy Statement	23

Highlights for calendar year 2019:

•	achieved revenues of approximately $9.5 billion for the calendar year;
•	generated operating cash flow of approximately $2.6 billion, which represents approximately 27% of revenues; and
•	generated sufficient cash flow to support payment of approximately $662 million in dividends to stockholders, a 31% increase compared to calendar year 2018.

In the first half of calendar year 2020, wafer fabrication equipment spending has strengthened in the NAND and Foundry/Logic segments, driven by increases in semiconductor demand and our customers’ technology-oriented investments. The COVID-19 pandemic has created volatility for the semiconductor industry, but we are seeing improvements in our own operations and those of our suppliers.

In an improved wafer fabrication spending environment, Lam has delivered solid operating income and cash generation with revenues of $5.3 billion, and operating cash flows of $1.4 billion earned from the March and June 2020 quarters combined.

Executive Compensation Philosophy and Program Design

Executive Compensation Philosophy

The philosophy of our compensation and human resources committee that guided this year’s awards and payout decisions is that our executive compensation program should:

•	provide competitive compensation to attract and retain top talent;
•	provide total compensation packages that are fair to employees and reward corporate, organizational, and individual performance;
•	align pay with business objectives while driving exceptional performance;
•	optimize value to employees while maintaining cost-effectiveness to the Company;
•	create stockholder value over the long-term;
•	align our annual program to annual performance and our long-term program to longer-term performance;
•	recognize that a long-term, high-quality management team is a competitive differentiator for Lam, enhancing customer trust/market share and, therefore, stockholder value; and
•	provide rewards when results have been demonstrated.

Our compensation and human resources committee’s executive compensation objectives are to motivate:

•	performance that creates long-term stockholder value;
•	outstanding performance at the corporate, organization, and individual levels; and
•	retention of a long-term, high-quality management team.

Program Design

Our program design incorporates an annual review of the compensation elements. However, a review can be undertaken whenever there is a change in roles or responsibilities or a new hire joins the Company.

Our program design uses a mix of annual and long-term components, and a mix of cash and equity components. Our executive compensation program includes base salary; an annual incentive program, or “AIP”; a long-term incentive program, or “LTIP”; promotion, retention and/or new hire awards whenever necessary; as well as stock ownership guidelines and a compensation recovery policy. The primary elements of our executive compensation program are listed in Figure 24 below and are described in more detail in “III. Primary Components of NEO Compensation; CY2019 Compensation Payouts; CY2020 Compensation Targets and Metrics” below.

Figure 24. Compensation Components

Element	How it is Paid	Purpose/Design

Base Salary	Cash	We believe the purpose of base salary is to provide competitive compensation to attract and retain top talent and to provide employees, including our NEOs, with a fixed and fair amount of compensation for the jobs they perform. Accordingly, we seek to ensure that our base salary levels are competitive in reference to Peer Group practice and market survey data.

Annual Incentive Program (AIP)	Cash

Our annual incentive program is designed to provide annual, performance-based compensation that is based on the achievement of pre-set annual financial, strategic, and operational objectives aligned with outstanding performance, and will allow us to attract and retain top talent, while maintaining cost-effectiveness to the Company.

For more details regarding the design of the annual incentive program, see “III. Primary Components of NEO Compensation; CY2019 Compensation Payouts; CY2020 Compensation Targets and Metrics - Annual Incentive Program” below.

Long-Term Incentive Program (LTIP)	50% Market-based PRSUs 50% combination of stock options and service-based RSUs

Our long-term incentive program is designed to attract and retain top talent, provide competitive levels of compensation, align pay with stock performance over a multi-year period, reward our NEOs for outstanding Company performance, and create stockholder value over the long-term.

The program design provides that 50% of the target award opportunity is awarded in Market-based PRSUs and the remaining 50% in a combination of stock options and service-based RSUs, with at least 10% of the award in each of these two vehicles. In 2020, the percentages of the LTIP target award opportunity awarded in stock options and service-based RSUs were 10% and 40%, respectively.

As illustrated below, our program design is weighted toward performance and stockholder value. The performance-based program components include annual incentive program cash payouts and market-based equity and stock option awards under the LTIP.

Figure 25. CY2020 Average NEO Target Pay Mix

(1)

The Company’s LTIP design provides that 50% of the target award opportunity is awarded in Market-based PRSUs and the remaining 50% in a combination of stock options and service-based RSUs with at least 10% of the award in each of these two vehicles. In 2020, the percentages of the LTIP target award opportunity awarded in stock options and service-based RSUs were 10% and 40%, respectively. See “III. Primary Components of Named Executive Officer Compensation; Calendar Year 2019 Compensation Payouts; Calendar Year 2020 Compensation Targets and Metrics – Long-Term Incentive Program – Design” for further information regarding the impact of such a target pay mix..

(2)	For purposes of this illustration, we include Market-based PRSUs and stock options as performance-based, but do not classify service-based RSUs as performance-based.

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Lam Research Corporation 2020 Proxy Statement	25

2019 Say on Pay Voting Results and Stockholder Outreach

We evaluate our executive compensation program and practices at least annually. Among other things, we consider the outcome of our most recent advisory vote on executive compensation, or Say on Pay, and input we receive from our stockholders. The primary components of our executive compensation program have remained consistent over the last several years, and until last year, stockholders have historically cast greater than 90% of votes in favor of the Say on Pay proposal, as shown in Figure 26 below. In 2019, our stockholders approved our 2019 Say on Pay proposal by a vote of 67.1% of votes cast in favor, 29.3% cast against, and 3.6% abstaining. Excluding abstentions, 69.6% of votes were cast for, as compared to 30.4% of votes cast against.

Figure 26. Historical Say on Pay Votes (1)

(1)	Percentages represented are as a percentage of votes cast. Abstentions are treated as votes cast and have the effect of “no” votes with respect to the Say on Pay proposal.

While we believe that our most recent Say on Pay vote signifies our stockholders’ continuing support of our executive compensation program and practices, we recognize that some of our stockholders have concerns regarding certain compensation decisions made in fiscal year 2019, which contributed to the lower level of support our Say on Pay proposal received in 2019.

As is described above in more detail above in “Governance Matters – Corporate Governance – Stockholder Engagement,” we engage regularly with our stockholders, typically outside of our proxy solicitation period, on matters including compensation. In 2019, after Institutional Shareholder Services, or ISS, recommended that stockholders vote against our Say on Pay proposal, we engaged in additional outreach to our stockholders during the proxy solicitation period, in order to understand and address any concerns they might have relating to executive compensation and our Say on Pay proposal. The chair of our compensation and human resources committee, Catherine P. Lego, or our then-Lead Independent Director, Abhijit Y. Talwalkar, led these discussions.

The primary topic of discussion was the one-time issuance of promotion and retention equity awards that we granted to our CEO and CFO, respectively, in connection with our leadership transition that occurred at the end of 2018, and in particular, with the absence of performance-based vesting. In addition, some stockholders also expressed an interest in better understanding how the individual performance factor component of our annual incentive program is associated with the achievement of business results and supports our pay for performance philosophy. Figure 27 below summarizes what we heard from our stockholder outreach with respect to executive compensation, our perspective on those views, and what we are doing in response.

Figure 27. Executive Compensation Stockholder Outreach

	What we heard from investors	Our perspective	What we are doing

Use and Structure of Special Equity Awards	Some stockholders were concerned by our issuance, in December 2018, of one time promotion or retention awards to two of our NEOs in connection with a management transition, and in particular, with the structure of these awards, including the lack of performance conditions.

We view the special equity awards as a one-time supplement to our regular compensation program that served a critical purpose in our management transition, by stabilizing our leadership structure, maintaining our focus on execution to its plans, and avoiding potential disruption and distraction at a critical time.

We do not anticipate granting significant one-time awards to current NEOs without a performance-based component.

Our Regular Executive Compensation Program

Our stockholders generally view our executive compensation practices as appropriately aligning pay and performance.

Some stockholders would like to see more disclosure relating to the individual performance factor component of the annual incentive program in order to better understand how the program supports pay for performance. Some stockholders also expressed interest in understanding whether our program includes goals and objectives related to ESG matters.

While we do not disclose in detail the specific metrics and goals that make up the individual performance factors for our NEOs, because they relate to strategic, operational, and organizational activities that we regard as competitively sensitive, we have an opportunity to better explain how the individual performance factors contribute to our business and financial performance and to explain how topics of interest to stockholders, such as ESG, may be reflected in individual performance factors.

We have added additional detail to better explain the linkage between the operating metrics we use to manage our business, and the individual performance factor metrics and goals against which our NEOs’ performance is assessed.

For calendar year 2020, all of our NEOs have individual performance factor metrics and goals related to culture, talent, and inclusion and diversity as part of the annual incentive program.

Other than the changes noted above, our compensation and human resources committee determined to maintain our executive compensation program and practices in their current form for calendar year 2020, in light of our stockholders’ continuing support.

II. EXECUTIVE COMPENSATION GOVERNANCE AND PROCEDURES

Role of the Compensation and Human Resources Committee

Our Board has delegated certain responsibilities to the compensation and human resources committee, or for purposes of this CD&A, the “committee,” through a formal charter. The committee1 oversees the compensation programs in which our president and chief executive officer and our CEO’s direct executive and senior vice president reports participate. The independent members of our Board approve the compensation packages and payouts for our CEO. The CEO is not present for any decisions regarding his compensation packages and payouts.

Committee responsibilities include, but are not limited to:

•	reviewing and approving the Company’s executive compensation philosophy, objectives, and strategies;
•	reviewing and approving the appropriate peer group companies for purposes of evaluating the Company’s compensation competitiveness;
•	causing the Board to perform a periodic performance evaluation of the CEO;
•

recommending to the independent members of the Board (as determined under Nasdaq’s listing standards) corporate goals and objectives under the Company’s compensation plans, compensation packages (e.g., annual base salary level, annual cash incentive award, long-term incentive award and any employment agreement, severance arrangement, change-in-control arrangement, equity grant, or special or supplemental benefits, and any material amendment to any of the foregoing) as applicable to the CEO, and compensation payouts for the CEO;

•

annually reviewing with the CEO the performance of the Company’s other executive officers in light of the Company’s executive compensation goals and objectives and approving the compensation packages and compensation payouts for such individuals;

•	reviewing and recommending for appropriate Board action all cash, equity-based and other compensation packages, and compensation payouts applicable to the chair and other members of the Board; and
•	reviewing, and approving where appropriate, equity-based compensation plans.

The committee is authorized to delegate its authority and responsibilities as it deems proper and consistent with legal requirements to its members, any other committee of the Board and/or one or more officers of the Company, in accordance with the provisions of

1 For purposes of this CD&A, a reference to a compensation action or decision by the committee with respect to our chief executive officer means an action or decision by the independent members of our Board after considering the recommendation of the committee and, in the case of all other NEOs, an action or decision by the committee.

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Lam Research Corporation 2020 Proxy Statement	27

the Delaware General Corporation Law. For additional information on the committee’s responsibilities and authorities, see “Governance Matters - Corporate Governance - Board Committees - Compensation and Human Resources Committee” above.

In order to carry out these responsibilities, the committee receives and reviews information, analyses, and proposals prepared by our management and by the committee’s compensation consultant (see “Role of Committee Advisors” below).

Role of Committee Advisors

The committee is authorized to engage its own independent advisors to assist in carrying out its responsibilities. The committee has engaged the services of Compensia, Inc., or “Compensia,” a national compensation consulting firm, as the committee’s compensation consultant. Compensia provides the committee with independent and objective guidance regarding the amount and types of compensation for our chair, non-employee directors, and executive officers, and how these amounts and types of compensation compare to other companies’ compensation practices, as well as guidance on market trends, evolving regulatory requirements, compensation of our independent directors, peer group composition, and other matters as requested by the committee.

Representatives of Compensia regularly attend committee meetings (including executive sessions without management present), communicate with the committee chair outside of meetings, and assist the committee with its consideration of performance metrics and goals. Compensia reports to the committee, not to management. At the committee’s request, Compensia meets with members of management to gather and discuss information that is relevant to advising the committee. The committee may replace Compensia or hire additional advisors at any time. Compensia has not provided any other services to the committee or to our management, and has received no compensation from us other than with respect to the services described above. The committee assessed the independence of Compensia pursuant to SEC rules and Nasdaq listing standards, including the following factors: (1) the absence of other services provided by it to the Company; (2) the fees paid to it by the Company as a percentage of its total revenue; (3) its policies and procedures to prevent conflicts of interest; (4) the absence of any business or personal relationships with committee members; (5) the fact that it does not own any Lam common stock; and (6) the absence of any business or personal relationships with our executive officers. The committee assessed this information and concluded that the work of Compensia had not raised any conflict of interest.

Role of Management

Our CEO, with support from our human resources and finance organizations, develops recommendations for the compensation of our other executive officers. Typically, these recommendations cover base salaries, annual incentive program target award opportunities, long-term incentive program target award opportunities, and the criteria upon which these award opportunities may be earned, as well as actual payout amounts under the annual and long-term incentive programs.

The committee considers the CEO’s recommendations within the context of competitive compensation data, the Company’s compensation philosophy and objectives, current business conditions, the advice of Compensia, and any other factors it considers relevant.

Our CEO attends committee meetings at the request of the committee but leaves the meeting for any deliberations related to and decisions regarding his own compensation, when the committee meets in executive session, and at any other time requested by the committee.

Peer Group Practices and Survey Data

In establishing the total compensation levels of our executive officers, as well as the mix and weighting of individual compensation elements, the committee monitors compensation data from a group of comparably sized companies in the technology industry, or the “Peer Group,” which may differ from peer groups used by stockholder advisory firms. The committee selects the companies constituting our Peer Group based on their comparability to our lines of business and industry, annual revenue, and market capitalization, and our belief that we are likely to compete with them for executive talent. Our Peer Group is focused on U.S.-based, public semiconductor, semiconductor equipment and materials companies, and similarly-sized high-technology equipment and hardware companies with a global presence and a significant investment in research and development. The table below summarizes how the Peer Group companies compare to the Company:

Figure 28. 2020 Peer Group Revenue and Market Capitalization

Metric	Lam Research ($M)	Target for Peer Group	Peer Group Median ($M)

Revenue (last completed reported four quarters as of June 18, 2019)	10,418	Approximately 0.33 to 3 times Lam	6,237

Market Capitalization (30-day average as of June 18, 2019)	27,772	Approximately 0.33 to 3 times Lam	23,688

Based on these criteria, the Peer Group and targets may be modified from time to time. Our Peer Group was reviewed in August 2019 for calendar year 2020 compensation decisions and based on the criteria identified above, one company was added to the peer group (Seagate Technology PLC) and one company was removed (Maxim Integrated Products, Inc.). Our Peer Group consists of the companies listed as follows:

Figure 29. CY2020 Peer Group Companies

Advanced Micro Devices, Inc.	KLA Corporation	Seagate Technology PLC

Agilent Technologies, Inc.	Microchip Technology Incorporated	Skyworks Solutions, Inc.

Analog Devices, Inc.	Micron Technology, Inc.	Texas Instruments Inc.

Applied Materials, Inc.	NetApp, Inc.	Western Digital Corporation

Broadcom Limited	NVIDIA Corporation	Xilinx, Inc.

Corning Incorporated	ON Semiconductor Corporation

Juniper Networks, Inc.	Qualcomm Incorporated

We derive revenue, market capitalization, and NEO compensation data from public filings made by our Peer Group companies with the SEC and from other publicly available sources. Radford Technology Survey data may be used to supplement compensation data from public filings as needed. The committee reviews compensation practices and selected data on base salary, bonus targets, total cash compensation, equity awards, and total compensation drawn from the Peer Group companies and/or the Radford Technology Survey as a reference to help ensure compensation packages are consistent with market norms.

Base pay levels for each executive officer are generally set with reference to market-competitive levels and in reflection of each officer’s skills, experiences, and performance. Variable pay target award opportunities and total direct compensation for each executive officer are generally designed to deliver market-competitive compensation for the achievement of stretch goals, with downside risk for underperforming and upside reward for overperforming. For those executive officers who are new to their roles, compensation arrangements may be designed to deliver below-market compensation for a period of time. However, the committee does not “target” pay at any specific percentile. Rather, individual pay positioning depends on a variety of factors, such as prior job performance, job scope and responsibilities, skill set, prior experience, time in position, internal comparisons of pay levels for similar skill levels or positions, our goals to attract and retain executive talent, Company performance, and general market conditions.

Assessment of Compensation Risk

Management, with the assistance of Compensia, the committee’s independent compensation consultant, conducted a compensation risk assessment in 2020 and concluded that the Company’s current employee compensation programs are not reasonably likely to have a material adverse effect on the Company’s business.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Prior to 2018, and where applicable for grandfathered awards, section 162(m) of the Code imposed limitations on the deductibility for federal income tax purposes of compensation in excess of $1 million paid to our chief executive officer, and any of our three other most highly compensated executive officers (other than our chief financial officer) in a single tax year unless the compensation qualified as “performance-based compensation” within the meaning of the Code.

The committee considers a number of factors, including the deductibility of such compensation when making compensation decisions and retains the discretion to award compensation even if it is not deductible.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that “disqualified individuals” within the meaning of the Code (which generally includes certain officers, directors and employees of the Company) may be subject to additional tax if they receive payments or benefits in connection with a change in control of the Company that exceed certain prescribed limits. The Company or its successor may also forfeit a deduction on the amounts subject to this additional tax.

We did not provide any of our executive officers, any director, or any other service provider with a “gross-up” or other reimbursement payment for any tax liability that the individual might owe as a result of the application of sections 280G or 4999 during fiscal year 2020, and we have not agreed and are not otherwise obligated to provide any individual with such a “gross-up” or other reimbursement as a result of the application of sections 280G and 4999.

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Lam Research Corporation 2020 Proxy Statement	29

Internal Revenue Code Section 409A

Section 409A of the Code imposes significant additional taxes on an executive officer, director, or service provider that receives non-compliant “deferred compensation” that is within the scope of section 409A. Among other things, section 409A potentially applies to cash awards under the LTIP, if any, the Elective Deferred Compensation Plan, certain equity awards, and severance arrangements.

To assist our employees in avoiding additional taxes under section 409A, we have structured the LTIP, the Elective Deferred Compensation Plan, and our equity awards in a manner intended to qualify them for exclusion from, or compliance with, section 409A.

Accounting for Stock-Based Compensation

We follow Accounting Standards Codification (“ASC”) 718 for accounting for our stock options and other stock-based awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock option grants and other equity awards using a variety of assumptions. This calculation is performed for accounting purposes. ASC 718 also requires companies to recognize the compensation cost of stock option grants and other stock-based awards in their income statements over the period that an employee is required to render service in exchange for the option or other equity award.

III. PRIMARY COMPONENTS OF NEO COMPENSATION; CY2019 COMPENSATION PAYOUTS; CY2020 COMPENSATION TARGETS AND METRICS

This section describes the components of our executive compensation program. It also describes, for each component, the payouts to our NEOs for calendar year 2019 and the forward-looking actions taken with respect to our NEOs in calendar year 2020.

Base Salary

Adjustments to base salary are generally considered by the committee each year in February.

For calendar years 2020 and 2019, base salaries for NEOs were determined by the committee in February of each year (other than the calendar year 2019 base salary for Mr. Bettinger, which was determined by the committee in November 2018 in connection with the expansion of the scope of his responsibilities) and became effective on March 1 or the first day of the pay period that included March 1 (if earlier), based on the factors described above. The following base salary adjustments for 2020 were made to remain competitive relative to our Peer Group and reflect performance as follows: Mr. Archer’s base salary was increased by 5%, Mr. Bettinger’s base salary was increased by 3%, Dr. Gottscho’s base salary was increased by 2%, Dr. Lord’s base salary was increased by 10% in connection with his promotion to executive vice president and increased scope of responsibility as the executive responsible for both the customer support business group and global operations organization, and Mr. Varadarajan’s base salary was increased by 6%. The base salaries of the NEOs for calendar years 2020 and 2019 are shown below.

Figure 30. NEO Annual Base Salaries

Named Executive Officer	Annual Base Salary 2020 (1) ($)	Annual Base Salary 2019 (2) ($)

Timothy M. Archer	1,050,000	1,000,000

Douglas R. Bettinger	659,200	640,000

Richard A. Gottscho	596,031	584,344

Patrick J. Lord	509,850	463,500

Seshasayee (Sesha) Varadarajan	480,392	453,200

(1)	Effective February 24, 2020

(2)	Effective February 25, 2019

Annual Incentive Program

Annual Incentive Program Components

The components of our annual incentive program, each of which plays a role in determining actual payments made, are described in Figure 31 below.

Figure 31. Annual Incentive Program Components

Component	Role	Extent of Discretion Permitted

Funding Factor

Create a maximum payout amount from which annual incentive program payouts may be made.

Achievement of a minimum level of performance against the Funding Factor goals is required to fund any program payments.

The committee may exercise negative (but not positive) discretion against the Funding Factor result.

The committee primarily tracks the results of the Corporate Performance Factor and the Individual Performance Factors as a guide to using negative discretion.

Generally, the entire funded amount is not paid out.

Corporate Performance Factor	A corporate-wide metric and goal that is designed to be a stretch goal. Applies to all NEOs.	The committee may exercise positive or negative discretion, provided the Funding Factor result is not exceeded.

Individual Performance Factors	Based on organization-specific metrics and goals that are designed to be stretch goals that apply to each individual NEO.	The committee may exercise positive or negative discretion, provided the Funding Factor result is not exceeded.

Target Award Opportunity	The committee establishes individual target award opportunities for each NEO as a percentage of base salary. Specific target award opportunities are determined based on job scope and responsibilities, as well as an assessment of Peer Group data. Awards have a maximum payment amount defined as a multiple of the target award opportunity. The maximum award for 2019 and 2020 was set at 2.25 times target, consistent with prior years.	N/A

For making payout decisions, the committee primarily tracks the results of the Corporate Performance Factor and Individual Performance Factors, which are typically weighted equally.

The specific metric and goal for the Corporate Performance Factor, and the relative weightings of the Corporate Performance Factor and the Individual Performance Factors, are determined by the committee considering the recommendation of our CEO. The specific metric and goals for the Individual Performance Factors are determined by our CEO, or in the case of the CEO, by the committee.

The metrics and goals for the Corporate and Individual Performance Factors are set annually in connection with our annual business planning cycle, and are directly connected to our annual business plans and goals. Goals are set depending on the business environment and the Company’s annual objectives and strategies, encompassed in the Annual Operating Plans for the company and the organizations managed by each of the NEOs, to ensure that they remain stretch goals regardless of changes in the business environment, which can vary significantly from year-to-year in our industry. Accordingly, as business conditions improve, goals are calibrated to require better performance, and if business conditions deteriorate, goals are calibrated to incentivize stretch performance under more difficult conditions. The interplay between our corporate planning cycle and our compensation planning and evaluation cycle is summarized in Figure 32 below.

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Lam Research Corporation 2020 Proxy Statement	31

Figure 32. Annual Planning and Compensation Decision Cycle

We believe that, over time, outstanding business results create stockholder value. Consistent with this belief, multiple performance-based metrics (non-GAAP operating income, product market share, and strategic, operational, and organizational metrics embodied in organizational Annual Operating Plans) are established for our NEOs as part of the Corporate and Individual Performance Factors.

We believe the metrics and goals set under this program, together with the exercise of discretion by the committee as described above, have been effective to motivate our NEOs and the organizations they lead, and to achieve pay-for-performance results.

Figure 33. CY2017-CY2019 Annual Incentive Program Payouts

Calendar Year	Average NEO’s Annual Incentive Payout as % of Target Award Opportunity	Business Environment

2019	97	Strong revenue, profitability, and cash generation performance despite an overall decrease in demand for semiconductor equipment driven by a decrease in memory investments partially offset by foundry/logic spending.

2018	137	Strong operating performance and continued expansion of served available markets. Growth in demand for semiconductor equipment driven by the memory segment for both capacity and technology investments.

2017	204	Strong operating performance and continued expansion of served available markets, supported by overall economic environment. Healthy demand for semiconductor equipment driven by capacity and technology investments.

Calendar Year 2019 Annual Incentive Program Parameters

In February 2019, the committee set the calendar year 2019 target award opportunities and established the metrics and goals for the Funding Factor, the metrics and annual goals for the Corporate Performance Factor, and the metrics and goals for the Individual Performance Factors for each then-employed NEO.

2019 Annual Incentive Program Funding Factor. In February 2019, the committee set non-GAAP operating income2 as a percentage of revenue, or “non-GAAP operating profit,” as the metric for the Funding Factor for calendar year 2019, with the following goals:

•	a minimum achievement of 5% non-GAAP operating profit was required to fund any program payments, and
•	achievement of non-GAAP operating profit greater than or equal to 20% would result in the maximum funding of 225% of target,
•	with actual funding levels interpolated between those points.

The committee selected non-GAAP operating profit as the performance metric because it believes that it is the performance metric that best reflects core operating results. Non-GAAP operating profit is considered useful to investors for analyzing business trends and comparing performance to prior periods. By excluding certain costs and expenses that are not indicative of core results, non-GAAP results are more useful for analyzing business trends over multiple periods.

2 Non-GAAP operating income is derived from GAAP results, with charges and credits in the following line items excluded from GAAP results for applicable quarters during fiscal years 2020 and 2019: amortization related to intangible assets acquired through certain business combinations; gains and losses on elective deferred compensation-related liability; and restructuring charges.

2019 Annual Incentive Program Target Award Opportunities. The annual incentive program target award opportunities for calendar year 2019 for each NEO were as set forth below in Figure 36 in accordance with the principles described above under “Executive Compensation Governance and Procedures - Peer Group Practices and Survey Data.”

2019 Annual Incentive Program Corporate Performance Factor. In February 2019, the committee set non-GAAP operating profit as the metric for the calendar year 2019 Corporate Performance Factor, and set:

•	a goal of 26.5% of revenue for the year, which was designed to be a stretch goal, and which would result in a Corporate Performance Factor of 1.00; and
•	a maximum Corporate Performance Factor of 1.50 for the maximum payout.

These goals were designed to be stretch goals. As shown in Figure 34, over the calendar years from 2015 through 2018, we steadily raised the Corporate Performance Factor goal year over year, as our outlook and the industry outlook improved. For calendar year 2019, the Corporate Performance Factor goal was set at a level that was only slightly below that of the prior year, even as the industry outlook for wafer fabrication equipment spending weakened, particularly within the memory segment, which was expected to decline from significant levels of investment in calendar year 2018.

Figure 34. CY2015-CY2019 Corporate Performance Factor Goals

2019 Annual Incentive Program Individual Performance Factors. For calendar year 2019, the performance metrics and goals for each NEO’s Individual Performance Factor were set based on the annual operating plans for the organization or organizations managed by that NEO, which collectively were intended to drive overall company performance. For competitive reasons, we do not disclose in detail the specific metrics and goals that make up the Annual Operating Plans for our business units, because they relate to strategic, operational, and organizational activities that we regard as competitively sensitive. However, all such metrics and goals constitute specific strategic, operational, and organizational performance objectives, are designed to be stretch goals, and are intended to deliver business results and create stockholder value. The calendar year 2019 metrics and goals that made up the Annual Operating Plans for our business units generally related to key areas such as financial performance, customer satisfaction, market share, product development and organizational development. For each of our NEOs, the relationship of their respective Individual Performance Factors for calendar year 2019 to the Annual Operating Plans for the organizations they managed is described in more detail below:

•

Mr. Archer’s Individual Performance Factor was based on the average of the Individual Performance Factors of all the executive and senior vice presidents reporting to him, subject to discretion based on the Company’s performance to business, strategic, and operational objectives. In approving Mr. Archer’s Individual Performance Factor, the independent members of the Board also evaluated Mr. Archer’s performance against his individual metrics and goals, which included metrics and goals related to financial performance, quality, safety, customer satisfaction, and human capital, including organizational health and inclusion and diversity.

•

Mr. Bettinger’s Individual Performance Factor was based on the Annual Operating Plan metrics and goals for the finance, global information systems, communications and investor relations organizations, including metrics and goals relating to financial performance, compliance, operational and organizational flexibility and speed, productivity, quality, and organizational effectiveness.

•

Dr. Gottscho’s Individual Performance Factor was based on the Annual Operating Plan metrics and goals for the central engineering group and the office of the chief technology officer, including metrics and goals related to financial performance, including revenue and profitability, expansion of served available markets, engineering productivity, research and development, and organizational development.

•

Dr. Lord’s Individual Performance Factor was based on the Annual Operating Plan metrics and goals for the customer support business group (CSBG), including metrics and goals related to financial performance, including revenue and profitability, customer experience, engineering and operational execution, product development, and organizational development.

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Lam Research Corporation 2020 Proxy Statement	33

•

Mr. Varadarajan’s Individual Performance Factor was based on the Annual Operating Plan metrics and goals for the deposition business unit, including metrics and goals related to market share, strategic risk reduction, financial performance, including revenue and profitability, customer experience, product development, engineering and operational execution, safety and organizational development.

Calendar Year 2019 Annual Incentive Program Payout Decisions

In February 2020, the committee considered the actual results under these factors and made payout decisions for the calendar year 2019 program. Actual non-GAAP operating profit was 26.17% for calendar year 2019. This performance resulted in a Funding Factor of 225% of target and a Corporate Performance Factor of 0.967 for calendar year 2019.

In addition, in recommending to the committee the Individual Performance Factors for calendar year 2019 for each of the other NEOs reporting to him, Mr. Archer considered the performance against Annual Operating Plan metrics and goals of the organizations respectively managed by each NEO. The committee, in turn, in recommending to the independent members of our board Mr. Archer’s Individual Performance Factor, considered Mr. Archer’s performance against his individual goals and objectives, taking into consideration the individual performance of all the executive and senior vice presidents reporting to him as reflected in the average of their Individual Performance Factors. The committee declined to exercise its discretion to recommend an adjustment to Mr. Archer’s Individual Performance Factor. Following a robust discussion by the committee (and, in the case of Mr. Archer’s Individual Performance Factor, by the independent members of our board), these recommendations were approved, resulting in the Individual Performance Factors for calendar year 2019 shown in Figure 35 below.

Figure 35. CY2019 Individual Performance Factors

Named Executive Officer	Individual Performance Factor

Timothy M. Archer	0.967

Douglas R. Bettinger	0.960

Richard A. Gottscho	0.960

Patrick J. Lord	0.960

Seshasayee (Sesha) Varadarajan	0.980

Based on the above results and decisions, the committee approved for the calendar year 2019 annual incentive program payouts for each NEO as shown below in Figure 36, which were less than the maximum payout available under the Funding Factor:

Figure 36. CY2019 Annual Incentive Program Payouts

Named Executive Officer	Target Award Opportunity (% of Base Salary)	Target Award Opportunity ($) (1)	Maximum Payout under Funding Factor (225.0% of Target Award Opportunity) ($) (2)	Actual Payouts ($)

Timothy M. Archer	150	1,500,000	3,375,000	1,450,500

Douglas R. Bettinger	100	640,000	1,440,000	616,960

Richard A. Gottscho	90	525,910	1,183,298	506,977

Patrick J. Lord	85	393,975	886,444	379,792

Seshasayee (Sesha) Varadarajan	85	385,220	866,745	375,204

(1)	Calculated by multiplying each NEO’s annual base salary as of October 1, 2019 by his or her respective target award opportunity percentage.

(2)

The Funding Factor resulted in a potential payout of up to 225.0% of target award opportunity for the calendar year (based on the actual non-GAAP operating profit results detailed under “2019 Annual Incentive Program Corporate Performance Factor” above and the specific goals described under “Calendar Year 2019 Annual Incentive Program Parameters - 2019 Annual Incentive Program Funding Factor” above).

Calendar Year 2020 Annual Incentive Program Parameters

In February 2020, the committee set the target award opportunity for each NEO as a percentage of base salary, and consistent with prior years set a cap on payments equal to 2.25 times the target award opportunity. The target award opportunity for each NEO is shown below. The target percentages increased for Dr. Lord to reflect his promotion to executive vice president and increased scope of responsibility as the executive responsible for both the customer support business group and global operations organization.

Figure 37. CY2020 Annual Incentive Program Target Award Opportunities

Named Executive Officer	Target Award Opportunity (% of Base Salary)

Timothy M. Archer	150

Douglas R. Bettinger	100

Richard A. Gottscho	90

Patrick J. Lord	90

Seshasayee (Sesha) Varadarajan	85

The committee also approved non-GAAP operating profit as the annual metric for the Funding Factor and the Corporate Performance Factor, and set the annual goals for the Funding Factor and the Corporate Performance Factor. Consistent with the program design, the Corporate Performance Factor goal is more difficult to achieve than the Funding Factor goal. Individual Performance Factor metrics and goals were also established for each NEO. These include strategic and operational performance goals specific to individuals and their business organization. As a result, each NEO has multiple performance metrics and goals under this program. For calendar year 2020, all of our NEOs have individual performance factor metrics and goals related to culture, talent, and inclusion and diversity. All Corporate and Individual Performance Factor goals were designed to be stretch goals.

Long-Term Incentive Program

Design

Our LTIP is designed to attract and retain top talent, provide competitive levels of compensation, align pay with achievement of business objectives and with stock performance over a multi-year period, reward our NEOs for outstanding Company performance, and create stockholder value over the long-term.

Under the current long-term incentive program, at the beginning of each multi-year performance period, target award opportunities (expressed as a U.S. dollar value) and performance metrics are established for the program. Of the total target award opportunity, 50% is awarded in Market-based PRSUs, and the remaining 50% is awarded in a combination of stock options and service-based RSUs with at least 10% of the award in each of these two vehicles. The specific percentage of service-based RSUs and stock options is reviewed annually to determine whether service-based RSUs or stock options are the more efficient form of equity for the majority of the award based on criteria such as the current business environment and the potential value to motivate and retain the executives. We consider Market-based PRSUs and stock options to be performance-based, but do not classify service-based RSUs as performance-based. This means that if options constitute 10% of the total target award opportunity, the long-term incentive program will be 60% performance-based. If options constitute 40% of the total target award opportunity, the long-term incentive program will be 90% performance-based.

While service-based RSUs and stock options vest on an annual basis over three years, Market-based PRSUs cliff vest after three years. Cliff, rather than annual, vesting provides for both retention and for aligning NEOs with longer-term stockholder interests.

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Lam Research Corporation 2020 Proxy Statement	35

Equity Vehicles

The equity vehicles used in our 2020/2022 long-term incentive program are as follows:

Figure 38. 2020/2022 LTIP Program Equity Vehicles

Equity Vehicles	Vesting	Terms

Market-based PRSUs 50% of Target Award Opportunity

•  Awards cliff vest three years from the March 2, 2020 grant date, or “Grant Date,” subject to satisfaction of a minimum performance requirement and continued employment.

•  Awards that vest at the end of the performance period are distributed in shares of our common stock.

•  The number of Market-based PRSUs granted is determined by dividing 50% of the target opportunity by the 30-day average of the closing price of our common stock prior to the Grant Date, $312.94, rounded down to the nearest share.

•  The number of shares represented by the Market-based PRSUs that can be earned over the performance period is determined according to the performance parameters described in Figure 39 below.

Stock Options 10% of Target Award Opportunity

•  Awards vest one-third on the first, second, and third anniversaries of the March 2, 2020 grant date, or “Grant Date,” subject to continued employment.

•  Awards are exercisable upon vesting.

•  Expiration is on the seventh anniversary of the Grant Date.

•  The number of stock options granted is determined by dividing 10% of the target opportunity by the 30-day average of the closing price of our common stock prior to the Grant Date, $312.94, rounded down to the nearest share and multiplying the result by four. The ratio of four options for every RSU is based on a Black Scholes fair value accounting analysis.

•  The exercise price of stock options is the closing price of our common stock on the Grant Date.

Service-based RSUs 40% of Target Award Opportunity

•  Awards vest one-third on the first, second, and third anniversaries of the March 2, 2020 grant date, or “Grant Date,” subject to continued employment.

•  Awards are distributed in shares of our common stock upon vesting.

•  The number of RSUs granted is determined by dividing 40% of the target opportunity by the 30-day average of the closing price of our common stock prior to the Grant Date, $312.94, rounded down to the nearest share.

Figure 39. 2020/2022 Market-based PRSU Performance Parameters

Parameter	Terms

Performance Period	Three years from the first business day in February (February 3, 2020 through February 2, 2023).

Performance Index	PHLX Semiconductor Sector Total Return Index (XSOX)

Number of Shares

•   Based on our “total return” stock price performance compared to the market price performance of the Performance Index, subject to a ceiling as described below. The stock price performance or market price performance is measured using the closing price for the 50 trading days prior to the dates the performance period begins and ends, assuming that any dividends paid on our common stock are reinvested on the ex-dividend date (consistent with the treatment of dividends in the Performance Index).

•   The target number of shares represented by the Market-based PRSUs is increased by 2% of target for each 1% that our stock price performance exceeds the market price performance of the Performance Index; similarly, the target number of shares represented by the Market-based PRSUs is decreased by 2% of target for each 1% that our stock price performance trails the market price performance of the Performance Index. The result of the vesting formula is rounded down to the nearest whole number.

•   A table reflecting the potential payouts depending on various comparative results is shown below in Figure 40.

Award Ceiling/Minimum	The final shares awarded cannot exceed 150% of target (requiring a positive percentage change in our stock price performance compared to that of the market price performance of the Performance Index equal to or greater than 25 percentage points) and can be as little as 0% of target (requiring a percentage change in our stock price performance compared to that of the market price performance of the Performance Index equal to or lesser than negative 50 percentage points).

Figure 40. Market-based PRSU Potential Payouts

Lam’s Total Return % Change Performance Compared to XSOX Index % Change Performance	Market-based PRSUs That Can Be Earned (% of Target) (1)

+ 25% or more	150

10%	120

0% (equal to index)	100

- 10%	80

- 25%	50

- 50% or less	0

(1)

The results of the vesting formula (reflecting the number of Market-Based PRSUs that can be earned) are linearly interpolated between the stated percentages using the formula described in the third row of Figure 39.

Target Award Opportunity

Under the long-term incentive program, the committee sets a target award opportunity for each participant based on the NEO’s position and responsibilities and an assessment of competitive compensation data. The target award opportunities for each participant are expressed in a U.S. dollar value. The target amounts for each NEO under the program cycles affecting fiscal year 2019 are shown below.

Figure 41. LTIP Target Award Opportunities

	Target Award Opportunity ($) by Long-Term Incentive Program

Named Executive Officer	2017/2019 (1)	2018/2020 (2)	2019/2021 (3)	2020/2022 (4)

Timothy M. Archer	4,500,000	5,000,000	7,200,000	9,500,000

Douglas R. Bettinger	2,750,000	2,250,000	2,700,000	2,750,000

Richard A. Gottscho	3,250,000	2,500,000	2,250,000	2,500,000

Patrick J. Lord	1,350,000	1,900,000	1,800,000	2,500,000

Seshasayee (Sesha) Varadarajan (5)	1,200,000	1,700,000	1,575,000	2,150,000

(1)	The three-year performance period for the 2017/2019 LTIP began on February 1, 2017 and ended on January 31, 2020.

(2)	The three-year performance period for the 2018/2020 LTIP began on February 1, 2018 and ends on January 31, 2021.

(3)	The three-year performance period for the 2019/2021 LTIP began on February 1, 2019 and ends on January 31, 2022.

(4)	The three-year performance period for the 2020/2022 LTIP began on February 3, 2020 and ends on February 2, 2023.

(5)

Of the target award opportunities for the awards to Mr. Varadarajan under the 2017/2019 vice president long-term incentive program, 50% were awarded in Market-based PRSUs and 50% in service-based RSUs on terms otherwise similar (except in determining the number of shares representing the Market-Based PRSUs and number of RSU, using 50% as the percentage) to those of securities awarded to other NEOs under the 2017/2019 LTIP.

Calendar Year 2017/2019 LTIP Award Parameters and Payouts

On March 1, 2017, the committee granted to each then-current NEO (Mr. Archer, Mr. Bettinger, Dr. Gottscho and Dr. Lord), as part of the calendar year 2017/2019 CEO staff long-term incentive program, or “2017/2019 CEO Staff LTIP Awards,” Market-based PRSUs, and service-based RSUs and stock options, with a total target award opportunity shown below. On March 1, 2017, the equity award grant board committee granted to the remaining current NEO (Mr. Varadarajan), as part of the 2017/2019 vice president long-term incentive program, or “2017/2019 VP LTIP Awards” (which we refer to collectively with the 2017/2019 CEO Staff LTIP Awards as the “2017/2019 LTIP Awards”), Market-based PRSUs and service-based RSUs with a total award opportunity shown below. The service-based RSUs and stock options (only under the 2017/2019 CEO Staff LTIP Awards) vested over three years, one-third on each anniversary of the grant date. The Market-based PRSUs cliff vested three years from the grant date. The terms of the Market-based PRSUs and service-based RSUs granted to all the NEOs as part of the 2017/2019 LTIP Awards were the same.

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Lam Research Corporation 2020 Proxy Statement	37

Figure 42. 2017/2019 LTIP Award Grants

Named Executive Officer	Target Award Opportunity ($)	Market-based PRSUs Award (#) (1)	Stock Options Award (#)	Service-based RSUs Award (#)

Timothy M. Archer	4,500,000	19,428	15,540	15,542

Douglas R. Bettinger	2,750,000	11,872	9,496	9,498

Richard A. Gottscho	3,250,000	14,031	11,224	11,225

Patrick J. Lord	1,350,000	5,828	4,660	4,662

Seshasayee (Sesha) Varadarajan	1,200,000	5,180	—	5,180

(1)	The number of Market-based PRSUs awarded is reflected at target. The final number of shares that may be earned is 0% to 150% of target.

In February 2020, the committee determined the payouts for the calendar year 2017/2019 LTIP Awards of Market-based PRSUs. The number of shares represented by the Market-based PRSUs earned over the performance period was based on our stock price performance compared to the market price performance of the Philadelphia Semiconductor Sector (SOX) index.

Based on the above formula and Market-based PRSU Vesting Summary set forth in Figures 39 and 40 (but substituting the SOX index for the XSOX index, and disregarding the impact of dividends paid, consistent with that index), the Company’s stock price performance over the three-year performance period was equal to 166.83% and the performance of the SOX index (based on market price) over the same three-year performance period was equal to 100.15%. Lam’s stock price outperformed the SOX index by 66.68%, which resulted in the maximum possible performance payout of 150% of the target number of Market-based PRSUs granted to each NEO. Based on such results, the committee made the following payouts to each NEO for the 2017/2019 LTIP Award of Market-based PRSUs.

Figure 43. 2017/2019 LTIP Market-based PRSU Award Payouts

Named Executive Officer	Target Market-based PRSUs (#)	Actual Payout of Market-based PRSUs (150% of Target Award Opportunity) (#)

Timothy M. Archer	19,428	29,142

Douglas R. Bettinger	11,872	17,808

Richard A. Gottscho	14,031	21,046

Patrick J. Lord	5,828	8,742

Seshasayee (Sesha) Varadarajan	5,180	7,770

Calendar Year 2020 LTIP Awards

Calendar Year 2020 decisions for the 2020/2022 long-term incentive program. On March 2, 2020, the committee made a grant under the 2020/2022 long-term incentive program, of Market-based PRSUs, stock options, and service-based RSUs on the terms set forth in Figures 38 and 39 with a combined value equal to the NEO’s total target award opportunity, as shown below.

Figure 44. 2020/2022 LTIP Award Grants

Named Executive Officer	Target Award Opportunity ($)	Market-based PRSUs Award (#) (1)	Stock Options Award (#)	Service-based RSUs Award (#)

Timothy M. Archer	9,500,000	15,178	12,140	12,142

Douglas R. Bettinger	2,750,000	4,393	3,512	3,515

Richard A. Gottscho	2,500,000	3,994	3,192	3,195

Patrick J. Lord	2,500,000	3,994	3,192	3,195

Seshasayee (Sesha) Varadarajan	2,150,000	3,435	2,748	2,748

(1)	The number of Market-based PRSUs awarded is reflected at target. The final number of shares that may be earned will be 0% to 150% of target.

Compensation Recovery, or “Clawback” Policy

Our executive officers covered by section 16 of the Exchange Act are subject to the Company’s compensation recovery, or “clawback,” policy. The clawback policy was adopted in August 2014 and took effect starting in calendar year 2015. It enables us, in the event that a material restatement of financial results is required, to recover, within 36 months of the issuance of the original financial statements, the excess amount of cash incentive-based compensation issued to covered individuals. A covered individual’s fraud must have materially contributed to the need to issue restated financial statements in order for the clawback policy to apply to that individual. The recovery of compensation is not the exclusive remedy available in the event that the clawback policy is triggered.

Stock Ownership Guidelines

For senior vice presidents and above, we also have stock ownership guidelines that foster a long-term orientation. Our stock ownership guidelines for our NEOs and certain other senior executives are shown below. The requirements are specified in the alternative of shares or dollars to allow for stock price volatility. Ownership levels as shown below must be achieved within five years of appointment to one of the below positions. Increased requirements due to promotions or an increase in the ownership guideline must be achieved within five years of promotion or a change in the guidelines. At the end of fiscal year 2020, all NEOs were in compliance with our stock ownership guidelines or have a period of time remaining under the guidelines to meet the required ownership level.

Figure 45. Executive Stock Ownership Guidelines

Position	Guidelines (lesser of)

President and Chief Executive Officer	5x base salary or 50,000 shares

Executive Vice Presidents	2x base salary or 10,000 shares

Senior Vice Presidents	1x base salary or 5,000 shares

Employment/Change in Control Arrangements

The Company enters into employment or change in control agreements to help attract and retain our NEOs, and believes that these agreements facilitate a smooth transaction and transition planning in connection with change in control events. Effective January 2018, the Company entered into new three-year term employment agreements with Mr. Archer (amended on March 16, 2018 and August 8, 2019), Mr. Bettinger (amended on November 30, 2018) and Dr. Gottscho, and a new change in control agreement with Mr. Varadarajan, and effective September 8, 2020, the Company entered into a new employment agreement with Dr. Lord with a term ending on the same date as the employment agreements with Mr. Archer, Mr. Bettinger and Dr. Gottscho. The employment agreements generally provide for designated payments in the event of an involuntary termination of employment, death or disability, as such terms are defined in the applicable agreements. The employment agreements, and also the change in control agreements, generally provide for designated payments in the case of a change in control when coupled with an involuntary termination (i.e., a double trigger is required before payment is made due to a change in control), as such terms are defined in the applicable agreements.

For additional information about these arrangements and detail about post-termination payments under these arrangements, see the “Potential Payments upon Termination or Change in Control” section below.

Other Benefits Not Available to All Employees

Elective Deferred Compensation Plan

The Company maintains an Elective Deferred Compensation Plan that allows eligible employees (including all the NEOs) to voluntarily defer receipt of all or a portion of base salary and certain incentive compensation payments until a date or dates elected by the participating employee. This allows the employee to defer taxes on designated compensation amounts. In addition, the Company is obligated to pay a limited Company contribution to the plan for all eligible employees.

Supplemental Health and Welfare

We provide certain health and welfare benefits not generally available to other employees, including the payment of premiums for supplemental long-term disability insurance and Company-provided coverage in the amount of $1 million for both life and accidental death and dismemberment insurance for all NEOs.

We also provide post-retirement medical and dental insurance coverage for eligible former executive officers under our Retiree Health Plans, subject to certain eligibility requirements. The program was closed to executive officers who joined the Company or

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Lam Research Corporation 2020 Proxy Statement	39

became executive officers through promotion effective on or after January 1, 2013. We have an independent actuarial valuation of post-retirement benefits for eligible NEOs conducted annually in accordance with generally accepted accounting principles. The most recent valuation was conducted in June 2020 and reflected the retirement benefit obligation for the NEOs as shown below.

Figure 46. NEO Post-Retirement Benefit Obligations

Named Executive Officer	As of June 28, 2020 ($)

Timothy M. Archer	959,000

Douglas R. Bettinger (1)	—

Richard A. Gottscho	673,000

Patrick J. Lord (1)	—

Seshasayee (Sesha) Varadarajan (1)	—

(1)	Mr. Bettinger, Dr. Lord and Mr. Varadarajan are not eligible to participate under the terms of the program.

Compensation Committee Report

The compensation and human resources committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K. Based on this review and discussion, the compensation and human resources committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K.

This Compensation Committee Report shall not be deemed “filed” with the SEC for purposes of federal securities law, and it shall not, under any circumstances, be incorporated by reference into any of the Company’s past or future SEC filings. The report shall not be deemed soliciting material.

MEMBERS OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

Youssef A. El-Mansy

Catherine P. Lego (Chair)

Abhijit Y. Talwalkar

Lih Shyng (Rick L.) Tsai

Compensation Committee Interlocks and Insider Participation

None of the compensation and human resources committee members has ever been an officer or employee of Lam Research. No interlocking relationship exists as of the date of this proxy statement or existed during fiscal year 2020 between any member of our compensation and human resources committee and any member of any other company’s board of directors or compensation committee.

Executive Compensation Tables

The following tables (Figures 47-52) show compensation information for our named executive officers:

Figure 47. Summary Compensation Table

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(3)	Total ($)

Timothy M. Archer President and Chief Executive Officer	2020	1,017,308	—		8,350,730	923,416	1,450,500	(4)	11,050	11,753,004
	2019	809,512	—		7,829,921	3,911,321	1,181,842	(5)	12,513	13,745,109
	2018	674,922	—		4,180,920	600,122	1,599,068	(6)	9,856	7,064,888

Douglas R. Bettinger Executive Vice President and Chief Financial Officer	2020	646,646	—		2,417,174	267,136	616,960	(4)	9,759	3,957,675
	2019	620,518	—		9,856,919	529,186	739,421	(5)	9,073	11,755,117
	2018	586,874	—		1,881,292	270,066	914,560	(6)	9,123	3,661,915

Richard A. Gottscho Executive Vice President, Chief Technology Officer	2020	588,390	6,400	(7)	2,197,418	257,676	506,977	(4)	9,694	3,566,555
	2019	584,126	10,971	(7)	1,755,652	474,750	707,680	(5)	9,553	3,542,732
	2018	567,324	5,867	(7)	2,090,283	316,208	1,072,242	(6)	9,384	4,061,308

Patrick J. Lord Executive Vice President, Customer Support Business Group and Global Operations	2020	479,544	—		2,197,418	242,796	379,792	(4)	8,972	3,308,522
	2019	463,327	—		1,404,389	352,790	554,243	(5)	8,668	2,783,417
	2018	—	—		—	—	—		—	—

Seshasayee (Sesha) Varadarajan Senior Vice President and General Manager, Deposition Business Unit	2020	462,613	10,074	(8)	1,889,916	209,024	375,204	(4)	8,829	2,955,660
	2019	453,031	—		1,229,006	308,609	494,802	(5)	8,785	2,494,233
	2018	—	—		—	—	—		—	—

(1)

The amounts shown in this column represent the value of service-based and market-based performance RSU awards, under the LTIP, granted in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The assumptions used to calculate the fair value of the RSUs in fiscal year 2020 are set forth in Note 5 to the Consolidated Financial Statements of the Company’s annual report on Form 10-K for the fiscal year ended June 28, 2020. For additional details regarding the grants see “FY2020 Grants of Plan-Based Awards” table below.

(2)

The amounts shown in this column represent the value of the stock option awards granted, under the LTIP, in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The assumptions used to calculate the fair value of stock options in fiscal year 2020 are set forth in Note 5 to the Consolidated Financial Statements of the Company’s annual report on Form 10-K for the fiscal year ended June 28, 2020. For additional details regarding the grants see “FY2020 Grants of Plan-Based Awards” table below.

(3)	Please refer to “FY2020 All Other Compensation Table” which immediately follows this table, for additional information.

(4)	Represents the amount earned by and subsequently paid under the calendar year 2019 AIP.

(5)	Represents the amount earned by and subsequently paid under the calendar year 2018 AIP.

(6)	Represents the amount earned by and subsequently paid under the calendar year 2017 AIP.

(7)	Represents patent awards.

(8)	Represents Mr. Varadarajan’s patent awards of $8,571 and gift of $1,503 received from the Company in connection with achieving his 20-year anniversary milestone.

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Lam Research Corporation 2020 Proxy Statement	41

Figure 48. FY2020 All Other Compensation Table

All Other Compensation Table for Fiscal Year 2020

	Company Matching Contribution to the Company’s Section 401(k) Plan ($)	Company Paid Long-Term Disability Insurance Premiums ($) (1)	Company Paid Life Insurance Premiums ($) (2)	Company Contribution to the Elective Deferred Compensation Plan ($)	Total ($)

Timothy M. Archer	8,550			2,500	11,050

Douglas R. Bettinger	8,666			1,093	9,759

Richard A. Gottscho	8,618	1,076			9,694

Patrick J. Lord	8,906		66		8,972

Seshasayee (Sesha) Varadarajan	8,727		102		8,829

(1)	Represents the portion of supplemental long-term disability insurance premiums paid by the Company.

(2)	Represents the portion of life insurance premiums paid by the Company in excess of the non-discriminatory life insurance benefits provided to all Company employees.

Figure 49. FY2020 Grants of Plan-Based Awards

Grants of Plan-Based Awards for Fiscal Year 2020

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Name	Award Type	Grant Date	Approved Date	Target ($) (1)	Maximum ($) (1)	Target (#) (2)		Maximum (#) (2)

Timothy M. Archer	Annual Incentive Program	N/A	2/20/20	1,575,000	3,543,750
	LTIP-Equity
	Market-based PRSUs	3/2/20	2/20/20			15,178	(4)	22,767	(4)						4,867,433
	Service-based RSUs	3/2/20	2/20/20							12,142	(5)				3,483,297
	Stock Options	3/2/20	2/20/20									12,140	(6)	300.33	923,416

Douglas R. Bettinger	Annual Incentive Program	N/A	2/19/20	659,200	1,483,200
	LTIP-Equity
	Market-based PRSUs	3/2/20	2/19/20			4,393	(4)	6,589	(4)						1,408,791
	Service-based RSUs	3/2/20	2/19/20							3,515	(5)				1,008,383
	Stock Options	3/2/20	2/19/20									3,512	(6)	300.33	267,136

Richard A. Gottscho	Annual Incentive Program	N/A	2/19/20	536,428	1,206,963
	LTIP-Equity
	Market-based PRSUs	3/2/20	2/19/20			3,994	(4)	5,991	(4)						1,280,836
	Service-based RSUs	3/2/20	2/19/20							3,195	(5)				916,582
	Stock Options	3/2/20	2/19/20									3,192	(6)	300.33	257,676

Patrick J. Lord	Annual Incentive Program	N/A	2/19/20	458,865	1,032,446
	LTIP-Equity
	Market-based PRSUs	3/2/20	2/19/20			3,994	(4)	5,991	(4)						1,280,836
	Service-based RSUs	3/2/20	2/19/20							3,195	(5)				916,582
	Stock Options	3/2/20	2/19/20									3,192	(6)	300.33	242,796

Seshasayee (Sesha) Varadarajan	Annual Incentive Program	N/A	2/19/20	408,333	918,750
	LTIP-Equity
	Market-based PRSUs	3/2/20	2/19/20			3,435	(4)	5,152	(4)						1,101,570
	Service-based RSUs	3/2/20	2/19/20							2,748	(5)				788,346
	Stock Options	3/2/20	2/19/20									2,748	(6)	300.33	209,024

(1)

The AIP target and maximum estimated future payouts reflected in this table were calculated using the base salary approved in February 2020, effective as of February 24, 2020. Awards payouts range from 0% to 225% of target.

(2)

The amounts reported represent the target and maximum number of Market-based PRSUs that may vest on the terms described in “Executive Compensation and Other Information – Compensation Discussion and Analysis” above. The number of shares that may be earned is equal to from 0% to 150% of target.

(3)

The amounts reported represent the fair value of Market-based PRSU, service-based RSU, and stock option awards granted during fiscal year 2020 in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The assumptions used to calculate the fair value of awards granted during fiscal year 2020 are set forth in Note 5 to the Consolidated Financial Statements of the Company’s annual report on Form 10-K for the fiscal year ended June 28, 2020.

(4)

The Market-based PRSUs will vest on the third anniversary of the grant date, subject to continued employment. The actual conversion of Market-based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of the target amount, depending upon Lam’s “total return” stock price performance (assuming any dividends paid are reinvested on the ex-dividend date) compared to the market price performance of the PHLX Semiconductor Sector Total Return Index over the applicable three-year performance period.

(5)	The RSUs will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to continued employment.

(6)	The stock options will become exercisable in three equal installments on the first, second and third anniversaries of the grant date, subject to continued employment.

Figure 50. FYE2020 Outstanding Equity Awards

Outstanding Equity Awards at 2020 Fiscal Year-End

			Option Awards				Stock Awards

Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Timothy M. Archer	3/2/2020	(2)	—	12,140	300.33	3/2/27
	3/2/2020	(3)					12,142	3,673,198
	3/2/2020	(4)							15,178	4,591,649
	3/1/2019	(2)	11,329	22,659	176.75	3/1/26
	3/1/2019	(3)					8,498	2,570,815
	3/1/2019	(5)							21,243	6,426,432
	12/6/2018	(6)	26,785	44,645	145.73	12/6/25
	12/6/2018	(7)					10,639	3,218,510
	3/1/2018	(2)	7,016	3,508	190.07	3/1/25
	3/1/2018	(3)					3,509	1,061,543
	3/1/2018	(5)							13,159	3,980,861
	3/1/2017	(2)	15,540	—	119.67	3/1/24

Douglas R. Bettinger	3/2/2020	(2)	—	3,512	300.33	3/2/27
	3/2/2020	(3)					3,515	1,063,358
	3/2/2020	(4)							4,393	1,328,970
	3/1/2019	(2)	4,248	8,496	176.75	3/1/26
	3/1/2019	(3)					3,186	963,829
	3/1/2019	(5)							7,966	2,409,874
	11/30/2018	(7)					34,305	10,377,949
	3/1/2018	(2)	3,157	1,579	190.07	3/1/25
	3/1/2018	(3)					1,579	477,679
	3/1/2018	(5)							5,921	1,791,221
	3/1/2017	(2)	9,496	—	119.67	3/1/24
	3/1/2016	(2)	23,871	—	75.57	3/1/23
	2/11/2015	(2)	9,303	—	80.60	2/11/22
	2/18/2014	(8)	7,242	—	51.76	2/18/21
	2/18/2014	(2)	9,658	—	51.76	2/18/21

Richard A. Gottscho	3/2/2020	(2)	—	3,192	300.33	3/2/27
	3/2/2020	(3)					3,195	966,551
	3/2/2020	(4)							3,994	1,208,265
	3/1/2019	(2)	3,540	7,080	176.75	3/1/26
	3/1/2019	(3)					2,656	803,493
	3/1/2019	(5)							6,638	2,008,128
	3/1/2018	(2)	1,753	1,754	190.07	3/1/25
	3/1/2018	(3)					1,755	530,923
	3/1/2018	(5)							6,579	1,990,279

Patrick J. Lord	3/2/2020	(2)	—	3,192	300.33	3/2/27
	3/2/2020	(3)					3,195	966,551
	3/2/2020	(4)							3,994	1,208,265
	3/1/2019	(2)	2,832	5,664	176.75	3/1/26
	3/1/2019	(3)					2,124	642,552
	3/1/2019	(5)							5,310	1,606,381
	3/1/2018	(2)	1,333	1,334	190.07	3/1/25
	3/1/2018	(3)					1,334	403,562
	3/1/2018	(5)							5,000	1,512,600
	3/1/2017	(2)	1,554	—	119.67	3/1/24

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Lam Research Corporation 2020 Proxy Statement	43

Outstanding Equity Awards at 2020 Fiscal Year-End

			Option Awards				Stock Awards

Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Seshasayee (Sesha) Varadarajan	3/2/2020	(2)	—	2,748	300.33	3/2/27
	3/2/2020	(3)					2,748	831,325
	3/2/2020	(4)							3,435	1,039,156
	3/1/2019	(2)	2,477	4,955	176.75	3/1/26
	3/1/2019	(3)					1,859	562,385
	3/1/2019	(5)							4,647	1,405,810
	3/1/2018	(2)	2,384	1,192	190.07	3/1/25
	3/1/2018	(3)					1,193	360,906
	3/1/2018	(5)							4,474	1,353,474

(1)	Calculated by multiplying the number of not vested units by $302.52, the closing price of our common stock on June 26, 2020.

(2)	The stock options will become exercisable in three equal installments on the first, second, and third anniversaries of the grant date, subject to continued employment.

(3)	The RSUs will vest in three equal installments on the first, second, and third anniversaries of the grant date, subject to continued employment.

(4)

The Market-based PRSUs will vest on the third anniversary of the grant date, subject to continued employment. The Market-based PRSUs are shown at their target amount. The actual conversion of the Market-based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of the target amount, depending upon Lam’s “total return” stock price performance (assuming any dividends paid are reinvested on the ex-dividend date) compared to the market price performance of the PHLX Semiconductor Sector Total Return Index over the applicable three-year performance period.

(5)

The Market-based PRSUs will vest on the third anniversary of the grant date, subject to continued employment. The Market-based PRSUs are shown at their target amount. The actual conversion of the Market-based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of that target amount, depending upon Lam’s stock price performance compared to the market price performance of the PHLX Semiconductor Sector Index over the applicable three-year performance period.

(6)

The stock options will become exercisable over four years (one quarter on the first anniversary of the grant date and the remainder on a pro-rated basis on the sixth day of every month thereafter for the next 36 months), subject to continued employment.

(7)

The RSUs will vest over four years (one quarter of the RSUs on the first anniversary of the grant date and the remainder of the RSUs on a pro-rated basis on the last day of every month thereafter for the next 36 months), subject to continued employment.

(8)	The stock options became exercisable on the second anniversary of the grant date.

Figure 51. FY2020 Option Exercises and Stock Vested

Option Exercises and Stock Vested for Fiscal Year 2020 (1)

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Timothy M. Archer	36,174	7,303,600	48,462	14,101,009

Douglas R. Bettinger	—	—	44,725	12,635,703

Richard A. Gottscho	9,236	1,184,365	27,869	8,177,601

Patrick J. Lord	1,333	104,880	12,691	3,723,920

Seshasayee (Sesha) Varadarajan	—	—	11,619	3,409,363

(1)

The table shows all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the NEOs during fiscal year 2020, which ended on June 28, 2020.

Figure 52. FY2020 Non-Qualified Deferred Compensation

Non-Qualified Deferred Compensation for Fiscal Year 2020

Name	Executive Contributions in FY 2020 ($) (1)	Registrant Contributions in FY 2020 ($) (2)	Aggregate Earnings in FY 2020 ($) (3)	Aggregate Balance at FYE 2020 ($) (4)

Timothy M. Archer	390,100	2,500	391,921	7,488,060

Douglas R. Bettinger	527,809	1,093	155,947	3,784,110

Richard A. Gottscho	—	—	70,327	2,272,276

Patrick J. Lord	—	—	—	—

Seshasayee (Sesha) Varadarajan	—	—	—	—

(1)	The entire amount of each executive’s contributions in fiscal year 2020 is reported in each respective NEO’s compensation in our fiscal year 2020 “Summary Compensation Table” above.

(2)

Represents the amount that Lam credited to the Elective Deferred Compensation Plan, or “EDCP,” which is 3% of the executive’s salary contribution during calendar years 2019 and 2020, to a maximum annual benefit of $2,500. These amounts are included in the “Summary Compensation Table” and “FY2020 All Other Compensation Table” above.

(3)	The NEOs did not receive above-market or preferential earnings in fiscal year 2020.

(4)

The fiscal year-end balance includes $6,703,539 for Mr. Archer, $3,099,261 for Mr. Bettinger, and $2,201,949 for Dr. Gottscho that were previously reported in the “FY2019 Non-Qualified Deferred Compensation” table in our 2019 proxy statement. The fiscal year-end balance includes $6,768,664 for Mr. Archer, $3,784,110 for Mr. Bettinger, and $366,136 for Dr. Gottscho that was contributed after December 31, 2004, or constitutes earnings on such contributions, and which is subject to distribution in the event of a Change in Control (as defined in the EDCP) as described in “Potential Payments upon Termination or Change in Control - Elective Deferred Compensation Plan” below.

Potential Payments upon Termination or Change in Control

The following is a summary of the employment agreements of our named executive officers.

Executive Employment Agreements

Timothy M. Archer. The Company and Mr. Archer entered into an employment agreement, or “Mr. Archer’s agreement,” effective January 1, 2018, for a term ending on December 31, 2020, subject to the right of the Company or Mr. Archer, under certain circumstances, to terminate the agreement prior to such time. The agreement was amended on March 16, 2018 to reflect his promotion to president and COO and on August 8, 2019 to reflect his promotion to, and new compensation as, president and CEO.

Under the terms of Mr. Archer’s agreement, Mr. Archer receives a base salary, which is reviewed annually and potentially adjusted. It was set initially in the latest amendment to the agreement at $1,000,000. Mr. Archer is also entitled to participate in any short-term or long-term variable compensation programs offered by the Company to its executive officers generally, subject to the applicable terms and conditions of those programs and the approval of the independent members of the Board, and to participate in the Company’s Elective Deferred Compensation Plan. Mr. Archer receives other benefits, such as health insurance, paid time off (as his schedule permits), and eligible benefits under other plans and programs generally applicable to executive officers of the Company.

If an Involuntary Termination (as defined in Mr. Archer’s agreement) of Mr. Archer’s employment occurs, other than in connection with a Change in Control (as defined in Mr. Archer’s agreement), Mr. Archer will be entitled to: (1) a lump-sum cash payment equal to 18 months of his then-current base salary, plus an amount equal to the average of the last five annual payments made to Mr. Archer under the short term variable compensation program or any predecessor or successor programs (the “Short Term Program,” and such average, the “Five-Year Average Amount”), plus an amount equal to the pro rata amount he would have earned under the Short Term Program for the calendar year in which his employment is terminated had his employment continued until the end of such calendar year, such pro rata portion to be calculated based on the performance results achieved under the Short Term Program and the number of full months elapsed prior to the termination date; (2) payment of any amounts accrued as of the date of termination under any long-term, cash-based variable-compensation programs of the Company (the “Long Term Cash Programs”); (3) certain medical benefits; (4) a cash payment equal to a product of (x) a pro rata portion (based on time of service as of the date of termination) of the unvested Market-based PRSU and/or other performance-based RSU awards granted to Mr. Archer, as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time of service and (y) the closing stock price on the date of termination; and (5) vesting, as of the date of termination, of a pro rata portion of the unvested stock option or RSU awards that are not performance-based granted to Mr. Archer at least 12 months prior to the termination date.

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Lam Research Corporation 2020 Proxy Statement	45

If a Change in Control of the Company (as defined in Mr. Archer’s agreement) occurs during the period of Mr. Archer’s employment, and if there is an Involuntary Termination of Mr. Archer’s employment either in contemplation of or within the 18 months following the Change in Control, Mr. Archer will be entitled to: a lump-sum cash payment equal to 24 months of Mr. Archer’s then-current base salary, plus an amount equal to two times the Five-Year Average Amount, plus an additional amount equal to a pro rata amount (based on the number of full months worked during the calendar year during which the termination occurs) of the Five-Year Average Amount; certain medical benefits; conversion of any Market-based PRSUs and/or other performance-based RSUs outstanding as of the Change in Control into a cash award payable at time of termination equal to the product of the closing stock price on the closing date of the Change in Control and the sum of: (x) a pro rata portion (based on time of service as of the date of termination) of the unvested Market-based PRSU/performance-based RSU awards granted to Mr. Archer as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time of service and (y) the remainder of the pro-rata portion of unvested Market-based PRSU/performance-based RSU awards at target; vesting, as of the date of termination, of the unvested stock option or RSU awards that are not performance-based granted to Mr. Archer prior to the Change in Control; and payment of any amounts accrued as of the Change in Control under any then-existing Long Term Cash Programs, plus an amount equal to the remaining target amount under any then-existing Long Term Cash Programs.

If the Company is acquired by another entity in connection with a Change in Control of the Company (as defined in Mr. Archer’s agreement) during the period of Mr. Archer’s employment, and there is or will be no market for the Company’s common stock, and if the acquiring company does not provide Mr. Archer with stock options and RSU awards comparable to the unvested stock option or RSU awards that are not performance-based that are granted to Mr. Archer prior to the Change in Control, then regardless of whether Mr. Archer’s employment is terminated, Mr. Archer will be entitled to the vesting, immediately prior to the Change in Control, of all such unvested stock option or RSU awards that are not performance-based that are granted to Mr. Archer prior to the Change in Control.

If Mr. Archer’s employment is terminated due to disability or in the event of his death, Mr. Archer (or his estate) will be entitled to: (1) the pro rata amount he would have earned under the Short Term Program for the calendar year in which his employment is terminated had his employment continued until the end of such calendar year, such pro rata portion to be calculated based on the performance results achieved under the Short Term Program and the number of full months elapsed prior to the termination date; (2) payment of any amounts accrued as of the date of termination under any then-existing Long Term Cash Programs; (3) certain medical benefits; (4) vesting, as of the date of termination, of 50% of the unvested stock option, and RSU awards, which are not performance based, granted to Mr. Archer prior to the date of termination (or a pro rata amount, based on period of service, if greater than 50%); and (5) vesting, as of the date of termination, of 50% of the Market-based PRSU/performance-based RSU awards (or a pro rata amount, based on period of service, if greater than 50%) as adjusted for the Company’s performance during the service period (in either case) granted to Mr. Archer prior to the date of termination.

If Mr. Archer voluntarily resigns, he will be entitled to no additional benefits (except as he may be eligible for under the Company’s Retiree Health Plans); stock options, RSUs and Market-based PRSUs/performance-based RSUs will cease to vest on the termination date; and stock options will be canceled unless they are exercised within 90 days after the termination date. All RSUs and Market-based PRSUs/performance-based RSUs will be canceled on the termination date.

Mr. Archer’s agreement also subjects Mr. Archer to customary confidentiality and non-competition obligations during the term of the agreement, the application of the Company’s compensation recovery, or clawback, policy to any compensation, and non-solicitation obligations for a period of six months following the termination of his employment. The agreement also requires Mr. Archer to execute a release in favor of the Company to receive the payments described above.

Douglas R. Bettinger. The Company and Mr. Bettinger entered into an employment agreement, or “Mr. Bettinger’s agreement,” with a term commencing on January 1, 2018 and ending on December 31, 2020, subject to the right of the Company or Mr. Bettinger, under certain circumstances, to terminate the agreement prior to such time. Mr. Bettinger’s agreement was amended on November 30, 2018 to reflect his 2019 compensation and special equity award described in further detail in “Compensation Discussion and Analysis - Compensation Relating to Management Transition” above. The terms of Mr. Bettinger’s agreement are substantively similar to those of Mr. Archer’s agreement, with the following material difference: Mr. Bettinger’s base salary was set initially in the latest amendment to the agreement at $640,000.

The severance terms of Mr. Bettinger’s agreement are generally similar to those of Mr. Archer’s agreement, except that (1) Mr. Bettinger will receive 12-months base salary instead of 18-months in the event of his Involuntary Termination; and (2) instead of a payment of the Five-Year Average Amount, he will receive a payment of 50% of the Five-Year Average Amount. The Change in Control terms of Mr. Bettinger’s agreement are generally similar to those of Mr. Archer’s agreement, except that Mr. Bettinger will receive 18-months base salary instead of 24-months in the event of his Involuntary Termination.

Richard A. Gottscho. The Company and Dr. Gottscho entered into an employment agreement, or “Dr. Gottscho’s agreement,” effective January 1, 2018, for a term ending on December 31, 2020, subject to the right of the Company or Dr. Gottscho, under certain circumstances, to terminate the agreement prior to such time. The terms of Dr. Gottscho’s agreement are substantively similar to those of Mr. Bettinger’s agreement with the following material difference: under Dr. Gottscho’s agreement, his initial base salary at the beginning of the term of the agreement was set at $567,324. The severance and Change in Control terms of Dr. Gottscho’s agreement are also generally similar to those of Mr. Bettinger’s agreement.

Patrick J. Lord. The Company and Dr. Lord entered into an employment agreement, or “Dr. Lord’s agreement,” effective September 8, 2020, for a term ending on December 31, 2020, subject to the right of the Company or Dr. Lord, under certain circumstances, to terminate the agreement prior to such time. The terms of Dr. Lord’s agreement are substantively similar to those of Mr. Bettinger’s agreement with the following material difference: under Dr. Lord’s agreement, his initial base salary at the beginning of the term of the agreement was set at $509,850. The severance and Change in Control terms of Dr. Lord’s agreement are also generally similar to those of Mr. Bettinger’s agreement. Prior to entering into Dr. Lord’s agreement, the Company and Dr. Lord were party to a change in control agreement with terms substantively similar to the the change in control agreement with Mr. Varadarajan that is described below under “Other Executive Agreements.”

Other Executive Agreements

The Company entered into a change in control agreement with Mr. Varadarajan effective January 1, 2018, or the “change in control agreement,” for a term ending on December 31, 2020, subject to the right of the Company or Mr. Varadarajan, under certain circumstances, to terminate the change in control agreement prior to such time. The change in control terms of Mr. Varadarajan’s agreement are generally similar to those contained in Mr. Archer’s agreement. The change in control agreement of Mr. Varadarajan contains confidentiality, non-competition, and non-solicitation terms that are substantively similar to those of Mr. Archer’s, Mr. Bettinger’s, Dr. Gottscho’s and Dr. Lord’s agreements, and require Mr. Varadarajan to execute a release in favor of the Company to receive the payments described in the previous paragraph.

Equity Plans

In addition to the above, certain of our stock plans provide for accelerated benefits after certain events. While the applicable triggers under each plan vary, these events generally include: (1) a merger or consolidation in which the Company is not the surviving entity, (2) a sale of substantially all of the Company’s assets, including a liquidation or dissolution of the Company, or (3) a change in the ownership of more than 50% of our outstanding securities by tender offer or similar transaction. After a designated event, the vesting of some or all of the awards granted under these plans may be immediately accelerated in full, or certain awards may be assumed, substituted, replaced, or settled in cash by a surviving corporation or its parent. The specific treatment of awards in a particular transaction will be determined by the Board and/or the terms of the applicable transaction documents.

Potential Payments to Named Executive Officers upon Termination or Change in Control

The tables below summarize the potential payments to our NEOs, assuming a change in control of the Company as of the end of fiscal year 2020. These amounts are calculated assuming that the employment termination or change in control occurs on the last day of fiscal year 2020, June 28, 2020. The closing price per share of our common stock on June 26, 2020, which was the last trading day of fiscal year 2020, was $302.52. The short-term incentive program pro rata amounts are calculated by multiplying the applicable pro rata percentage by the target. Actual performance will not be known until after the end of calendar year 2020.

Figure 53. Potential Payments to NEOs upon Termination or Change in Control as of FYE2020

Potential Payments to Mr. Archer upon Termination or Change in Control as of June 28, 2020

		Involuntary Termination

	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)

Compensation

Severance	—	—	—	1,575,000	2,100,000

Short-term Incentive (5-year average)	—	—	—	1,295,171	2,590,341

Short-term Incentive (pro rata)	—	656,250	—	656,250	539,654

Long-term Incentives:

Stock Options (Unvested and Accelerated)	—	5,036,627	—	454,799	10,270,773

Service-based Restricted Stock Units (Unvested and Accelerated)	—	4,996,420	—	586,586	10,524,066

Performance-based Restricted Stock Units (Unvested and Accelerated)	—	11,486,684	—	9,367,460	17,544,016

Benefits and Perquisites

Health Benefit Continuation/COBRA Benefit	—	36,702	—	36,702	36,702

Total	—	22,212,683	—	13,971,968	43,605,552

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Lam Research Corporation 2020 Proxy Statement	47

Potential Payments to Mr. Bettinger upon Termination or Change in Control as of June 28, 2020

		Involuntary Termination

	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)

Compensation

Severance	—	—	—	659,200	988,800

Short-term Incentive (5-year average)	—	—	—	389,171	1,167,512

Short-term Incentive (pro rata)	—	274,667	—	274,667	324,309

Long-term Incentives:

Stock Options (Unvested and Accelerated)	—	582,422	—	177,873	1,253,792

Service-based Restricted Stock Units (Unvested and Accelerated)	—	6,321,458	—	239,596	12,882,814

Performance-based Restricted Stock Units (Unvested and Accelerated)	—	4,407,716	—	3,768,925	6,553,993

Benefits and Perquisites

Health Benefit Continuation/COBRA Benefit	—	25,235	—	25,235	25,235

Total	—	11,611,498	—	5,534,667	23,196,455

Potential Payments to Dr. Gottscho upon Termination or Change in Control as of June 28, 2020

		Involuntary Termination

	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)

Compensation

Severance	—	—	—	596,031	894,047

Short-term Incentive (5-year average)	—	—	—	389,149	1,167,446

Short-term Incentive (pro rata)	—	223,512	—	223,512	324,291

Long-term Incentives:

Stock Options (Unvested and Accelerated)	—	497,974	—	160,560	1,094,679

Service-based Restricted Stock Units (Unvested and Accelerated)	—	1,017,375	—	232,940	2,300,967

Performance-based Restricted Stock Units (Unvested and Accelerated)	—	4,249,801	—	3,677,740	6,184,368

Benefits and Perquisites

Health Benefit Continuation/Retiree Health Plans	673,000	673,000	673,000	673,000	673,000

Total	673,000	6,661,662	673,000	5,952,932	12,638,798

Potential Payments to Dr. Lord upon Termination or Change in Control as of June 28, 2020 (1)

		Involuntary Termination

	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)

Compensation

Severance	—	—	—	—	764,775

Short-term Incentive (5-year average)	—	—	—	—	813,011

Short-term Incentive (pro rata)	—	—	—	—	225,836

Long-term Incentives:

Stock Options (Unvested and Accelerated)	—	—	—	—	869,360

Service-based Restricted Stock Units (Unvested and Accelerated)	—	—	—	—	2,012,666

Performance-based Restricted Stock Units (Unvested and Accelerated)	—	—	—	—	5,092,358

Benefits and Perquisites

Health Benefit Continuation/COBRA Benefit	—	—	—	—	25,235

Total	—	—	—	—	9,803,241

Potential Payments to Mr. Varadarajan upon Termination or Change in Control as of June 28, 2020

		Involuntary Termination

	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)

Compensation

Severance	—	—	—	—	720,588

Short-term Incentive (5-year average)	—	—	—	—	757,832

Short-term Incentive (pro rata)	—	—	—	—	210,509

Long-term Incentives:

Stock Options (Unvested and Accelerated)	—	—	—	—	763,249

Service-based Restricted Stock Units (Unvested and Accelerated)	—	—	—	—	1,754,616

Performance-based Restricted Stock Units (Unvested and Accelerated)	—	—	—	—	4,475,186

Benefits and Perquisites

Health Benefit Continuation/COBRA Benefit	—	—	—	—	23,581

Total	—	—	—	—	8,705,561

(1)

The table summarizing the potential payments to Dr. Lord assumes that the employment termination or change in control occurs on the last day of fiscal year 2020, June 28, 2020. Following the end of fiscal year 2020, the Company and Dr. Lord entered into an employment agreement, as described above under “Potential Payments upon Termination or Change in Control—Executive Employment Agreements,” which replaced Dr. Lord’s prior change in control agreement. If Dr. Lord’s employment agreement had been in effect as of June 28, 2020, the potential payments to Dr. Lord would have been as follows:

Potential Payments to Dr. Lord upon Termination or Change in Control as of June 28, 2020

		Involuntary Termination

	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)

Compensation

Severance	—	—	—	509,850	764,775

Short-term Incentive (5-year average)	—	—	—	271,004	813,011

Short-term Incentive (pro rata)	—	191,194	—	191,194	225,836

Long-term Incentives:

Stock Options (Unvested and Accelerated)	—	397,122	—	126,491	869,360

Service-based Restricted Stock Units (Unvested and Accelerated)	—	905,140	—	180,907	2,012,666

Performance-based Restricted Stock Units (Unvested and Accelerated)	—	3,447,215	—	2,893,643	5,092,358

Benefits and Perquisites

Health Benefit Continuation/COBRA Benefit	—	25,235	—	25,235	25,235

Total	—	4,965,906	—	4,198,324	9,803,241

Elective Deferred Compensation Plan

As described above in “Compensation Discussion and Analysis - Primary Components of NEO Compensation; CY2019 Compensation Payouts; CY2020 Compensation Targets and Metrics - Other Benefits Not Available to All Employees - Elective Deferred Compensation Plan”, the Company maintains an Elective Deferred Compensation Plan in which all of the NEOs are eligible to participate. In addition to the potential payments shown in Figure 53, in the event of a Change in Control (as defined in the Elective Deferred Compensation Plan), all amounts credited to a participating NEO’s account (other than amounts contributed through December 31, 2004, and earnings thereon) will be distributed in a lump sum payment on the first business day of the eighteenth month following such Change in Control. The balance, and applicable amounts, of each NEO’s account as of the end of fiscal year 2020 are set forth in Figure 52, “FY2020 Non-Qualified Deferred Compensation”. Under the Elective Deferred Compensation Plan, amounts may be withdrawn or distributed from the plan through pre-scheduled payments or upon death, retirement, disability or a separation from service, as elected in advance by the participant in accordance with the terms of the plan.

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Lam Research Corporation 2020 Proxy Statement	49

CEO Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our Chief Executive Officer, or the CEO, to the median of the annual total compensation of our employees (other than the CEO). The fiscal year 2020 annual total compensation of our CEO, Mr. Archer, was $11,753,004, the fiscal year 2020 annual total compensation of our median compensated employee (other than the CEO) was $104,541, and the ratio of these amounts was 112 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our human resources system of record and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

As permitted under the SEC rules, we are using the same median employee identified for purposes of our fiscal year 2019 and 2018 CEO pay ratios, as we believe the changes to our employee population and compensation have not significantly impacted our pay ratio. For purposes of identifying our median compensated employee in fiscal year 2018, we used our global employee population as of June 24, 2018, identified based on our human resources system of record. We used total direct compensation as our consistently applied compensation measure for such population. In this context, total direct compensation means the sum of the applicable annual base salaries determined as of June 24, 2018, the incentive cash target amount payable for service in calendar year 2018, and the approved value of the annual equity awards granted during fiscal year 2018 for our global employee population. We annualized the annual base salary and incentive cash target amounts for all employees who did not work for the entire year. Given its global population, the Company used the foreign currency exchange rates in effect at the end of fiscal year 2018 to determine the annual total direct compensation and therefore the median compensated employee. After identifying our median compensated employee, we then calculated the annual total direct compensation for our median compensated employee using the same methodology used for the Company’s CEO as set forth in the “Summary Compensation Table” of this proxy statement.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information, as of June 28, 2020, regarding securities authorized for issuance under the Company’s equity compensation plans. The Company’s equity compensation plans include the 1999 Employee Stock Purchase Plan, the 2007 Stock Incentive Plan, the 2011 Stock Incentive Plan, and the 2015 Stock Incentive Plan, each as amended and as may be amended. Since November 4, 2015, the Company has issued awards under the 1999 Employee Stock Purchase Plan and the 2015 Stock Incentive Plan, each as amended. The 1999 Employee Stock Purchase Plan was amended and restated by the Board on August 29, 2018 and approved at the 2018 Annual Meeting of Stockholders. Please see “Proposal No. 3: Approval of the Adoption of the Lam Research Corporation 1999 Employee Stock Purchase Plan, as Amended and Restated” in the 2018 proxy statement for additional information.

Figure 54. FYE2020 Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(1) ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	2,235,376	(2)	158.01	15,325,477	(3)

Equity compensation plans not approved by security holders	49,385	(4)	47.99	—

Total	2,284,761		144.63	15,325,477

(1)	Does not include RSUs, including service-based RSUs and market-based PRSUs.

(2)

Includes 16,134 shares issuable upon service-based RSUs vesting or stock option exercises under the Company’s 2007 Stock Incentive Plan, as amended, or the “2007 Plan,” and 2,219,242 shares issuable upon service-based RSUs vesting, market-based PRSUs vesting or stock option exercises under the Company’s 2015 Stock Incentive Plan, or the “2015 Plan.” The 2007 Plan was adopted by the Board in August 2006, was approved by Lam’s stockholders in November 2006, was amended by the Board in November 2006 and May 2013, and was retired in November 2015, when Lam’s stockholders approved the Company’s 2015 Plan. The term of the 2007 Plan and 2015 Plan was 10 years from the last date of any approval, amendment, or restatement of the plan by the Company’s stockholders. The 2015 Plan reserves for issuance up to 18,000,000 shares of the Company’s common stock. The 2,235,376 share total for plans approved by security holders, and the 2,284,761 shares shown as the total for all plan categories, assume shares will be issued at the maximum vesting amount for outstanding market-based PRSUs. In contrast, the number of shares reported as subject to outstanding awards in Note 5 to the Consolidated Financial Statements of the Company’s annual report on Form 10-K for the fiscal year ended June 28, 2020 assumes that, for outstanding market-based PRSUs, shares will be issued at the target vesting amount. The number of shares issuable at the maximum vesting amount for outstanding market-based PRSUs is 157,250 shares greater than the number of shares issuable at the target vesting amount.

(3)

Includes 8,909,055 shares available for future issuance under the 2015 Plan and 6,416,422 shares available for future issuance under the 1999 Employee Stock Purchase Plan, as amended, or the “1999 ESPP.” All of the shares available for future issuance under the 1999 ESPP are available to purchase during the current purchase period, but the actual number of shares that can be purchased depends on the purchase price, which is not fixed until the end of the purchase period, and is subject to limits on purchases by individuals. The number of shares that may be purchased by an individual in the current purchase period under the 1999 ESPP cannot exceed 10,000 shares and the total fair market value of shares that can be purchased by an individual during a calendar year cannot exceed $25,000. The 1999 ESPP was adopted by the Board in September 1998, was approved by Lam’s stockholders in November 1998, was amended by stockholder approval in November 2003, was amended by stockholder approval in November 2012, and was most recently amended by the Board in August 2018. The term of the 1999 ESPP is 20 years from its effective date of August 29, 2018, unless otherwise terminated or extended in accordance with its terms.

(4)

Includes 49,385 shares issuable upon stock option exercises under the Company’s 2011 Stock Incentive Plan, as amended, or the “2011 Plan.” As part of the acquisition of Novellus Systems, Inc., Lam assumed the Novellus Systems, Inc. 2011 Stock Incentive Plan. The 2011 Plan was approved by Novellus shareholders before the merger but has not been approved by a separate vote of Lam stockholders. The 2011 Plan was amended by the Board in July 2012. The term of the 2011 Plan was 10 years from its effective date of May 10, 2011, unless otherwise terminated or extended in accordance with its terms, and the 2011 Plan was retired in November 2015 when the 2015 Plan was approved by stockholders.

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Lam Research Corporation 2020 Proxy Statement	51

Audit Matters

Audit Committee Report

The audit committee operates under a written charter adopted by the Board that outlines its purpose and responsibilities. The audit committee reviews and assesses the adequacy of its charter at least annually and, when appropriate, recommends to the Board changes to its charter to reflect the evolving role of the audit committee. The charter of the audit committee is available on the Investors section of our website at https://investor.lamresearch.com/corporate-governance.

The audit committee is composed entirely of directors who meet the independence requirements of Nasdaq and the SEC, and who otherwise satisfy the requirements for audit committee service imposed by the Exchange Act. The Board has designated all of the audit committee members as “audit committee financial experts” under the SEC rules.

The Company’s management, audit committee, and independent registered public accounting firm (Ernst & Young LLP) have specific but different responsibilities relating to Lam’s financial reporting. Lam’s management is responsible for the preparation, presentation and integrity of financial statements and for the system of internal control and the financial reporting process. Ernst & Young LLP, or “EY,” has the responsibility to express an opinion on the financial statements and the system of internal control over financial reporting, based on the audit they conducted in accordance with the standards of the Public Company Accounting Oversight Board (U.S.). The audit committee is responsible for monitoring and overseeing these processes. The audit committee relies on the expertise and knowledge of management, the internal audit department, and the independent auditor in carrying out its oversight responsibilities.

In accordance with applicable law, the audit committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing the Company’s independent audit firm, and evaluates its independence. The audit committee has the authority to engage its own outside advisors, including experts as the committee considers necessary to carry out its responsibilities, apart from counsel or advisors hired by management.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2020, the audit committee took the following actions:

•	Received and discussed the audited financial statements with Company management;
•	Discussed with EY the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board, or the “PCAOB,” and the SEC;
•

Received and discussed the written disclosures and the letter from EY as per applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with EY its independence; and

•

Based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s 2020 Annual Report on Form 10-K for the fiscal year ended June 28, 2020 for filing with the SEC.

This Audit Committee Report shall not be deemed “filed” with the SEC for purposes of federal securities law, and it shall not, under any circumstances, be incorporated by reference into any of the Company’s past or future SEC filings. The report shall not be deemed soliciting material.

MEMBERS OF THE AUDIT COMMITTEE

Eric K. Brandt (Chair)

Michael R. Cannon

Bethany J. Mayer

Leslie F. Varon

Relationship with Independent Registered Public Accounting Firm

EY has audited the Company’s consolidated financial statements since the Company’s inception.

Annual Evaluation and Selection of Independent Registered Public Accounting Firm

The audit committee annually evaluates the performance of the Company’s independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the current accounting firm or consider other audit firms. Factors considered by the audit committee in deciding whether to retain EY include: (1) EY’s global capabilities to handle the breadth and complexity of the Company’s global operations; (2) EY’s technical expertise and knowledge of the Company’s industry and global operations; (3) the quality and candor of EY’s communications with the audit committee and management; (4) EY’s independence; (5) the quality and efficiency of the services provided by EY, including input from management on EY’s performance and how effectively EY demonstrated its independent judgment, objectivity and professional skepticism; (6) the appropriateness of EY’s fees; and (7) EY’s tenure as our independent auditor, including the benefits of that tenure, and the controls and processes in place (such as rotation of key partners) that help ensure EY’s continued independence in light of such tenure.

Figure 55. Independent Registered Public Accounting Firm Evaluation and Selection Highlights

Independence Controls

Audit Committee Oversight – Oversight includes regular private sessions with EY, discussions with EY about the scope of its audit and business imperatives, a comprehensive annual evaluation when determining whether to engage EY, and direct involvement by the audit committee and its chair in the selection of a new global coordinating partner in connection with the mandated rotation of this position.

Limits on Non-Audit Services – The audit committee preapproves audit and permissible non-audit services provided by EY in accordance with its pre-approval policy.

EY’s Internal Independence Process – EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account, and rotates the lead assurance engagement partner, the global coordinating partner, and other partners on the engagement consistent with independence and rotation requirements established by the PCAOB and SEC.

Strong Regulatory Framework – EY, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.

Benefits of Longer Tenure

Enhanced Audit Quality – EY’s significant institutional knowledge of, and deep expertise in, the Company’s semiconductor equipment industry and global business, accounting policies and practices, and internal control over financial reporting enhances audit quality.

Competitive Fees – Because of EY’s familiarity with the Company and the industry, audit and other fees are competitive with peer independent registered public accounting firms.

Avoid Costs Associated with New Auditor – Bringing on a new independent registered public accounting firm would be costly and require a significant time commitment, which could lead to management distractions.

Fees Billed by EY

The table below shows the fees billed by EY for audit and other services provided to the Company in fiscal years 2020 and 2019.

Figure 56. FY2020/2019 Fees Billed by Ernst & Young LLP

	Fiscal Year 2020 ($)	Fiscal Year 2019 ($)

Audit Fees (1)	4,504,880	4,703,830

Audit-Related Fees (2)	7,000	27,000

Tax Fees (3)	211,416	194,170

All Other Fees	—	—

TOTAL	4,723,296	4,925,000

(1)

Audit Fees represent fees for professional services provided in connection with the audits of annual financial statements. Audit Fees also include reviews of quarterly financial statements, audit services related to other statutory or regulatory filings or engagements, and fees related to EY’s audit of the effectiveness of the Company’s internal control over financial reporting pursuant to section 404 of the Sarbanes-Oxley Act.

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Lam Research Corporation 2020 Proxy Statement	53

(2)

Audit-Related Fees represent fees for assurance and related services that are reasonably related to the audit or review of the Company’s financial statements and are not reported above under “Audit Fees”. These fees principally include due diligence and accounting consultation fees in connection with an information systems audit in 2019.

(3)	Tax Fees represent fees for professional services for tax planning, tax compliance and review services related to foreign tax compliance and assistance with tax audits and appeals.

The audit committee reviewed summaries of the services provided by EY and the related fees during fiscal year 2020 and has determined that the provision of non-audit services was compatible with maintaining the independence of EY as the Company’s independent registered public accounting firm. The audit committee or its delegate approved 100% of the services and related fee amounts for services provided by EY during fiscal year 2020.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

It is the responsibility of the audit committee to approve, in accordance with sections 10A(h) and (i) of the Exchange Act and the rules and regulations of the SEC, all professional services to be provided to us by our independent registered public accounting firm, provided that the audit committee may not approve any non-audit services proscribed by section 10A(g) of the Exchange Act in the absence of an applicable exemption.

It is our policy that the audit committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm, consistent with the criteria set forth in the audit committee charter and applicable laws and regulations. The audit committee has delegated to the chair of the audit committee the authority to pre-approve such services, provided that the chair shall report any decisions to pre-approve such services to the full audit committee at its next regular meeting. These services may include audit services, audit-related services, tax services, and other services. Our independent registered public accounting firm and our management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm pursuant to any such pre-approval.

Certain Relationships and Related Party Transactions

The audit committee is responsible for the review and oversight of all related party transactions required to be disclosed to the public under SEC rules pursuant to its written charter. In addition, the Company maintains a written code of ethics that requires all employees, officers and directors to act ethically when handling any actual or apparent conflicts of interest in personal and professional relationships and to promptly report any such issues to the Company’s legal department.

No family relationships exist as of the date of this proxy statement or existed during fiscal year 2020 among any of our directors and executive officers. There were three related party transactions (including employment and compensation associated therewith) that occurred since the beginning of fiscal year 2020:

•

The son of Stephen G. Newberry, who was the former chairman of our Board prior to his retirement from the Board effective as of November 4, 2019, Ryan Newberry, is employed by the Company as a manager of security.

•	The daughter-in-law of Stephen G. Newberry, Meghan Newberry, is employed by the Company as a manager of materials in the supply chain operations group.
•

The brother-in-law of Ava Hahn, our Senior Vice President, Chief Legal Officer and Secretary, Eric Samulon, is employed by the Company as a senior manager of product development in the etch business unit.

In fiscal year 2020, the aggregate compensation paid to Ryan Newberry, Meghan Newberry and Eric Samulon, including salary, incentive compensation, the grant date value of long-term incentive awards and the value of any health and other benefits contributed to or paid for by the Company, was less than $250,000 each. The aggregate compensation for each is similar to the aggregate compensation of other employees holding equivalent positions.

Voting Proposals

Proposal No. 1: Election of Directors

This first proposal relates to the election to the Board of nine nominees who are directors of the Company as of the date of this proxy statement. In general, the nine nominees identified in this proposal who receive the highest number of “for” votes will be elected. However, any nominee who fails to receive affirmative approval from holders of a majority of the votes cast in such nominee’s election at the annual meeting, either by proxy or in person, will not be elected to the Board, even if he or she is among the top nine nominees in total “for” votes. This requirement reflects the majority vote provisions implemented by the Company in November 2009. The term of office of each person elected as a director will be until the next annual meeting of stockholders, or until his or her successor is elected and qualified or his or her earlier resignation or removal.

Unless otherwise instructed, the people named on the proxy card as proxy holders, the “Proxy Holders,” will vote the proxies received by them for the nine nominees named below, each of whom is currently a director of the Company. The proxies cannot be voted for more than nine nominees, whether or not there are additional nominees. If any nominee of the Company should decline or be unable to serve as a director as of the time of the annual meeting, then unless otherwise instructed, the proxies will be voted for any substitute nominee designated by the then-current Board to fill the vacancy. The Company is not aware of any nominee who will be unable, or will decline, to serve as a director.

The nominees for election or reelection have been nominated for election to the Board in accordance with the criteria and procedures discussed above in “Governance Matters - Corporate Governance.”

Board Size. The nine directors to be elected in this proposal are fewer than the 10 members of the Board as of the date of mailing. As is discussed above in “Governance Matters - Corporate Governance,” one of our current directors, Dr. El-Mansy, is retiring from the Board effective as of November 1, 2020, and the size of the Board will be reduced to nine prior to the 2020 annual meeting.

Information Regarding Each Nominee. In addition to the biographical information concerning each nominee’s specific experience, attributes, positions and qualifications and age as of September 4, 2020, we believe that each of our nominees, while serving as a director and/or officer of the Company, has devoted adequate time to the Board and performed his or her duties with critical attributes such as honesty, integrity, wisdom, and an adherence to high ethical standards. Each nominee has demonstrated strong business acumen, an ability to make independent analytical inquiries, to understand the Company’s business environment and to exercise sound judgment, as well as a commitment to the Company and its core values. We believe the nominees have diverse viewpoints, skills, backgrounds, and experiences that will encourage a robust decision-making process for the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NINE DIRECTOR NOMINEES SET FORTH BELOW.

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Lam Research Corporation 2020 Proxy Statement	55

2020 Nominees for Director

Sohail U. Ahmed Director since 2019 Age 62

Mr. Ahmed is the former Senior Vice President and General Manager of the Technology and Manufacturing Group at Intel Corporation, a leading producer of microchips, computing and communications products, where he was responsible for overseeing the research and development and deployment of next-generation silicon logic technologies for production of future Intel microprocessors. He held that position from January 2015 to October 2018. Immediately prior to that, he was Corporate Vice President and General Manager, Logic Technology Department at Intel from 2004 to January 2015. Mr. Ahmed joined Intel in 1984, working as a process engineer, and held progressive technical and management positions in logic process development.

Mr. Ahmed earned an M.S. degree in chemical engineering from the University of California, Davis, and a B.S. degree in chemical engineering from the University of Southern California.

The Board has concluded that Mr. Ahmed should serve as a director of the Company because of his extensive knowledge and experience acquired as an executive of a major semiconductor manufacturer focused on next-generation silicon logic technologies, his deep knowledge and understanding of semiconductor processing equipment technologies, and his experience as a senior executive of a major Company customer.

Timothy M. Archer Director since 2018 Age 53

Timothy M. Archer has served as the Company’s President and Chief Executive Officer since December 5, 2018. Mr. Archer joined the Company in June 2012 as our executive vice president, chief operating officer; and was promoted to president and chief operating officer in January 2018. Prior to joining us, he spent 18 years at Novellus Systems, Inc. in various technology development and business leadership roles, including most recently as chief operating officer from January 2011 to June 2012; executive vice president of Worldwide Sales, Marketing, and Customer Satisfaction from September 2009 to January 2011; and executive vice president of the PECVD and Electrofill Business Units from November 2008 to September 2009. His tenure at Novellus also included assignments as senior director of technology for Novellus Systems Japan from 1999 to 2001 and senior director of technology for the Electrofill Business Unit from April 2001 to April 2002. He started his career in 1989 at Tektronix, where he was responsible for process development for high-speed bipolar integrated circuits.

Mr. Archer completed the Program for Management Development at the Harvard Graduate School of Business and earned a B.S. degree in applied physics from the California Institute of Technology.

The Board has concluded that Mr. Archer should serve as a director of the Company because of his strong leadership; his knowledge and experience acquired from his current service as President, Chief Executive Officer and a director of the Company, and his past service as President and Chief Operating Officer, and as Executive Vice President and Chief Operating Officer of the Company; his deep knowledge and understanding of semiconductor processing equipment technologies; his understanding of our customers’ markets and needs; and his mergers and acquisitions experience.

Eric K. Brandt

Director since 2010

Age 58

Board Committees:

•  Audit

°     Chair since 2014

°     Member: 2010-2014

•  Nominating and Governance

°     Member since 2019

Public company director-

ships in last five years:

•  NortonLifeLock, Inc.

•  Dentsply Sirona Inc.

•  The Macerich Company

•  Altaba Inc. (former)

•  Yahoo! Inc. (former)

Eric K. Brandt is the former Executive Vice President and Chief Financial Officer of Broadcom Corporation, a global supplier of semiconductor devices, a position he held from March 2007 until its merger with Avago Technologies Limited in February 2016. From September 2005 to March 2007, Mr. Brandt served as President and Chief Executive Officer of Avanir Pharmaceuticals, Inc., a pharmaceutical company. Prior to Avanir Pharmaceuticals, Mr. Brandt was Executive Vice President-Finance and Technical Operations and Chief Financial Officer of Allergan Inc., a global specialty pharmaceutical company, where he also held a number of other senior positions following his arrival there in May 1999.

Mr. Brandt has served as a member of the board of directors of: NortonLifeLock, Inc., a consumer cyber security provider, since February 2020, where he is the chair of the audit committee; The Macerich Company, a real estate investment trust focused on regional malls, since June 2018, where he is a member of the compensation committee; Altaba Inc. (formerly Yahoo! Inc.), a management investment company that remained and was subsequently renamed following the completion of Yahoo!’s sale of its operating businesses in June 2017 (and which is in the process of a stockholder approved plan of dissolution and liquidation), since its inception, where he has served as chairman of the board, chair of the audit committee and nominating and governance committee, and a member of the compensation committee; and Dentsply Sirona Inc. (formerly Dentsply International, Inc.), a manufacturer and distributor of dental product solutions, since 2004, where he is the non-executive chairman of the board, chair of the executive committee, and a member of the corporate governance and nominating committee, and has served as a member of the human resources committee and the audit and finance committee.

He previously served on the board of directors of: MC10, Inc., a privately-held medical device Internet of Things (IoT) company, from March 2016 until February 2018, where he was chair of the compensation committee and governance committee; Yahoo! Inc., a digital information discovery company, since March 2016 to June 2017, where he was chairman of the board and chair of the audit and finance committee; Vertex Pharmaceuticals, Inc., a pharmaceutical company, from 2002 to 2009, where he was chair of the audit committee, and a member of the nominating and governance committee; and Avanir Pharmaceuticals from 2005 to 2007.

Mr. Brandt earned an M.B.A. degree from the Harvard Graduate School of Business and a B.S. degree in chemical engineering from the Massachusetts Institute of Technology.

The Board has concluded that Mr. Brandt should serve as a director of the Company because of his financial expertise including as a former chief financial officer of a publicly traded company that is a customer of our customers; his knowledge of and experience in the semiconductor industry and other technology industries; his mergers and acquisitions experience; his board governance experience from service on other public company boards, including as an audit committee member and chair, a compensation committee member and a nominating and governance committee member and chair; and his cybersecurity expertise.

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Lam Research Corporation 2020 Proxy Statement	57

Michael R. Cannon

Director since 2011

Age 67

Board Committees:

•  Audit

°     Member since 2011

•  Nominating and Governance

°     Chair since 2019

°     Member 2011-2019

Public company director-ships in last five years:

•  Dialog Semiconductor

•  Seagate Technology Public Limited

•  Adobe Systems Inc. (former)

Michael R. Cannon is the General Partner of MRC & LBC Partners, LLC, a private management consulting company. From February 2007 until his retirement in January 2009, Mr. Cannon served as President of Global Operations of Dell Inc., a computer systems manufacturer and services provider; and from January 2009 to January 2011, he served as a consultant to Dell. Prior to joining Dell, he was President and Chief Executive Officer of Solectron Corporation, an electronic manufacturing services company, from January 2003 to February 2007. From July 1996 to January 2003, Mr. Cannon served as President and Chief Executive Officer of Maxtor Corporation, a disk drive and storage systems manufacturer. Prior to joining Maxtor, Mr. Cannon held senior management positions at International Business Machines Corp. (IBM), a global services, software and systems company.

Mr. Cannon has served as a member of the board of directors of: Seagate Technology Public Limited, a disk drive and storage solutions company, since February 2011, where he became chairman of the board in July 2020, is a member of the nominating and corporate governance committee and the compensation committee, and has served as lead independent director, as the chair of the nominating and corporate governance committee, and as a member of the audit and finance committees; and Dialog Semiconductor, a mixed signal integrated circuits company, since February 2013, where he is a member of the remuneration committee and the nomination committee and has served as the chair of the remuneration committee.

He previously served on the board of directors of Adobe Systems Inc., a diversified software company, from December 2003 to April 2016, where he had been a member of the audit committee and chair of the compensation committee; Elster Group SE, a precision metering and smart grid technology company, from October 2010 until the company was acquired in August 2012; Solectron Corporation, an electronic manufacturing services company, from January 2003 to January 2007; and Maxtor Corporation, a disk drive and storage solutions company, from July 1996 until Seagate acquired Maxtor in May 2006.

Mr. Cannon studied mechanical engineering at Michigan State University and completed the Advanced Management Program at the Harvard Graduate School of Business.

The Board has concluded that Mr. Cannon should serve as a director of the Company because of his industry knowledge; his marketing experience; his experience as President at a public corporation that is a customer of our customers; his finance experience; his 20 years of international business experience; his experience with mergers and acquisitions; and his extensive board experience as a director on other public company boards, including service on audit, compensation and nominating and governance committees.

Catherine P. Lego

Director since 2006

Age 63

Board Committees:

•  Audit

°  Chair: 2009 – 2014

°  Member: 2006 – 2015

•  Compensation and Human Resources

°  Chair since 2015

•  Nominating and Governance

°  Member since 2014

Public company director-ships in last five years:

•  Cirrus Logic, Inc.

•  Guidewire Software, Inc.

•  IPG Photonics Corporation

•  Cypress Semiconductor Corp. (former)

•  Fairchild Semiconductor International Inc. (former)

•  SanDisk Corporation (former)

Catherine P. Lego is the founder of Lego Ventures LLC, a consulting services firm for early stage electronics companies, which she operated from 1992 until December 2018. From December 1999 to December 2009, she was the General Partner of The Photonics Fund, LLP, an early stage venture capital investment firm focused on investing in components, modules and systems companies for the fiber optics telecommunications market, which she founded. Ms. Lego was a general partner at Oak Investment Partners, a venture capital firm, from 1981 to 1992. Prior to Oak Investment Partners, she practiced as a Certified Public Accountant with Coopers & Lybrand, an accounting firm.

Ms. Lego has served as a member of the board of directors of: Cirrus Logic, Inc., a fabless semiconductor supplier that specializes in analog, mixed-signal, and audio digital signal processing integrated circuits, since April 2020, where she is a member of the nominating and governance committee; Guidewire Software, Inc., an industry platform provider for property and casualty insurers, since September 2019, where she is the chair of the audit committee and a member of the nominating and corporate governance committee; and IPG Photonics Corporation, a high-power fiber laser and amplifier company for diverse applications, since July 2016, where she is a member of the audit committee and chair of the compensation committee.

She previously served on the board of directors of the following public companies: Cypress Semiconductor Corp., an advanced embedded solutions company for automotive and other products, from September 2017 to April 2020, where she was the chair of the audit committee and a member of the nominating and corporate governance committee; Fairchild Semiconductor International Inc., a fabricator of power management devices, from August 2013 to September 2016, where she was a member of the compensation committee and nominating and governance committee; SanDisk Corporation, a global developer of flash memory storage solutions from 1989 to 2016, where she was the chair of the audit committee; ETEC Corporation, a producer of electron beam lithography tools, from 1991 through 1997; Uniphase Corporation (presently JDS Uniphase Corporation), a designer and manufacturer of components and modules for the fiber optic based telecommunications industry and laser-based semiconductor defect examination and analysis equipment, from 1994 until 1999, when it merged with JDS Fitel; Zitel Corporation, an information technology company, from 1995 to 2000; WJ Communications, Inc., a broadband communications company, from October 2004 to May 2008; and Micro Linear Corporation, a fabless analog semiconductor company. Ms. Lego also served as a member of the board of directors of other technology companies that are privately-held.

Ms. Lego earned an M.S. degree in accounting from the New York University Leonard N. Stern School of Business and a B.A. degree in economics and biology from Williams College.

The Board has concluded that Ms. Lego should serve as a director of the Company because of her experience on our Board, her substantial accounting and finance expertise, her knowledge of the electronics and semiconductor industries, her experience on boards of companies that are customers of our customers, her experience with mergers and acquisitions, and her board governance experience on other boards, including her service as a former chairman of an audit committee and current member of audit, compensation committee and nominating and governance committees.

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Lam Research Corporation 2020 Proxy Statement	59

Bethany J. Mayer

Director since 2019

Age 58

Board Committees:

•  Audit

°Member since 2019

Public company director- ships in last five years:

•  Box, Inc.

•  Marvell Technology Group Ltd.

•  Sempra Energy

•  Delphi Automotive PLC (former)

•  Ixia (former)

Bethany J. Mayer has served as an Executive Partner of Siris Capital Group LLC, a private equity firm, since January 2018. She was the Executive Vice President, Corporate Development and Technology of Sempra Energy, an energy services holding company, from November 2018 to January 2019. From September 2014 to December 2017, Ms. Mayer was the President and Chief Executive Officer of Ixia, a test, visibility, security solutions, network testing tools and virtual network security solutions provider for applications across physical and virtual networks that was ultimately acquired by Keysight Technologies in 2017. From May 2011 to May 2014, Ms. Mayer served as Senior Vice President and General Manager of Hewlett-Packard Company’s (HP) Networking business unit and the Network Function Virtualization business unit. From 2010 until 2011, she served as Vice President, Worldwide Marketing and Alliances of HP’s Enterprise Servers Storage and Networking Group. Prior to joining HP, she held leadership roles at Blue Coat Systems, Inc., a hardware, software, and services provider for cybersecurity and network management; Cisco Systems, Inc., an internet technology company; and Apple Computer, Inc., a technology company.

She has served as a member of the boards of directors of: Box, Inc., a cloud content management and file sharing service for businesses, since April 2020, where she is the chair of the compensation committee and a member of the operating committee; Sempra Energy since June 2019 after serving from February 2017 to November 2018, where she is the chair of the environmental, health, safety and technology committee and a member of the executive committee; Marvell Technology Group Ltd, a infrastructure semiconductor solutions company, since May 2018, where she is a member of the audit committee; Pulse Secure, LLC, a privately-held provider of access and mobile security solutions to both enterprises and service providers, since September 2019, where she is the chairperson of the board, and where she previously served as a member from January 2018 to November 2018; and Electronics for Imaging Inc., a privately held print technology company, since July 2019.

Ms. Mayer previously served on the boards of directors of: SnapRoute, Inc., a privately-held developer of open source network stacks for enterprises, from May 2018 to July 2019; DataStax, Inc., a privately-held database software provider for cloud applications, from May 2018 to April 2019; Delphi Automotive PLC, an auto parts supplier, from August 2015 to April 2016; and Ixia from September 2014 to December 2017.

Ms. Mayer earned an M.B.A. degree from CSU-Monterey Bay and a B.S. degree in political science from Santa Clara University.

The Board has concluded that Ms. Mayer should serve as a director of the Company because of her leadership skills and her experience in operational roles at companies in various technology industries, including networks, network management, servers, security solutions, cybersecurity and internet technology; and her board governance experience from service on other boards.

Abhijit Y. Talwalkar

Chairman

Director since 2011

Age 56

Board Committees:

•  Compensation and Human Resources

° Chair: 2012 – 2015

° Member since 2015

•  Nominating and Governance

° Chair: 2015 – 2019

° Member since 2019, previously 2015 – 2015

Public company director- ships in last five years:

•  Advanced Micro Devices Inc.

•  iRhythm Technologies Inc.

•  TE Connectivity Ltd.

Abhijit Y. Talwalkar is the former President and Chief Executive Officer of LSI Corporation, a leading provider of silicon, systems and software technologies for the storage and networking markets, a position he held from May 2005 until the completion of LSI’s merger with Avago Technologies in May 2014. From 1993 to 2005, Mr. Talwalkar was employed by Intel Corporation, a leading producer of microchips, computing and communications products. At Intel, he held a number of senior management positions, including as Corporate Vice President and Co-General Manager of the Digital Enterprise Group, which was comprised of Intel’s business client, server, storage and communications business, and as Vice President and General Manager for the Intel Enterprise Platform Group, where he focused on developing, marketing, and supporting Intel business strategies for enterprise computing. Prior to joining Intel, Mr. Talwalkar held senior engineering and marketing positions at Sequent Computer Systems, a multiprocessing computer systems design and manufacturer that later became a part of IBM; Bipolar Integrated Technology, Inc., a very-large-scale integration (VLSI) bipolar semiconductor company; and Lattice Semiconductor Inc., a service driven developer of programmable design solutions widely used in semiconductor components.

Mr. Talwalkar has served as a member of the board of directors of: Advanced Micro Devices Inc., a developer of high performance computing, graphics and visualization technologies, since June 2017, where he is a member of the compensation and leadership resources committee, the innovation and technology committee and the nominating and corporate governance committee; TE Connectivity Ltd, a connectivity and sensor solutions company, since March 2017, where he is a member of the management development and compensation committee and has served as a member of the audit committee; and iRhythm Technologies Inc., digital health care solutions company, since May 2016, where he is the chairman of the board and a member of the compensation committee and nominating and governance committee, and has served as a member of the audit committee.

He previously served as a member of the board of directors of LSI from May 2005 to May 2014 and the U.S. Semiconductor Industry Association from May 2005 to May 2014. He was additionally a member of the U.S. delegation for World Semiconductor Council proceedings.

Mr. Talwalkar earned a B.S. degree in electrical engineering from Oregon State University.

The Board has concluded that Mr. Talwalkar should serve as a director of the Company because of his experience in the semiconductor industry, including as the former chief executive officer of a semiconductor company and his previous role in the semiconductor industry’s trade association; his technology experience; his business and operations leadership roles at other semiconductor companies that include a customer of the Company; his finance experience; his global business experience; his mergers and acquisitions experience; his board governance experience from service on other public company boards, including as chairman of another board; and his cybersecurity expertise.

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Lam Research Corporation 2020 Proxy Statement	61

Lih Shyng (Rick L.) Tsai

Director since 2016

Age 69

Board Committees:

•  Compensation and Human Resources

° Member since 2019

Public company director-ships in last five years:

•  MediaTek Inc.

•  Chunghwa Telecom Co, Ltd. (former)

•  NXP Semiconductors N.V. (former)

•  USI Corporation (former)

Rick L. Tsai has served as the CEO of MediaTek Inc., a Taiwanese-listed global fabless semiconductor company, since February 2018. He was Co-CEO of MediaTek from June 2017 to February 2018. He is the former Chief Executive Officer of Chunghwa Telecom Co., Ltd., a Taiwanese integrated telecom service provider, a position he held from January 2014 until December 2016. From August 2011 to January 2014, Dr. Tsai concurrently served as Chief Executive Officer of TSMC Solar Ltd., a provider of high-performance solar modules, and TSMC Solid State Lighting Ltd. (SSL), a company providing lighting solutions that combine its parent’s expertise in semiconductor manufacturing and rigorous quality control with its own integrated capabilities spanning epi-wafers, chips, emitter packaging and extensive value-added modules and light engines, both of which are wholly-owned subsidiaries of Taiwan Semiconductor Manufacturing Company, Limited (TSMC). Prior to these positions, Dr. Tsai was TSMC’s President of New Businesses from June 2009 to July 2011 and President and CEO of TSMC from July 2005 to June 2009. Dr. Tsai held other key executive positions, such as COO, EVP of Worldwide Sales and Marketing, and EVP of Operations, since joining TSMC in 1989. Dr. Tsai served as President of TSMC’s affiliate, Vanguard International Semiconductor, from 1999 to 2000. Prior to joining TSMC, Dr. Tsai held various technical positions at Hewlett Packard, an international information technology company, from 1981 to 1989.

Dr. Tsai has served as a member of the board of directors of MediaTek Inc. since June 2017.

He previously served on the board of directors of: USI Corporation, a Taiwanese-listed polyethylene manufacturer, from June 2014 until March 2019; NXP Semiconductors N.V., from July 2014 until June 2017; Chunghwa Telecom from January 2014 until December 2016, where he served as chairman; TSMC from 2003 to 2013; TSMC Solar and TSMC SSL from August 2011 to January 2014, where he served as their chairman; and Taiwan Semiconductor Industry Association (TSIA) from June 2009 to March 2013, where he served as chairman.

Dr. Tsai earned a Ph.D. degree in material science and engineering from Cornell University and a B.S. degree in physics from the National Taiwan University in Taipei, Taiwan.

The Board has concluded that Dr. Tsai should serve as a director of the Company because of his substantial operational and leadership experience in global businesses, particularly through his service as President, CEO and director of TSMC, a major customer of the Company; his knowledge of the semiconductor and semiconductor equipment industry; his extensive executive and board experience for global technology companies, including NXP Semiconductor, Chunghwa Telecom and MediaTek; and his mergers and acquisitions experience.

Leslie F. Varon Director since 2019 Age 63 Board Committees: • Audit ° Member since 2019 Public company director- ships in last five years: • Dentsply Sirona Inc. • Hamilton Lane

Leslie F. Varon is the former Chief Financial Officer of Xerox Corporation, a document solutions company, a position she held from November 2015 until December 2016. From January 2017 until March 2017, when she retired from the company, she was a Special Advisor to the then new Xerox Chief Executive Officer. Her previous leadership roles during her tenure at Xerox include: Vice President, Investor Relations from March 2015 until October 2015; Vice President, Finance and Corporate Controller from July 2006 until February 2015, where she oversaw global financial operating executives and had responsibility for corporate financial planning and analysis, accounting, internal audit, risk management, global real estate and worldwide shared services centers; Vice President, North America Finance and Operational Support from October 2004 until June 2006; Vice President, Investor Relations and Corporate Secretary from 1997 until September 2004; and Director of Corporate Audit from 1993 until 1997.

Ms. Varon has served as a member of the boards of directors of: Dentsply Sirona, Inc., a manufacturer and distributor of dental product solutions, since January 2018, where she chairs the audit and finance committee; and Hamilton Lane, a private markets investment company, since May 2017, where she is the chair of the audit committee. She previously served on the board of directors of Xerox International Partners, a joint venture of Xerox and Fuji Xerox, from July 2006 until March 2017.

Ms. Varon earned an M.B.A. degree from Virginia Tech, and a B.S. degree in Psychology from Binghamton University.

The Board has concluded that Ms. Varon should serve as a director of the Company because of her substantial finance experience; her qualifications as an audit committee financial expert; her leadership experience as a former chief financial officer; her board governance experience on other public company boards, including her service as a current chair of two other public company audit committees; and her mergers and acquisitions experience.

Proposal No. 2: Advisory Vote to Approve Our Named Executive Officer Compensation, or “Say on Pay”

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and section 14A of the Exchange Act enable the Company’s stockholders to vote to approve, on an advisory or non-binding basis, our named executive officer compensation, as disclosed in this proxy statement in accordance with SEC rules. Although the vote is advisory and is not binding on us or on our Board, our compensation and human resources committee and, as appropriate, our Board, will take into account the outcome of the vote when considering future executive compensation decisions and will evaluate whether any actions are necessary to address stockholder concerns.

We believe that our compensation philosophy has allowed us to attract, retain, and motivate qualified executive officers who have contributed to our success. For more information regarding the compensation of our named executive officers, our compensation philosophy, our 2019 Say on Pay results and our response, we encourage you to read the section of this proxy statement entitled “Compensation Matters - Executive Compensation and Other Information - Compensation Discussion and Analysis,” the compensation tables, and the narrative following the compensation tables for a more detailed discussion of our compensation policies and practices.

We are asking for stockholder approval, on an advisory or non-binding basis, of the following resolution:

‘RESOLVED, that the stockholders of Lam Research Corporation (the Company) hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of SEC Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and any related narrative disclosure included in the proxy statement.’

Each proxy received by the Proxy Holders will be voted “FOR” the advisory vote to approve the compensation of our named executive officers, unless the stockholder provides other instructions.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

We provide for annual advisory votes to approve the compensation of our named executive officers. Unless modified, the next advisory vote to approve our named executive officer compensation will be at the 2021 annual meeting.

Stockholder approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the outstanding shares of common stock having voting power present, in person or by proxy, at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY OR NON-BINDING BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION.

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Lam Research Corporation 2020 Proxy Statement	63

Proposal No. 3: Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2021

Stockholders are being asked to ratify the appointment of EY as the Company’s independent registered public accounting firm for fiscal year 2021. Although the audit committee has the sole authority to appoint the Company’s independent registered public accounting firm, as a matter of good corporate governance, the Board submits its selection to our stockholders for ratification. If the stockholders do not ratify the appointment of EY, the audit committee will contemplate whether to reconsider the appointment. EY has been the Company’s independent registered public accounting firm (independent auditor) since fiscal year 1981.

Each proxy received by the Proxy Holders will be voted “FOR” the ratification of the appointment of EY, unless the stockholder provides other instructions.

Our audit committee meets periodically with EY to review both audit and non-audit services performed by EY, as well as the fees charged for those services. Among other things, the committee examines the effect that the performance of non-audit services, if any, may have upon the independence of the independent registered public accounting firm. All professional services provided by EY, including non-audit services, if any, are subject to approval by the audit committee in accordance with applicable securities laws, rules, and regulations. For more information, see “Audit Matters - Audit Committee Report” and “Audit Matters - Relationship with Independent Registered Public Accounting Firm” above.

A representative of EY is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the stockholders.

Stockholder approval of Proposal No. 3 requires the affirmative vote of the holders of a majority of the outstanding shares of common stock having voting power present, in person or by proxy, at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021.

Other Voting Matters

We are not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, the Proxy Holders intend to vote the shares they represent as the Board may recommend or, if the Board does not make a recommendation, as the Proxy Holders decide in their reasonable judgment. It is important that your stock holdings be represented at the meeting, regardless of the number of shares you hold. We urge you to complete and return the accompanying proxy card in the enclosed envelope, or vote your shares by telephone or internet, as described in the materials accompanying this proxy statement.

Voting and Meeting Information

Information Concerning Solicitation and Voting

Our Board solicits your proxy for the 2020 Annual Meeting of Stockholders and any adjournment or postponement of the meeting, for the purposes described in the “Notice of 2020 Annual Meeting of Stockholders.” The sections below show important details about the annual meeting and voting.

Record Date

Only stockholders of record at the close of business on September 4, 2020, the “Record Date,” are entitled to receive notice of and to vote at the annual meeting.

Shares Outstanding

As of the Record Date, 145,087,944 shares of common stock were outstanding.

Quorum

Stockholders who hold shares representing a majority of our shares of common stock outstanding and entitled to vote on the Record Date must be present in person or represented by proxy to constitute a quorum. A quorum is required to transact business at the annual meeting. Virtual attendance at the annual meeting constitutes presence in person for purposes of a quorum at the annual meeting.

Inspector of Elections

The Company will appoint an inspector of elections to determine whether a quorum is present. The inspector will also tabulate the votes cast at the annual meeting, whether cast in person or by proxy.

Effect of Abstentions and Broker Non-Votes

Shares voted “abstain” and broker non-votes (shares held by brokers that do not receive voting instructions from the beneficial owner of the shares, and do not have discretionary authority to vote on a matter) will be counted as present for purposes of determining whether we have a quorum. For purposes of voting results, abstentions will not be counted with respect to the election of directors but will have the effect of “no” votes with respect to other proposals, and broker non-votes will not be counted with respect to any proposal.

Voting by Proxy

Stockholders may direct the Proxy Holders on how to cast votes on their behalf by internet, telephone, or mail, per the instructions on the accompanying proxy card.

Voting at the Meeting

This year’s annual meeting will be a virtual meeting. Stockholders of record may vote electronically during the meeting by visiting the meeting website at www.virtualshareholdermeeting.com/LRCX2020. To vote during the meeting, a stockholder will need the 16-digit control number included on their Notice of Internet Access or proxy card. A beneficial owner of shares (i.e. an owner who is not the record holder of their shares) should refer to the voting instructions provided by the beneficial owner’s brokerage firm, bank, or other stockholder of record holding such shares for the beneficial owner. Voting electronically during the meeting by a stockholder as described here will replace any previous votes of that stockholder submitted by proxy.

Changing Your Vote

Stockholders of record may change their votes by revoking their proxies at any time before the polls close by (1) submitting a later-dated proxy by the internet, telephone or mail, or (2) submitting a vote electronically during the annual meeting. Before the annual meeting, stockholders of record may also deliver voting instructions to: Lam Research Corporation, Attention: Secretary, 4650 Cushing Parkway, Fremont, California 94538. If a beneficial owner holds shares through a bank or brokerage firm, or another stockholder of record, the beneficial owner must contact the stockholder of record in order to revoke any prior voting instructions.

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Lam Research Corporation 2020 Proxy Statement	65

Voting Instructions

If a stockholder completes and submits proxy voting instructions, the Proxy Holders will follow the stockholder’s instructions. If a stockholder submits proxy voting instructions but does not include voting instructions for each item, the Proxy Holders will vote as the Board recommends on each item for which the stockholder did not include an instruction. The Proxy Holders will vote on any other matters properly presented at the annual meeting in accordance with their best judgment.

Voting Results

We will announce preliminary results at the annual meeting. We will report final voting results at https://investor.lamresearch.com and in a Form 8-K to be filed shortly after the annual meeting.

Availability of Proxy Materials

Beginning on September 23, 2020, this proxy statement and the accompanying proxy card and 2020 Annual Report on Form 10-K to Stockholders will be mailed to stockholders entitled to vote at the annual meeting who have designated a preference for a printed copy. Stockholders who previously chose to receive proxy materials electronically were sent an email with instructions on how to access this year’s proxy materials and the proxy voting site.

We have also provided our stockholders access to our proxy materials over the internet in accordance with rules and regulations adopted by the SEC. These materials are available on our website at https://investor.lamresearch.com. We will furnish, without charge, a printed copy of these materials and our 2020 Annual Report (including exhibits) on request by telephone (510-572-1615), by mail (to Investor Relations, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538), or by email (to investor.relations@lamresearch.com).

A Notice of Internet Availability of Proxy Materials will be mailed beginning on September 23, 2020 to all stockholders entitled to vote at the meeting. The notice will have instructions for stockholders on how to access our proxy materials through the internet and how to request that a printed copy of the proxy materials be mailed to them. The notice will also have instructions on how to elect to receive all future proxy materials electronically or in printed form. If you choose to receive future proxy materials electronically, you will receive an email each year with instructions on how to access the proxy materials and proxy voting site.

Proxy Solicitation Costs

The Company will bear the cost of all proxy solicitation activities. Our directors, officers and other employees may solicit proxies personally or by telephone, email or other communication means, without any cost to Lam Research. In addition, we have retained D.F. King & Co., Inc. to assist in obtaining proxies by mail, facsimile or email from brokers, bank nominees and other institutions for the annual meeting. The estimated cost of such services is $14,000 plus out-of-pocket expenses. D.F. King & Co, Inc. may be contacted at 48 Wall Street, New York, New York 10005. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers and nominees for the expenses of doing so in accordance with statutory fee schedules.

Other Meeting Information

Annual Meeting Admission

All stockholders entitled to vote as of the Record Date are entitled to attend the annual meeting virtually. Stockholders of record may attend the meeting by visiting the meeting website at www.virtualshareholdermeeting.com/LRCX2020. To attend, a stockholder will need the 16-digit control number included on their Notice of Internet Access or proxy card. A beneficial owner of shares (i.e. an owner who is not the record holder of their shares) who wishes to attend the meeting should refer to the instructions provided by the beneficial owner’s brokerage firm, bank, or other stockholder of record holding such shares for the beneficial owner.

Voting on Proposals

Pursuant to Proposal No. 1, Board members will be elected at the annual meeting to fill nine seats on the Board to serve until the next annual meeting of stockholders, and until their respective successors are elected and qualified, under a “majority vote” standard. The majority voting standard means that, even though there are nine nominees in total for the nine Board seats, a nominee will be elected only if he or she receives an affirmative “for” vote from stockholders owning, as of the Record Date, at least a majority of the shares present and voted at the meeting in such nominee’s election by proxy or in person. If an incumbent fails to receive the required majority, his or her previously submitted resignation will be promptly considered by the Board. Each stockholder may cast one vote (“for” or “withhold”), per share held, for each of the nine nominees. Stockholders may not cumulate votes in the election of directors.

Each share is entitled to one vote on Proposals No. 2 and 3. Votes may be cast “for,” “against” or “abstain” on Proposals No. 2 and 3. Approval of Proposals No. 2 and 3 requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and cast at the meeting.

If a stockholder votes by means of the proxy solicited by this proxy statement and does not instruct the Proxy Holders how to vote, the Proxy Holders will vote: “FOR” all individuals nominated by the Board; “FOR” approval, on an advisory basis, of our named executive officer compensation; and “FOR” the ratification of EY as the Company’s independent registered public accounting firm for fiscal year 2021.

If you choose to vote in person, you will have an opportunity to do so at the annual meeting. You may either bring your proxy card to the annual meeting, or if you do not bring your proxy card, the Company will pass out written ballots to anyone who was a stockholder as of the Record Date. As noted above, if you are a beneficial owner (an owner who is not the record holder of their shares), you will need to obtain a proxy from your brokerage firm, bank, or the stockholder of record holding shares on your behalf.

Voting by 401(k) Plan Participants

Participants in Lam’s Savings Plus Plan, Lam Research 401(k), or the “401(k) Plan,” who held Lam common stock in their personal 401(k) Plan accounts as of the Record Date, will receive this proxy statement, so that each participant may vote, by proxy, his or her interest in Lam’s common stock as held by the 401(k) Plan. The 401(k) Plan trustee will aggregate and vote proxies in accordance with the instructions in the proxies of employee participants that it receives.

Stockholder Accounts Sharing the Same Last Name and Address; Stockholders Holding Multiple Accounts

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Lam Research stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our proxy statement and annual report unless one of the stockholders notifies our investor relations department that one or more of them want to receive separate copies. This procedure reduces duplicate mailings and therefore saves printing and mailing costs, as well as natural resources. Stockholders who participate in householding will continue to have access to all proxy materials at https://investor.lamresearch.com, as well as the ability to submit separate proxy voting instructions for each account through the internet or by telephone.

Stockholders holding multiple accounts of Lam common stock may request separate copies of the proxy materials by contacting us by telephone (510-572-1615), by mail (to Investor Relations, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538) or by email (to investor.relations@lamresearch.com). Stockholders may also contact us by telephone, mail or email to request consolidation of proxy materials mailed to multiple accounts at the same address.

Stockholder-Initiated Proposals and Nominations for 2021 Annual Meeting

Proposals submitted under SEC rules for inclusion in the Company’s proxy statement. Stockholder-initiated proposals (other than director nominations) may be eligible for inclusion in our proxy statement for next year’s 2021 annual meeting of stockholders (in accordance with SEC Rule 14a-8) and for consideration at the 2021 annual meeting of stockholders. The Company must receive a stockholder proposal no later than May 26, 2021 for the proposal to be eligible for inclusion. Any stockholder interested in submitting a proposal or nomination is advised to contact legal counsel familiar with the detailed securities law requirements for submitting proposals or nominations for inclusion in a company’s proxy statement.

Proposed nominations of directors under Company bylaws for Proxy Access. Our bylaws provide for “Proxy Access.” Pursuant to the Proxy Access provisions of our bylaws, a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years can nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholders and the nominees satisfy the requirements specified in our bylaws. If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in our proxy statement for the 2021 annual meeting of stockholders pursuant to Proxy Access, all of the information required by our bylaws must be received by the Secretary of the Company no earlier than April 26, 2021, and no later than May 26, 2021.

Proposals and nominations under Company bylaws for presentation at the annual meeting but for which the proponent does not seek to include materials in our proxy statement. Stockholders may also submit proposals for consideration and nominations of director candidates for election at the annual meeting by following certain requirements set forth in our bylaws. These proposals will not be eligible for inclusion in the Company’s proxy statement for the 2021 annual meeting of stockholders unless they are submitted in compliance with then applicable SEC rules or pursuant to the Proxy Access described above; however, they will be presented for consideration at the 2021 annual meeting of stockholders if the requirements established by our bylaws for stockholder proposals and nominations have been satisfied.

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Lam Research Corporation 2020 Proxy Statement	67

Our bylaws establish requirements for stockholder proposals and nominations not included in our proxy statement to be considered at the annual meeting. Assuming that the 2021 annual meeting of stockholders takes place at roughly the same date next year as the 2020 annual meeting (and subject to any change in our bylaws—which would be publicly disclosed by the Company—and to any provisions of then-applicable SEC rules), a stockholder of record must submit the proposal or nomination in writing and it must be received by the Secretary of the Company no earlier than July 10, 2021, and no later than August 9, 2021.

For a full description of the requirements for submitting a proposal or nomination, see the Company’s bylaws. Submissions or questions should be sent to: Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538.

By Order of the Board of Directors,

Ana M. Hahn

Secretary

Fremont, California

Dated: September 23, 2020

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - www.virtualshareholdermeeting.com/LRCX2020 You may attend the annual meeting of stockholders via the Internet and vote during the meeting. Have the information printed in the box marked by the arrow in hand when you access the web site and then follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.LAM RESEARCH CORPORATION ATTN: INVESTOR RELATIONS 4650 CUSHING PARKWAY FREMONT, CALIFORNIA 94538 D23553-P42715-Z77848 LAM RESEARCH CORPORATION For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR all nine of the nominees listed in proposal 1. ! ! ! 1. Election of Directors Nominees: 01) Sohail U. Ahmed 02) Timothy M. Archer 03) Eric K. Brandt 04) Michael R. Cannon 05) Catherine P. Lego 06) Bethany J. Mayer 07) Abhijit Y. Talwalkar 08) Lih Shyng (Rick L.) Tsai 09) Leslie F. Varon The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain ! ! ! 2. Advisory vote to approve the compensation of the named executive officers of Lam Research, or “Say on Pay.” ! ! ! 3. Ratification of the appointment of the independent registered public accounting firm for fiscal year 2021. NOTE: Other business that may properly come before the annual meeting (including any adjournment or postponement thereof) will be voted as the proxy holders deem advisable. Please sign exactly as your name(s) appear(s) in this card. When signing as attorney, executor, administrator, or other fiduciary, please give full title. Joint owners should each sign personally. For a Corporation, an authorized officer must sign. For a partnership, an authorized person must sign.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report Combined Document are available at www.proxyvote.com.
D23554-P42715-Z77848
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF LAM RESEARCH CORPORATION
IN CONJUNCTION WITH THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON NOVEMBER 3, 2020
The undersigned stockholder of LAM RESEARCH CORPORATION, a Delaware corporation (the “Company”), hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 23, 2020, and the 2020 Annual Report to Stockholders; (b) appoints Timothy M. Archer and George M. Schisler, Jr., or either of them, proxy holders andattorneys-in-fact, each with full power to designate substitutes, on behalf and in the name of the undersigned, to represent the undersigned at the 2020 Annual Meeting of Stockholders of LAM RESEARCH CORPORATION (and any adjournment(s) or postponement(s) of the Meeting) to be held on November 3, 2020 at 2:00 p.m., Pacific Standard Time, and (c) authorizes the proxy holders to vote all shares of Common Stock that the undersigned would be entitled to vote if personally present at the Meeting, on the matters set forth on the reverse side and, in their discretion, on any other matter(s) that may properly come before the Meeting or any adjournment(s) or postponement(s) of the Meeting.
This proxy will be voted as directed. If no contrary direction is indicated, the proxy will be voted FOR all nine of the director nominees listed in proposal 1; FOR the advisory vote to approve the compensation of the named executive officers of Lam Research, or “Say on Pay;” FOR the proposal to ratify the appointment of the independent registered public accounting firm for fiscal year 2021; and as the proxy holders deem advisable, on any other matter(s) that may properly come before the meeting.
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